As filed with the Securities and Exchange Commission on September 8, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERANO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1583243
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

415 North Dearborn Street, 4th Floor, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 265-0730

Copies to:

George Archos

Chief Executive Officer

415 North Dearborn Street, 4th Floor

Chicago, Illinois 60654

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A subordinate voting shares
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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EXPLANATORY NOTE

Unless otherwise stated or the context requires otherwise, references in this registration statement on Form 10 (this “Registration Statement”) to the “Company,” “Verano,” “we,” “us,” and “our” refer to Verano Holdings Corp., a British Columbia corporation.

The Company is filing this third amendment, dated September 8, 2022 (“Amendment No. 3”), to its Registration Statement, initially filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2022, solely to amend and restate the information in (a) Item 15 of the Registration statement, and the first and second amendments thereto, filed on June 17, 2022 (“Amendment No. 1”) and August 19, 2022 (“Amendment No. 2”), respectively, pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), to include the audit opinion of Macias Gini & O’Connell LLP, which was omitted in Amendment No. 2 and (b) Item 1 of the Registration Statement and Amendment No. 1 and Amendment No. 2, respectively, pursuant to Rule 12b-15 of the Exchange Act, solely to update disclosure on pages 5 & 16 related to the Company’s acquisition of WSCC, Inc. (d/b/a Sierra Well), which closed on September 7, 2022.

This Registration Statement, as amended, became effective automatically 60 days from the date of the original filing (the “Effective Date”), pursuant to Section 12(g)(1) of the Exchange Act. As of the Effective Date, the Company became subject to the reporting requirements of Section 13(a) under the Exchange Act and is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and the Company is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(g) of the Exchange Act.

This Amendment No. 3 should be read in conjunction with the Registration Statement, including Amendment No. 1 and Amendment No. 2, and continues to speak as of the dates thereof. Accordingly, this Amendment No. 3 does not reflect events occurring after the filing of the Registration Statement, including Amendment No. 1 and Amendment No. 2, or modify or update any related or other disclosures or amend any items included therein, other than Item 15 as set forth herein.

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ITEM 1: BUSINESS.

Overview

Verano is a leading vertically-integrated multi-state cannabis operator as one of the top five publicly traded multi-state operators in the United States by reported annual revenue for the year ended December 31, 2021. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of June 10, 2022, through our subsidiaries and affiliates we are licensed to conduct business in 14 states and actively operate businesses in 13 states, including 100 retail dispensaries and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation, with an additional facility under construction. We produce a suite of premium, artisanal cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. We also design, build and operate branded retail environments including Zen Leaf™ and MÜV™ dispensaries that deliver a cannabis shopping experience in both medical and adult-use markets.

Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the United States 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for medical and adult-use (i.e. recreational) marijuana, and 11 states allow the use of low THC (delta-9-tetrahydrocannabinol, the main psychoactive ingredient in cannabis), high cannabidiol (“CBD”) cannabis products for specified medical uses. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under US federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.

Verano operates within states where cannabis use, medical or both medical and recreational, has been approved by state and local regulatory bodies. For 2021, medical-use sales and adult-use sales comprised approximately 60% and 40% of our consolidated revenues, respectively, and for the first quarter of 2022 our consolidated revenues were comprised approximately 65% of medical-use sales and approximately 35% of adult-use sales.

All of the Company’s business, operating results and financial condition relate to US cannabis-related activities. Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in our national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators. Our model includes geographic diversity by establishing a footprint to enable us to adapt to changes in both industry and market conditions seamlessly and profitably.

Verano is a reporting issuer under applicable securities legislation in all of the provinces and territories of Canada and the Subordinate Voting Shares are listed on the CSE under the symbol “VRNO.” The Subordinate Voting Shares are also quoted for trading in the United States on the OTCQX under the symbol “VRNOF.”

The head office of the Company is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. Verano’s Canadian registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8. Our telephone number is (312) 265-0730. Our Internet address is www.verano.com. Unless and to the extent specifically referred to herein, the information on the Company’s website shall not be deemed to be incorporated by reference in this Registration Statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company also files reports, circulars, annual information statements, and other information regarding the Company with the securities regulatory authorities of Canada via the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

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History of the Company

Verano LLC

Verano Holdings, LLC, a subsidiary of the Company (“Verano LLC”), was the start of Verano’s business operations. Verano LLC is a Delaware limited liability company that was co-founded by George Archos, our current Chairman and Chief Executive Officer, and Sam Dorf in September 2017. Verano LLC was formed as a Chicago, Illinois based holding company to consolidate cannabis operations initially in Illinois, including cultivation and production facilities and retail dispensaries.

Beginning in August 2018, Verano LLC began to acquire control, management, ownership, and other rights to medical and adult-use cannabis licenses in US states where Verano LLC or Verano LLC’s co-founders held an existing ownership or management stake.

Starting in January 2019, Verano LLC implemented an expansion strategy whereby Verano LLC, either directly or through subsidiaries or affiliates, began acquiring control, management, ownership, and other rights to medical and adult-use cannabis businesses across multiple US states, including cultivation, production, wholesale distribution and retail dispensaries.

RTO

On December 14, 2020, Verano LLC, Majesta Minerals, Inc., an Alberta corporation (“Majesta Minerals”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation, entered into an Arrangement Agreement (as amended January 26, 2021, the “Arrangement Agreement”), pursuant to which the Company would result from a reverse takeover transaction as a British Columbia public reporting company (the “RTO”).

In accordance with the plan of arrangement forming part of the Arrangement Agreement (the “Plan of Arrangement”), Majesta Minerals completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis. In accordance with the Plan of Arrangement, Majesta Minerals also reorganized its capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A subordinate voting shares” and (iii) create a new class of Class B proportionate voting shares (the “Proportionate Voting Shares”). As part of the Plan of Arrangement, Majesta Minerals also changed its name to “Verano Holdings Corp.” prior to the RTO.

The dual class structure consists of Proportionate Voting Shares, each of which is convertible into 100 Subordinate Voting Shares, and Subordinate Voting Shares, each of which is convertible into 1/100 Proportionate Voting Share. The rights, preferences and protections of the Subordinate Voting Shares and the Proportionate Voting Shares are the same and based upon the deemed conversion ratio of 100 Subordinate Voting Shares for one Proportionate Voting Share, such that each Subordinate Voting Share is entitled to one vote and each Proportionate Voting Share is entitled to 100 votes and each Proportionate Voting Share would receive 100 times the amount any dividends or distributions that is payable for one Subordinate Voting Share.

In connection with the RTO and Plan of Arrangement, the Company consummated a private placement conducted on a commercially reasonable best-efforts basis (the “Financing”), whereby 10,000,000 subscription receipts (the “Subscription Receipts”) were issued by Verano FinCo prior to the RTO in January 2021, at a price per Subscription Receipt of $10, for aggregate gross proceeds of $100,000,000. The net proceeds of the Financing were transferred to the Company, as the resulting corporation in the RTO.

Upon the consummation of the RTO, Verano’s authorized capital consisted of (i) an unlimited number of Subordinate Voting Shares, and (ii) an unlimited number of Proportionate Voting Shares. The shareholders of Verano FinCo received one Subordinate Voting Share for each share of Verano FinCo. for a total of 10,000,000 Subordinate Voting Shares. The members of Verano LLC, and third-party owners of some of Verano LLC’s subsidiaries, through a series of transactions, exchanged their ownership interests in Verano LLC and such subsidiaries for an aggregate of 96,892,040 Subordinate Voting Shares and an aggregate of 1,172,382 Proportionate Voting Shares, resulting in Verano LLC becoming a wholly-owned subsidiary of the Company.

The Subordinate Voting Shares were listed on the CSE and began trading on February 17, 2021 under the trading symbol “VRNO.”

AME Merger Agreement

On November 6, 2020, Verano LLC entered into an agreement and plan of merger (as amended on December 14, 2020 and February 5, 2021, the “AME Merger Agreement”) with Alternative Medical Enterprises LLC (“AltMed”), Plants of Ruskin GPS, LLC and RVC 360, LLC (together, “Plants of Ruskin” and, collectively with AltMed, the “AME Parties”), pursuant to which the Company, as the assignee of all of Verano LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (collectively with the AME Parties, the “AME Group”) via a series of merger transactions. The merger transactions were contingent upon, and were consummated contemporaneously with, the RTO. The members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for an aggregate of 18,092,987 Subordinate Voting Shares and 470,984 Proportionate Voting Shares, plus cash consideration of $35 million, of which $20 million was paid at the closing of the mergers. An additional $10 million was paid in August 2021, and the $5 million balance was paid in February 2022.

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The RTO and the merger transactions with Verano LLC and the AME Parties (collectively, the “Go Public Transactions”), each closed on February 11, 2021, resulting in the creation of the Company as a Canadian publicly-traded company and the parent holding company of Verano LLC, the AME Parties and their respective subsidiaries and ownership and control interests. Because of this holding company structure, Verano has no business operations and to the extent it cannot raise funds through the issuance of debt or equity securities, it is dependent on the financial health and operating performance of its subsidiaries and affiliates to meet its financial obligations. The ability of our subsidiaries and affiliates to pay dividends and other distributions to us or any of our other subsidiaries will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained, as well as contractual restrictions on dividends and distributions that may be contained in mortgages, credit facilities and other similar agreements. In the event of a liquidation or reorganization of any of our subsidiaries, lenders and trade creditors may be entitled to payment of their claims from the assets of such subsidiary before us.

Acquisitions

Verano is an early-stage growth company and acquisitions of cannabis businesses and related licenses and assets is an integral part of our growth strategy. Since the Go Public Transactions, we have entered into a number of strategic transactions, thereby expanding our footprint across the United States.

2021 Completed Transactions

After the completion of the Go Public Transactions, in 2021 the Company and its subsidiaries consummated transactions to acquire the ownership interests in or the control of the following entities.

2021 Acquisition Date	Entity	Location	Business

March 9, 2021	NSE Holdings, LLC	Pennsylvania	Dispensaries

March 10, 2021	Perpetual Healthcare Inc.	Arizona	Dispensary

March 17, 2021	The Herbal Care Center, Inc.	Illinois	Dispensaries

March 30, 2021	Patient Alternative Relief Center, Inc.	Arizona	Cultivation and dispensary

April 8, 2021	AZGM3, Inc., Vending Logistics LLC and The Medicine Room, LLC	Arizona	Cultivation, production and dispensaries

May 11, 2021	TerraVida Holistic Centers, LLC	Pennsylvania	Dispensaries

May 14, 2021	The Healing Center, LLC	Pennsylvania	Dispensaries

June 30, 2021	Ohio Grown Therapies, LLC	Ohio	Dispensary

July 1, 2021	Green RX, LLC	Ohio	Dispensary

July 8, 2021	Mad River Remedies, LLC	Ohio	Dispensary

July 12, 2021	Agri-Kind, LLC and Agronomed Holdings, Inc.	Pennsylvania	Cultivation and production

July 12, 2021	Agronomed Biologics, LLC	Pennsylvania	Dispensaries and medical research

October 25, 2021	Willow Brook Wellness, LLC	Connecticut	Dispensary

December 20, 2021	Caring Nature, LLC	Connecticut	Dispensary

December 28, 2021	Connecticut Pharmaceutical Solutions, Inc.	Connecticut	Cultivation and production

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As consideration for the foregoing acquisitions consummated in 2021, Verano paid a total of $372,782,863 in cash consideration and issued a total of 20,654,297 Subordinate Voting Shares and a total of 88,718 Proportionate Voting Shares. As of March 31, 2022, the remaining estimated purchase price obligations for acquisitions consummated in 2021 consisted of a total of $49,893,249 in cash consideration and a total of $95,647,815 to be paid in Subordinate Voting Shares or Proportionate Voting Shares, or a combination thereof.

In addition, our acquisition activity includes the following transactions since the completion of the Go Public Transactions.

Sierra Well Acquisition Agreement

On July 26, 2021, the Company entered into an agreement to acquire all of the equity interests of WSCC, Inc. (doing business as Sierra Well), which would add two operational dispensaries and an active cultivation and production facility in Nevada along with two real estate properties in Carson City and Reno, Nevada, respectively. The total purchase price is $15,827,123, subject to adjustment, which was satisfied by payment of $5,804,853, as adjusted, in cash and the issuance of 1,208,745 Subordinate Voting Shares, and up to an additional 327,940 Subordinate Voting Shares held back to secure indemnity obligations. On September 7, 2022, the Company closed the transaction and acquired all of the issued and outstanding equity interests of WSCC, Inc., d/b/a Sierra Well.

Goodness Growth Arrangement Agreement

Verano announced on February 1, 2022 that it had entered into an Arrangement Agreement with Goodness Growth Holdings, Inc., a British Columbia corporation (“Goodness Growth”), on January 31, 2022 (the “Goodness Growth Agreement”), pursuant to which the Company will acquire Goodness Growth and all of its subsidiaries and ownership and management interests. Verano will acquire all of Goodness Growth’s issued and outstanding equity securities on a fully-diluted basis in exchange for Subordinate Voting Shares valued at approximately $413 million at the time the Goodness Growth Agreement was entered into by the parties on January 31, 2022. The number of Subordinate Voting Shares to be issued in the transaction is based on a fixed exchange ratio with each share of Goodness Growth (on an as converted basis to Goodness Growth’s subordinate voting shares) being exchanged into the right to receive 0.22652 of a Subordinate Voting Share. The terms of Goodness Growth’s outstanding stock options and restricted stock units will be adjusted to substitute Subordinate Voting Shares therein based on the fixed exchange ratio.

Goodness Growth is a Canadian public reporting company and an SEC reporting issuer in the United States. Its subordinate voting shares are listed for trading on the CSE under the symbol “GDNS” and traded in the US on the OTCQX under the symbol “GDNSF.” Goodness Growth is science-focused and dedicated to providing patients and adult-use customers with high quality cannabis-based products. At the time of entering into the Goodness Growth Agreement, Goodness Growth’s operations included 18 dispensaries, five cultivation and processing facilities, a research and development facility and the Vireo Health ®,Vireo Spectrum ™, 1937 ™, LiteBud ™, Kings & Queens ™, and Hi-Color ™ product brands.

The acquisition of Goodness Growth is expected to expand the Company’s footprint with the addition of licenses in seven states and territories consisting of New York, Minnesota, New Mexico, Nevada, Maryland, Arizona and Puerto Rico, with five being operational, including Goodness Growth’s core markets of New York, Minnesota, Maryland and New Mexico. Verano believes it will obtain one of only ten vertically-integrated licenses in New York, which includes one cultivation license, four active dispensaries, and four additional dispensaries planned in high-traffic locations. Verano anticipates it will also acquire one of only two vertically-integrated licenses in Minnesota which includes one cultivation license and eight active dispensaries.

The Goodness Growth Agreement provides for customary provisions for similar transactions, including covenants in respect of non-solicitation of alternative transactions, $14,875,000 reciprocal termination fees under specified termination circumstances and reciprocal expense reimbursement provisions in specified termination circumstances. The acquisition of Goodness Growth is subject to the approval of Goodness Growth’s shareholders at a special shareholders’ meeting to be held by Goodness Growth, receipt of US regulatory approvals, including pursuant to New York and Maryland state regulatory requirements, and other conditions of closing.

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GreenGate Acquisition

On March 11, 2022, Verano consummated the acquisition of 420 Capital Management, LLC (doing business as GreenGate), which operates two active dispensaries in Lombard and Rogers Park, Illinois. The total purchase price was $21,260,741, which included a cash payment of $7,447,871 and the issuance of 1,403,067 Subordinate Voting Shares at the closing of the acquisition.

Recent Developments

On February 28, 2022, we entered into a fourth amendment to our amended and restated credit agreement by and among Verano and certain of our subsidiaries, as co-borrowers and joint guarantors, and the agent and the lenders named therein, which was originally entered into on May 10, 2021 and previously amended by the parties on May 20, 2021, September 23, 2021, and October 20, 2021 (as amended, the “Credit Agreement”). An additional $100,000,000 was funded pursuant to the fourth amendment, resulting in a total of $350,000,000 in fully funded term loan commitments being outstanding under the Credit Agreement, with an option for the Company to request up to an additional $175,000,000 in funding on terms to be decided by Verano and the lenders if we exercise the option.

The Credit Agreement provides for, among other things, (i) the term loans being secured by a first priority lien on specified assets of Verano and our subsidiaries that are parties to the Credit Agreement, including ownership interests in credit parties, cash, accounts receivable, inventory, equipment, licenses and designated real estate, (ii) the original $30,000,000 loan bearing interest at a rate of 15.25% per annum, the incremental $100,000,000 loan funded in May 2021 bearing interest at a rate of 9.75% per annum and the remaining $220,000,000 bearing interest at a rate of 8.50% per annum; (iii) no principal amortization with $120,000,000 plus applicable interest being due in full on the stated maturity date of April 28, 2023, $130,000,000 plus applicable interest being due in full on the stated maturity date of May 30, 2023 and the balance of the last funding of $100,000,000 being due in full on the stated maturity date of August 31, 2023; (iv) prepayment fees generally of 1% of any principal amount being prepaid during a specified period after funding; (v) restrictive covenants which apply to the operations of the Company and our subsidiaries that are parties to the Credit Agreement, including limitations on the ability to incur additional debt, grant liens on assets, advance or contribute funds to non-credit parties and enter into acquisitions; and (vi) financial covenants requiring Verano to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio.

Organizational Structure

Verano is a holding company and conducts its business operations through subsidiaries. The following chart sets forth the corporate structure of the Company and its primary subsidiaries, Verano LLC and AltMed. We operate our business through direct and indirect subsidiaries of these two companies. As part of the implementation of the Go Public Transactions, through a series of transactions we formed two levels of subsidiaries above Verano LLC and AltMed that include Verano Holdings USA Corp., a Delaware corporation (“BlockerCo”), and five subsidiaries of BlockerCo, those being ZNN Holdings, LLC, a Delaware limited liability company, Nuuvn Holdings, LLC, a Delaware limited liability company, ZenNorth LLC, a Delaware limited liability company, A&T SPV II LLC, a Texas limited liability company, and SGI 1 LLC, a Delaware limited liability company (collectively, the “Blocker Subsidiaries”). BlockerCo and the Blocker Subsidiaries have no business or operations and exist solely to affect the Go Public Transactions and the taxation of Verano as a US corporation rather than a British Columbia corporation.

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From time to time, we may reorganize our operating subsidiaries through consolidations, mergers, contributions, distributions and similar corporate restructurings in order to integrate acquired companies, enhance efficiencies, streamline operations and align financial reporting. After giving effect to any corporate reorganization, all operating entities remain as indirect subsidiaries of BlockerCo and the Company. See Exhibit 21.1 to this Registration Statement for a list of subsidiaries of the Company as of April 26, 2022.

Our Strategy

As an operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, Verano’s goal is the ongoing development of communal wellness by providing responsible access to regulated cannabis products to discerning high-end customers.

Our strategy is to vertically integrate as a single cohesive company in multiple states through consolidation of seed-to-sale cultivating, processing, wholesale distributing, and dispensing premium brands and products at scale. The Company’s cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to support our national retail dispensary chain that operates under brand names including Zen Leaf™ and MÜV. We developed this model to guarantee shelf-space in our retail dispensaries, as well as to develop and foster long term wholesale supply relationships with third-party retail dispensary operators though supply arrangements and sales.

Our strategy includes geographic diversity by establishing a footprint to enable us to adapt to changes in both industry and market conditions seamlessly and profitably. We have pursued this strategy of geographic diversity through acquisitions and organic growth funded by internally generated cashflow, the issuance of Subordinate Voting Shares and Proportionate Voting Shares, deferred purchase price payments and the incurrence of indebtedness for borrowed money (the aggregate principal indebtedness for borrowed money outstanding as of March 31, 2022 being $384,244,000).

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We believe that the following business objectives have positioned Verano for continued growth.

●	The Company’s business plan centers around four foundational pillars: cultivation, production, brand creation and retail.

●	Diversity in revenue streams positions the Company to respond positively to changes in economics, regulations and healthcare, as well as navigating ever-evolving consumer habits.

●	The Company operates and manages the entire vertical cannabis operation and supply chain from seed-to- sale.

●	The Company focuses on a current potential market size of nearly 138 million adult Americans, based on US Census Bureau estimations as of July 1, 2021, which includes the total adult population in the 13 states that we have active operations plus the three additional states where Goodness Growth has operations that we expect to acquire, those states being Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New Mexico, New York, Ohio, Pennsylvania and West Virginia.

●	The Company aims for a “first-mover” competitive advantage in emerging markets by seeking early entry into states with approved medical-use cannabis programs and then establishing a footprint and vertical operations in anticipation of the authorization of adult-use cannabis.

●	The Company emphasizes developing premium, handcrafted products in controlled quantities. The Company pursues quality and finite availability in order to elevate its products’ market desirability and value.

●	The Company adheres to standard operating procedures across all of its cultivation and processing facilities, growing pesticide-free and implementing compliance programs to meet product testing, inventory controls and other state regulatory requirements.

●	The Company espouses a customer and patient driven business philosophy to deliver value to its downstream customers and consumers.

Regulatory Framework in the United States

The US regulatory scheme varies in its terminology and definitions, using “cannabis”, “marijuana” and “hemp” as distinct terms. For purposes of this Registration Statement, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”

To date in the United States, 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for both medical and adult-use (i.e. recreational) marijuana, and 11 states allow the use of low THC, high CBD products for specified medical uses. Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis and we rely on newly established and developing laws and regulations in the states and local jurisdictions in which we operate. In addition, financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the US may form the basis for prosecution under applicable US federal money laundering legislation.

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Regulation of Cannabis at the US Federal Level

The US federal government’s approach to enforcement of marijuana laws has trended toward deference to state laws where a robust state regulatory framework exists. In August 2013, the US Department of Justice (the “DOJ”) issued a memorandum known as the “Cole Memorandum” to all US Attorneys’ offices. The Cole Memorandum generally directed US Attorneys not to prioritize the enforcement of federal marijuana laws against individuals and businesses that comply with state medical marijuana programs. The Cole Memorandum, while not legally binding and only a policy statement, assisted in managing the tension between state and federal laws concerning all medical and adult-use state-regulated marijuana businesses.

In January 2018, the Cole Memorandum was rescinded by former Attorney General Jeff Sessions. While this did not create a change in federal law, the revocation added to the uncertainty of US federal enforcement of the Controlled Substances Act in states where marijuana use is regulated. Former Attorney General Jeff Sessions also issued a one-page memorandum known as the “Sessions Memorandum” which confirmed the rescission of the Cole Memorandum and explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance as set forth in the US Attorney’s Manual. While the Sessions Memorandum does emphasize that marijuana is a Schedule I controlled substance, it does not otherwise indicate that the prosecution of marijuana-related offenses is a heightened DOJ priority. The Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion, which remains in the hands of US Attorneys when deciding whether or not to prosecute marijuana-related offenses. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and the Sessions Memorandum did not address the treatment of medical cannabis by federal prosecutors.

President Joseph R. Biden, who assumed office in January 2021, stated a policy goal of federal cannabis decriminalization, but has not publicly supported the legalization of cannabis. In March 2021, Merrick Garland was appointed US Attorney General by President Biden. Mr. Garland indicated he would generally act in accordance with the Cole Memorandum, when, at his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.” He has not, however, reissued the Cole Memorandum or issued substitute guidance. While enforcement of federal laws against regulated state entities does not appear to be a DOJ priority, the DOJ may change its enforcement policies at any time, with or without advance notice.

The Company may also be subject to a variety of federal laws and regulations in the US and Canada that relate to money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), in each case as amended and any related or similar rules, regulations or guidelines of governmental authorities in the US and Canada. Further, under US federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

Additionally, under US federal law it may be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Banks and other financial institutions, particularly those that are federally chartered in the US, could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. It may also be a violation of federal money laundering statutes for “federal health care law violations,” which include violations of the Federal Food, Drug, and Cosmetic Act of 1938 (“FDCA”).

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In February 2014, the Financial Crimes Enforcement Network of the Treasury Department issued a memorandum (the “FinCEN Memorandum”) providing instructions to banks seeking to provide services to marijuana-related businesses. The FinCEN Memorandum clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act and independently lists the federal government’s enforcement priorities as related to cannabis. Although the original FinCEN Memorandum is still in place, this supplementary DOJ guidance that accompanied the FinCEN Memorandum was rescinded when former Attorney General Sessions rescinded the Cole Memorandum. It is unclear whether the current Biden administration will follow the guidelines of the FinCEN Memorandum. Despite the attempt to legitimize cannabis banking, in practice the FinCEN Memorandum guidance has not made banks much more willing to provide services to cannabis businesses. The current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each cannabis business they take on as a customer.

Due to financial institutions concerns of being implicated in or prosecuted for money laundering, cannabis businesses are often forced into becoming “cash-only” businesses. As banks and other financial institutions in the US are generally unwilling to risk a potential violation of federal law without guaranteed immunity from prosecution, most refuse to provide any kind of services to cannabis businesses. The few credit unions who have agreed to work with cannabis businesses are limiting those accounts in relation to their total deposits. Since the federal government could change the banking laws as it relates to cannabis businesses at any time and without notice, these credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from cannabis businesses in a single day, while also servicing the need of their other customers.

In the absence of comprehensive reform of federal cannabis legislation that would decriminalize the cannabis industry, in recent years a growing number of members of the US Congress (“Congress”) have expressed support for federal legislation that would eliminate from the scope of federal money laundering statutes the financing activity of businesses operating under state-sanctioned cannabis programs. In September 2019, the US House of Representatives (the “House”) first passed the Secured and Fair Enforcement Banking Act of 2019 (commonly known as the “SAFE Banking Act”), which aims to provide safe harbors and guidance to financial institutions that work with legal US cannabis businesses, as a standalone bill but it failed to be taken up by the US Senate (“Senate”). Since then the language of the SAFE Banking Act has been attached to various proposed legislation, but the language has not been included in any final legislation. To date, the SAFE Banking Act has passed the House a total of six times either as a standalone bill or attached to other legislation, most recently in February 2022 as an amendment to the America Competes Act. It is unknown whether the Senate will take up the legislation.

Other legislation that has been introduced in the US that would make cannabis transactions easier and more predictable, include the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”), the Cannabis Administration and Opportunities Act (the “CAO Act”), the Preparing Regulators Effectively for a Post-Prohibition Adult Use Regulated Environment Act (the “PREPARE Act”) and legislation proposed by Representative Nancy Mace of South Carolina. The MORE Act was introduced in 2019 and if it were to become law, the MORE Act, among other things, would remove cannabis as a Schedule I controlled substance under the Controlled Substances Act, create cannabis tax and grant programs and make available US Small Business Administration funding for regulated cannabis operators. Although the House passed the MORE Act in December 2020, it failed to pass in the Senate prior to the end of the 2020 legislative session. The House passed the MORE Act a second time on April 1, 2022, although it is expected to face opposition in the Senate again and a vote may not be called. The Senate’s own comprehensive bill, the CAO Act, was released as a discussion draft in July 2021, and if it were to become law it would, among other things, remove cannabis from the definition of a controlled substance under the Controlled Substances Act, impose a federal tax on cannabis of 10% in its first year of enactment (eventually increasing to 25% in 5% increments), enshrine the current state cannabis licensing regimes and introduce additional federal legislation permitting cannabis wholesalers and blocking states from prohibiting interstate commerce of regulated cannabis across their borders. The CAO Act is expected to be reintroduced in 2022 following several months of public comments and revisions.

In November 2021, Representative Nancy Mace of South Carolina introduced legislation to federally decriminalize cannabis, a measure directed at giving states freer rein to pass their own laws and regulations without the risk of federal reprisals. In announcing the bill, Representative Mace said the bill would aim to regulate cannabis similarly to alcohol and prohibit its use for anyone under 21 years of age. The measure would decriminalize cannabis at the federal level, but it would not change local-level restrictions, meaning that states would still determine their own cannabis statutes. Representative Mace’s bill would also levy a 3% federal excise tax on all cannabis products, proceeds from which would go to small businesses, retraining law enforcement and mental health services, among other services. The measure would also expunge nonviolent, cannabis-only related offenses. The PREPARE Act was introduced in the House in April 2022 to prepare the US federal government for the “inevitable end to cannabis prohibition.” The proposed legislation would direct the US attorney general to establish a federal commission to oversee the development of a regulatory and revenue framework modeled after the alcohol industry while also respecting the cannabis laws of each state.

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Despite the rescission of the Cole Memorandum, one legislative safeguard for the medical cannabis industry remains in place. Since 2015 Congress has used a rider known as the Rohrabacher-Blumenauer Amendment (also known as the Rohrabacher–Farr amendment) (the “RBA”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. However, this measure does not protect adult-use cannabis businesses. Congress has repeatedly renewed the RBA. In 2021, President Biden became the first president to propose a budget with the RBA included. Currently the RBA has been renewed through the signing of the FY 2022 omnibus spending bill, effective through September 30, 2022.

There can be no assurance that the SAFE Banking Act, the CAO Act, the MORE Act, Representative Mace’s bill, the PREPARE Act or similar comprehensive legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all, particularly as midterm elections loom in November 2022 and other priorities such as rising inflation, supply shortages and the war in Ukraine are expected to be priorities. There can be no assurance that the RBA will be renewed beyond September 30, 2022. If any such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.

An additional federal law challenge to cannabis-related businesses is that the provisions of Section 280E of the Internal Revenue Code of 1986 as amended (the “Code”) are being applied by the Internal Revenue Service (the “IRS”) to businesses operating in the medical and adult use cannabis industry. Section 280E of the Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective US federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the state legalized cannabis industry may be less profitable than they would otherwise be if Section 280E were not applied to their businesses.

Violations of any US federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture. This could have a material adverse effect on the Company, including our reputation and ability to conduct business, our cannabis licenses in the US, the listing and trading of our securities on stock exchanges and platforms, our financial position, operating results, profitability, liquidity and the market price of our publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.

Regulation of Cannabis at the US State and Local Levels

Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. This prohibition applies to, among other things, transporting cannabis between states that have legalized cannabis use and transporting cannabis that has been legally acquired in a state. Because of current federal law, the US cannabis industry is conducted on a state-by-state basis, and we rely on newly established and developing laws and regulations in the states and local jurisdictions in which we operate. The cannabis industry is subject to state and local laws, regulations and guidelines relating to, among other matters, the cultivation, processing, distribution, sale, storage and disposal of medical and recreational cannabis, with each state newly establishing laws and regulations for that particular state upon approval of medical or adult-use cannabis in such state. States and localities currently require licenses and permits to engage in the cannabis industry with the laws and regulations varying from state to state. In many states, there are specific license caps that create high barriers to entry. In addition to stringent application requirements, licenses may be limited in scope of business. States also may enact social equity programs to foster an inclusive and equitable cannabis industry by increasing diversity in the number of license holders, which may further limit available licenses. Generally, any change in ownership of a license holder or other deemed sale, assignment or transfer of a license requires prior approval by the applicable state regulators, which approval process may be lengthy and rigorous.

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For each of our licenses, the states impose strict license renewal requirements that vary state by state. We generally must complete the renewal application process within a prescribed period of time prior to the expiration date and pay an application fee. The state licensing body can deny or revoke licenses and renewals for a variety of reasons, including, among others, (i) submission of materially inaccurate, incomplete or fraudulent information, (ii) failure of the Company or any of its directors or officers to comply, or have a history of non-compliance, with any applicable law or regulation, including laws relating to minimum age of customers, safety and non-diversion of cannabis or cannabis products, taxes, child support, workers compensation and insurance coverage, or failure to otherwise remain in good standing (iii) failure to submit or implement a plan of correction for any identified violation, (iv) attempting to assign registration to another entity without state approval, (v) insufficient financial resources, (vi) committing, permitting, aiding or abetting of any illegal practices in the operation of a facility, (vii) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at a licensed facility and (viii) lack of responsible operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Some jurisdictions also require licensees to attend a public hearing or forum in connection with their initial license application and license renewal application. Any unexpected delays or costs associated with the licensing renewal process could impede our ongoing or planned operations and could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Below is a general summary overview of the current licensing and regulatory framework in the states where we operated under cultivation, processing or retail licenses or have rights to operate under such licenses as of June 10, 2022. In addition to the states listed below, in the ordinary course of business we may also conduct pre-licensing activities in several other markets. In these markets, we may have either applied for licenses, or plan on applying for licenses, but we do not currently own or manage businesses with cultivation, processing, or retail licenses.

Arizona

Subject to state regulations, Arizona currently allows access to cannabis for medical use and recreational adult-use. The Company’s subsidiaries have (i) six recreational dispensary, processor and cultivator licenses and (ii) six medical dispensary, processor and cultivator licenses in the State of Arizona.

Cannabis licenses in Arizona may be vertically integrated. Marijuana establishment licensees may operate all of the following: (i) a single retail location at which the licensee may sell marijuana and marijuana products to consumers, cultivate marijuana and manufacture marijuana products; (ii) a single off-site cultivation location at which the licensee may cultivate marijuana, process marijuana and manufacture marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumers; and (iii) a single off-site location at which the licensee may manufacture marijuana products and package and store marijuana and marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumer.

Arizona state licenses are renewed biennially. Every other year, licensees are required to submit a renewal application. While renewals are biennial, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Arkansas

Subject to state regulations, Arkansas currently allows access to cannabis for medical use. The Company and its subsidiaries have entered into agreements or arrangements with a dispensary licensee that holds one license in the State of Arkansas that provide contractual rights with respect to ownership, management services, consulting or licensing, or a combination thereof, with respect to the license and related cannabis business being conducted pursuant thereto (any such agreement or arrangement, a “Management Agreement”).

Arkansas regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, testing, security and transportation. Only qualified patients and designated caregivers may purchase medical cannabis. Delivery of medical cannabis is allowed in accordance with state regulations.

Licenses issued in the State of Arkansas expire one year after the date of issuance. The Arkansas Medical Marijuana Commission is required under the legislation to issue a renewal dispensary or a renewal cultivation facility license within ten days to any entity that complies with Arkansas’ regulatory requirements, including the payment of a renewal fee. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, license holders expect to receive renewed licenses in the ordinary course of business.

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California

Subject to state regulations, California currently allows access to cannabis for both medical and adult-use. Verano LLC is party to a joint venture formed with two other companies to extract cannabis oil and manufacture and distribute cannabis products in the State of California. The joint venture and an affiliate hold (i) a cultivation license, (ii) a manufacturing facility license, (iii) a manufacturing license, (iv) a distribution facility license, and (v) two distributor licenses. The Company does not consider California to be a state with active operations.

California was the first US state to legalize medical marijuana in 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of a variety of illnesses, including any for which marijuana provides relief. In 2016 voters in California passed legislation creating an adult-use marijuana program for adults 21 years of age or older.

In order to legally operate a medical or adult-use cannabis business in California, the operator must have both local approval and State licensure for each type of commercial cannabis activity conducted at a specified business premises. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright. The renewal process for local entitlements is different in each jurisdiction and for each type of entitlement. State licenses must be renewed annually. In respect of the renewal process at the state level, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, there are no material violations noted against the applicable license, and there are no changes in ownership of the business or major changes to the operations of the business, a license holder would expect to receive the applicable renewed license in the ordinary course of business. California regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, testing, storage, security and transportation.

Connecticut

Subject to state regulations, Connecticut currently allows access to cannabis for medical use. In July 2021, legislation went into effect allowing for the purchase and use of cannabis by any adult over the age of 21. Adult retail sales are expected to begin in late 2022.

There are two principal medical marijuana license categories in Connecticut: (i) cultivation and processing and (ii) dispensary. The Company’s subsidiaries hold (i) two medical marijuana dispensary licenses, (ii) one medical marijuana producer license and (iii) one hemp consumables manufacturer license. Connecticut regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation.

Connecticut state licenses are renewed annually. Each year, licensees are required to submit a renewal application. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted at least forty-five days prior to license expiration, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Florida

Subject to state regulations, Florida currently allows access to cannabis for medical use. A subsidiary of the Company holds one license. Through this one license, the subsidiary is vertically integrated and operates a cultivation and manufacturing facility and medical cannabis dispensaries, as well as a call center across the State of Florida.

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There is one principal license category in Florida: the vertically-integrated license which licenses cultivation, harvesting, processing and selling, dispensing and delivering medical cannabis products. Any change from the original application for the license requires a variance approval from the Florida regulators. License applicants are required to provide comprehensive business plans with demonstrated knowledge and experience on execution, detailed facility plans, forecasted performance and robust financial resources. Technical ability on plant and medical cannabis cultivation, infrastructure, processing, dispensing and safety are also assessed.

Similar to other states, Florida regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation. Florida regulators may conduct announced or unannounced inspections of licensees to assess compliance with applicable laws and regulations.

Illinois

Subject to state regulations, Illinois currently allows access to cannabis for both medical and adult-use. Subsidiaries of the Company hold licenses, which in the aggregate represent (i) a cultivation license for medical cannabis, (ii) a cultivation license for adult-use cannabis, (iii) a processing license for industrial hemp, (iv) five medical dispensary licenses, and (v) ten adult-use dispensary licenses.

Illinois has issued a limited amount of dispensary, cultivation, and processing licenses. Applicants for cannabis business licenses must meet, among others, the following requirements: (i) the location for a dispensary must be suitable for public access; (ii) the location must not pose a detrimental impact to the surrounding community; (iii) demonstrate compliance with safety procedures for dispensary employees, patients, and caregivers, and safe delivery and storage of cannabis and currency; (iv) provide an adequate plan for recordkeeping, tracking and monitoring inventory, quality control, destruction and disposal of cannabis, and procedures to discourage unlawful activity; (v) develop a business plan specifying products to be sold; and (vi) demonstrate knowledge of, experience, and proven record of ensuring optimal safety and accuracy in the dispensing and sale of cannabis.

Once a license is granted, licensees have a continuing obligation to ensure no cannabis is sold, delivered, transported, or distributed to a location outside of Illinois. Licenses are valid for one year, and after the initial term, licensees are required to submit renewal applications. Illinois requires on-going compliance by license holders to regulations regarding the requirements of the application which include suitable locations, safety procedures, procedures for compliance with laws, record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Maryland

Subject to state regulations, Maryland currently allows access to cannabis for medical use. In November 2022, Maryland voters are scheduled to vote on a state constitutional amendment that would legalize the adult-use of cannabis. The legislature also enacted companion legislation that will establish first steps toward adult-use legalization if voters approve the amendment. A subsidiary of the Company is licensed to operate (i) a cultivation facility, (ii) a processing facility and (ii) up to four medical dispensaries in Maryland. In addition, through Management Agreements, the Company’s subsidiaries manage two medical dispensaries in Maryland.

There are three principal license categories in Maryland: (i) cultivation, (ii) processing and (iii) dispensary. Maryland has limited the number of cultivation, processing and dispensary licenses, and allows a dispensary licensee to have a direct interest in up to four dispensaries at one time. The retail dispensary license permits the licensee to purchase medical cannabis from cultivation facilities, cannabis and cannabis products from product manufacturing facilities and cannabis from other retail stores and allows the sale of cannabis and cannabis products to registered patients. The cultivation license permits the licensee to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to medical marijuana dispensaries, and medical cannabis cultivation facilities. The processing license permits the licensee to purchase medical cannabis from cultivation facilities, manufacture cannabis products, and sell those products to licensed medical cannabis dispensaries. Maryland licenses are valid for a period of six years and are subject to four-year renewals after required fees are paid and provided that the business remains in good standing.

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Maryland requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Massachusetts

Subject to state regulations, Massachusetts currently allows access to cannabis for both medical and adult-use. A subsidiary of the Company holds (i) vertically integrated licenses for the cultivation, processing and dispensing of medical cannabis and (ii) adult-use licenses to operate retail dispensaries, cultivation facilities, and manufacturing facilities.

On the medical side, there is one principal state license category in Massachusetts: a vertically-integrated license. On the adult-use side, there are many state license categories, but the two principal ones are cultivator and establishment (dispensary). Municipalities may individually determine what local permits or licenses are required if a licensee wishes to establish an operation within its boundaries. Medical use licensees are “vertically-integrated,” which means they grow, process, and dispense their own cannabis. As such, each medical use licensee is required to have a retail facility as well as cultivation and processing operations. Under certain conditions, medical use licensees are able to acquire up to 45% of their annual inventory of product from other medical use licensees. Medical use licensees that elect to do cultivation, processing and retail operations all in one location, are commonly referred to as a “co-located” operation.

Massachusetts mandates a comprehensive application process for licensees. Each applicant must submit charter documents, comprehensive financial statements, a character competency assessment, and employment and education histories of the senior partners and individuals responsible for the day-to-day security and operations. Each Massachusetts dispensary, grower and processor license is valid for one year.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Massachusetts regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Massachusetts.

Michigan

Subject to state regulations, Michigan currently allows access to cannabis for both medical and adult-use. A subsidiary of the Company has a Management Agreement with a licensee holding dispensary licenses for medical and adult-use cannabis.

Michigan administrates five types of licenses: (i) grower licenses, (ii) processor licenses, (iii) secure transporter licenses, (iv) provisioning center licenses and (v) safety compliance facility licenses. There are no stated limits on the number of licenses that can be made available on a state level; however, regulatory authorities have discretion over the approval of applications and municipalities can pass additional restrictions.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Michigan regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Michigan.

Michigan state licenses are renewed annually. Every year, licensees are required to submit a renewal application with requisite renewal fees, including maintaining and providing proof of commercial general liability insurance and coverage for bodily injury resulting from sale of marijuana products. If all is submitted within 90 days, but before 30 days, of the license’s expiration, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

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Nevada

Subject to state regulations, Nevada currently allows access to cannabis for both medical and adult-use. Subsidiaries of the Company hold (i) one medical dispensary license, (ii) three adult-use dispensary licenses, (iii) one medical processing license, (iv) one adult-use processing license, (v) one medical cultivation license, (vi) one adult-use cultivation license, and (vii) one adult-use distribution license.

Nevada is not a vertically integrated system, and there are three principal license categories in Nevada: (i) cultivation, (ii) processing and (iii) dispensary. The cultivation licenses permit the licensee to acquire, cultivate, deliver, supply or sell marijuana and related supplies to marijuana dispensaries and facilities for the production of edible marijuana products and marijuana-infused products. The processing license permits the licensee to acquire, manufacture, deliver, supply or sell edible marijuana products or marijuana infused products to other marijuana production facilities or marijuana dispensaries. The dispensary licenses permit the licensee to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, as well as allow the sale of marijuana and marijuana products.

Nevada licenses are valid for one year and are subject to annual renewals after required fees are paid and provided that the business remains in good standing. Nevada requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

In July 2021, the Company announced that it had entered into an agreement with WSCC, Inc. (doing business as Sierra Well) to purchase two additional fully-operational dispensaries in Reno and Carson City, Nevada as well as a cultivation and production facility in Reno, Nevada. On September 7, 2022, the Company closed the transaction and acquired all of the issued and outstanding equity interests of WSCC, Inc., d/b/a Sierra Well.

New Jersey

Subject to state regulations, New Jersey currently allows access to cannabis for medical use and as of April 2022, adult-use. The Company’s subsidiaries have Management Agreements with an alternative treatment center (an “ATC”) in New Jersey that holds licenses for (i) three medical dispensaries, (ii) three adult-use dispensaries, (iii) a medical cultivation and processing facility, and (iv) an adult-use cultivation and processing facility.

New Jersey permits the operation of vertically integrated marijuana licenses which allows the licensee to cultivate, process, and sell medical marijuana products to registered qualified patients and caregivers. There are also non-vertically integrated licenses, which principally include: (i) cultivators and manufacturers, which may cultivate marijuana and manufacture medical marijuana products, and (ii) dispensaries which may sell medical marijuana and products to registered qualified patients and caregivers. For adult-use cannabis, New Jersey administers six license classes, the principal of which are: (i) cultivator, which may grow recreational use cannabis, (ii) manufacturers, which may produce recreational use cannabis in additional approved forms, and (iii) retailer, which may sell recreational cannabis to consumers over the age of 21. ATCs may expand into adult-use sales if approved by New Jersey’s Cannabis Regulatory Commission.

Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, New Jersey regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of New Jersey.

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Ohio

Subject to state regulations, Ohio currently allows access to cannabis for medical use. The Company’s subsidiaries hold (i) a cultivation license, (ii) a processing facility license and (iii) five dispensary licenses.

There are three principal license categories in Ohio: (i) cultivation, (ii) processing and (iii) dispensary. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings. The medical cultivation licenses permit the licensee to acquire, possess, cultivate, manufacture and process into medical marijuana products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The medical processor license permits the licensee to manufacture and produce medical marijuana products. The dispensary licenses permits the licensee to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products to registered patients. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings.

Ohio requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

Pennsylvania

Subject to state regulations, Pennsylvania currently allows access to cannabis for medical use. Subsidiaries of the Company hold (i) 18 dispensary permits, (ii) two cultivation and processor permits, and (iii) one facility permit, which allows four operations to be vertically integrated in the State.

There are two principal permit categories in Pennsylvania: (i) cultivation and processing and (ii) dispensary. The medical cultivation and processing permits allow the holder to acquire, possess, cultivate, manufacture and process into medical marijuana products and medical marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The retail dispensary permits allow the older to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products.

Pennsylvania state licenses are renewed annually, and licensees are required to submit a renewal application every year. There is no ultimate expiry after which no renewals are permitted. In respect of the renewal process, the renewal application must be submitted within six months, but no later than four months of the license’s expiration and requires detailed information regarding the licensee’s operations.

Permit holders are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Pennsylvania regulators can deny or revoke permits and renewals for multiple reasons. Additionally, permit holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Pennsylvania.

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West Virginia

Subject to state regulations, West Virginia currently allows access to cannabis for medical use. The Company has Management Agreements with holders of (i) one medical cultivation permit, (ii) one medical processor permit, and (iii) seven medical dispensary permits.

West Virginia’s Office of Medical Cannabis administers four permit types. The principal of which are: (i) growers, which grow and cultivate medical cannabis, (ii) processors, which manufacture medical cannabis into approved forms other than usable medical marijuana, and (iii) dispensaries, which dispense medical cannabis and medical cannabis products to patients and caregivers. Licenses must be annually renewed.

West Virginia requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

It is impossible to determine the extent of the impact of new federal and state and local laws, regulations or initiatives that may be proposed. The regulatory uncertainty surrounding the cannabis industry may adversely affect our business and operations, including without limitation by increasing costs to remain compliant with applicable laws, the impairment of our business by enhanced restrictions and restrictions on our ability to raise additional capital.

We will continue to monitor proposed changes to existing cannabis laws and regulations, the enactment of new cannabis laws and regulations and our compliance with applicable existing cannabis laws and regulations on an ongoing basis in accordance with our compliance program and standard operating procedures. While we believe our operations are in compliance with all applicable state and local laws, regulations and licensing requirements, such activities remain illegal under federal law. For the reasons described above and the risks further described in the section entitled “Risk Factors,” there are significant risks associated with our business. Readers of this Registration Statement are strongly encouraged to carefully read all of the risk factors contained in Item 1A—”Risk Factors.”

State and Local Licenses and Permits

The Company, through our subsidiaries and affiliates, holds all licenses and permits that are necessary to comply with state and local cannabis medical and adult-use laws and regulations applicable to its operations. All such permits and licenses are current and in effect. We are dependent upon the maintenance and renewal of our cannabis licenses and permits in the states and localities in which our business is operated. Maintenance and renewal of these licenses and permits requires us to remain in compliance with state and local laws and the rules and regulations promulgated by state and local jurisdictions.

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The following table lists the licenses and permits by state held by subsidiaries of the Company for the cultivation, processing, wholesale distribution and retail sale of cannabis products as of June 10, 2022.

State	License or Permit	Type	Number Held

Arizona	Dispensary/Processor/Cultivator	Adult-use	Six

Arizona	Dispensary/Processor/Cultivator	Medical	Six

California	Distributor	Adult-use & Medical	Two

California	Manufacturing	Adult-use & Medical	One

California	Facility	Distribution	One

California	Facility	Manufacturing	One

California	Cultivation	Adult-use	One

Connecticut	Dispensary	Medical	Two

Connecticut	Producer	Medical	One

Connecticut	Manufacturer	Hemp Consumables	One

Florida	Dispensary/Processor/Cultivator	Medical	One

Illinois	Cultivation	Medical	One

Illinois	Cultivation	Adult-use	One

Illinois	Processor	Industrial Hemp	One

Illinois	Dispensary	Medical	Five

Illinois	Dispensary	Adult-use	Ten

Maryland	Dispensary	Medical	Two

Maryland	Cultivation	Medical	One

Maryland	Processor	Medical	One

Massachusetts	Cultivation	Medical	One

Massachusetts	Cultivation	Adult-use	One

Massachusetts	Processor	Medical	One

Massachusetts	Processor	Adult-use	One

Massachusetts	Dispensary	Medical	One

Massachusetts	Dispensary	Adult-use	Two

Nevada	Dispensary	Medical	One

Nevada	Dispensary	Adult-use	Three

Nevada	Processing	Medical	One

Nevada	Processing	Adult-use	One

Nevada	Cultivation	Medical	One

Nevada	Cultivation	Adult-use	One

Ohio	Dispensary	Medical	Five

Ohio	Cultivation	Medical	One

Ohio	Processing	Medical	One

Pennsylvania	Dispensary	Medical	Eighteen

Pennsylvania	Cultivation/Processor	Medical	Two

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The following table lists licenses and permits as of June 10, 2022 where Verano or one or more of our subsidiaries has a Management Agreement with respect to such licenses or permits.

State	License or Permit	Type	Number Held

Arkansas	Dispensary	Medical	One

Maryland	Dispensary	Medical	Two

Michigan	Dispensary	Medical	One

Michigan	Dispensary	Adult-use	One

New Jersey	Cultivation/Processing	Medical	One

New Jersey	Cultivation/Processing	Adult-use	One

New Jersey	Dispensary	Medical	Three

New Jersey	Dispensary	Adult-use	Three

West Virginia	Dispensary	Medical	Seven

West Virginia	Processor	Medical	One

West Virginia	Cultivation	Medical	One

State and local laws and associated rules and regulations may change in the future, and we may be required to obtain additional or supplemental licenses or permits at such times. Our growth strategy includes the acquisition of additional state licensed businesses or assets that may require us to obtain prior state regulatory approval to a change of ownership of the license holder or to a deemed transfer, assignment or sale of the applicable license, which regulatory approval may be conditioned on stringent requirements, in particular if such businesses or assets reside in states or local jurisdictions where we do not currently have operations. See “Item 1A. Risk Factors - Risks Related to our Business and Operations - Our Industry”.

Regulatory Compliance Program

Our compliance group oversees, maintains, and implements our regulatory compliance program. The compliance group also prepares, submits and processes our applications for new licenses, renewals, approvals for changes to our existing licenses and approvals for change of ownership of licensees or deemed sales, transfers or assignments of licenses that arise with acquisitions. In addition to our internal regulatory group and legal group, we have engaged state regulatory legal counsel, consultants and advisors in many jurisdictions.

The compliance group oversees training for cultivation, production and dispensary managers and employees, along with other department leaders and other persons as needed, on compliance with state and local laws and regulations. The compliance group also monitors all new, and changes to, laws and regulations and compliance notifications from the regulators and inspectors and leads the effort to timely resolve any issues identified.

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Our compliance program includes the following compliance objectives.

●	Ensure the operations of our subsidiaries (or third parties, in the jurisdictions where we have Management Agreements) are compliant with all licensing requirements by the applicable state, county, municipality, town, township, borough, and other administrative divisions.

●	Ensure our business activities adhere to the scope of the licensing obtained. In the states where only medical cannabis is permitted, the cannabis products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis being sold, and in the states where cannabis is permitted for adult-use, the cannabis products are only sold to individuals who meet the requisite age requirements.

●	Perform due diligence on cannabis businesses we may acquire, including on the policies and procedures in place to ensure that cannabis products are not distributed to minors, reviewing the ownership to ensure that no profits or revenues are used for the benefit of criminal enterprises and that the business has not been involved in violations of law.

●	Ensure our businesses adhere to our policies, procedures and practice standards with sufficient checks and balances to ensure that no revenue is distributed to criminal enterprises.

●	Review inventory tracking systems and procedures to ensure that the compliance system is effective in tracking inventory and ensuring that there is no diversion of cannabis or cannabis products into the states where cannabis is not permitted by state law or cross state lines in general.

●	Review financial records to ensure that our business activity is not used as a cover or pre-text for trafficking of other illegal drugs or engaged in other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes.

●	Conduct background checks to ensure that our directors and management are of good character, and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in the cultivation, manufacturing or distribution of cannabis.

●	Review activities of each of our subsidiary businesses, the premises on which our subsidiaries operate and adherence with the policies and procedures that are related to the possession of cannabis or cannabis products outside of licensed premises, including that there is no possession or use of cannabis on federal property or manufacturing or cultivation of cannabis on federal lands.

●	Conduct reviews of products and product packaging to ensure that the products and packaging comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent violations related to motor vehicle, labor and other laws applicable to individuals.

We have comprehensive standard operating procedures that apply to seed-to-sale across all our locations that include, among others, procedures for receiving inventory, inventory tracking, testing, quality control, storage, record keeping, record retention, required reporting, security and transportation, as well as procedures for performing inventory reconciliation and ensuring the accuracy of recordkeeping. Regular audits of cannabis and cannabis products inventories are conducted in order to detect any possible diversion. In addition, security and compliance staff conduct unscheduled, unannounced audits to prevent complacency or the perception thereof. Adherence to the Company’s standard operating procedures is mandatory in order to ensure that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements.

Products

We derive our revenues from our wholesale business and our retail dispensary chain. The retail business includes the design, build-out and operation of branded dispensaries in both medical and adult-use markets. Our primary retail presence is traditional brick and mortar. However, as regulations allow, we expect to continue to expand our e-commerce, in-store guest pick-up and direct to consumer delivery capabilities as part of our commitment to providing a consistent retail brand experience no matter where the consumer might be.

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We distribute our portfolio of products to the majority of cannabis retail stores in our active markets, including our own retail stores. Ownership of both wholesale and retail operations supports our strategy of distributing our brands at scale by enabling the Company to capture market share, generate brand awareness, and earn customer loyalty in our operating markets not only through our managed dispensaries but also through third party wholesale customers.

We manufacture and sell a comprehensive array of premium cannabis products that we design and develop with consumer segments in mind in both the medical and adult-use markets. Our products include a proprietary portfolio of over 1,000 product stock keeping units (SKUs) and include premium flower, concentrates for dabbing and vaporizing, edibles, and topicals. Our consumer brands include Encore™, Avexia™, MÜV™ and Verano™. Our retail dispensaries operate under brands including Zen Leaf™ and MÜV™.

All products sold are subject to third-party testing required by applicable state law in order to assure that they do not contain impermissible levels of toxins, microbials and other harmful substances. We utilize seed-to-sale tracking software to inventory products, assess quality assurance and minimize product slippage and deviated inventory.

Operational Foundation & Current Geographic Markets

We are engaged in the cultivation, processing and distribution of cannabis products with both wholesale and retail business operations. Processing is done on-site in kitchens and in processing facilities and distribution of products is only from these facilities. We do not own or lease any cannabis warehouses.

Our current active operations are located in Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. Our active operations include cultivation, processing, wholesale distribution and retail. In California, we are part of a joint venture formed with two other companies to process, manufacture and distribute cannabis products. All of these markets are subject to state regulations that vary state-by-state, and many of these regulations have, from time to time, been modified and amended. In addition, municipalities may individually determine what local permits or licenses are required to operate within their boundaries. We actively monitor state and local developments in laws and regulations which may impact our business interests and operations. See “—Regulatory Framework in the United States— Regulation of Cannabis at the US State and Local Levels” above for additional information.

Our business plan includes the continued growth of our wholesale and retail operations by entering new markets and expansion in our current markets. Growth plans include applying for new licenses, acquiring existing licensed businesses in limited license markets and maximizing operations under our existing licenses.

Research and Development

Our research and development activities have primarily focused on the development and improvement of efficient and sustainable cannabis cultivation and manufacturing methodologies and technologies to increase yields and maintain and improve the quality of our products. This includes research on lighting methods, air controls, racking and stacking, growing media, nutrient mixtures, pest management techniques, ambient controls, and automation.

We also engage in research and development activities focused on creating new extracted or infused products, and breeds of new cannabis strains and varietals. Our product development team includes members from all relevant product disciplines, who actively monitor existing and prospective markets, as well as test and evaluate the financial viability of all new proposed products.

Intellectual Property

We believe that brand awareness is an important part of our business strategy. We regularly seek to protect our intellectual property rights in connection with our operating names, our consumer packaged goods and certain patentable goods and services. The US trademark statute, The Lanham Act, allows for the protection of trademarks and service marks on products and services used, or intended for use, lawfully. Because cannabis-related products and services remain illegal at the federal level under the Controlled Substances Act, we are not able to protect all our intellectual property at the federal level; therefore, we currently seek trademark protections at the state level where commercially feasible. Nonetheless, our success depends upon other areas of our business such as brand awareness, product development and design, production and marketing and not exclusively upon trademarks, patents and trade secrets.

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The Company, through our subsidiaries, has a suite of over 45 trademarks registered and pending registration with the US Patent and Trademark Office and other state and non-US governmental entities, including trademarks with respect to products and retail branding. Product trademarks include Encore™, Avexia™, MÜV™ and Verano™, and trademark dispensary brands include Zen Leaf™ and MÜV™. We anticipate feedback on outstanding submitted applications on a rolling basis. As such, we will continue to rely on common law protection for these brands during the trademark registration process. We plan to proactively seek intellectual property protection for brand expansions in current markets as well as any new market expansion.

From the time our subsidiaries became licensed to cultivate cannabis, we have developed proprietary cultivation techniques for operating ethanol, butane, and carbon dioxide extraction machinery, including what we believe are best production practices, procedures, and methods. This requires specialized skills in cultivation, extraction and refining. Six patents and patent applications are held by our subsidiaries for cannabinoid formulations related to transdermal and oral delivery. For additional details, see “Item 1A. Risk Factors- Risks Related to Our Business and Operations - Information Technology, Cybersecurity and Intellectual Property.”

We have several website domains, including www.verano.com, numerous social media accounts across all major platforms and various phone and web application platforms. The information provided on Verano’s website is not part of the Registration Statement.

We rely on non-disclosure and confidentiality agreements to protect our intellectual property rights. To the extent the Company describes or discloses its proprietary cultivation or extraction techniques in its applications for cultivation or processing licenses, the Company’s policy is to redact or request redactions of such information prior to public disclosure. For additional details on the risks associated with the Company’s intellectual property, see “Item 1A. Risk Factors- Risks Related to Our Business and Operations - Information Technology, Cybersecurity and Intellectual Property.”

Competitive Conditions

The fast-growing market for legalized cannabis in the US has created a competitive environment for cannabis producers as well as other types of companies who provide goods and services to the cannabis industry. We compete with a variety of different operators across the several states in which we currently operate. In many of these states, there are specific license caps that create high barriers to entry. Management of the Company views multi-state operators that have vertical operations as our most direct competition, including the following US based public reporting companies: Green Thumb Industries Inc., Cresco Labs, Inc., Curaleaf Holdings, Inc., and Trulieve Cannabis Corp.

Aside from existing direct competition in states in which we currently operate, out-of-state operators that are capitalized well enough to enter state markets through acquisitions are also considered part of the competitive landscape. Similarly, as we pursue our national footprint growth strategy, operators in our target markets will inevitably become direct competitors. Additionally, we, along with all legally operating competitors, face competition from the illicit markets. See “Item 1A. Risk Factors- Risks Related to our Business and Operations – Our Industry.” However, as state and local regulators increase scrutiny on these illicit markets, management of the Company believes this competitive threat will be meaningfully reduced.

There remains a significant lack of traditional sources of bank lending and equity capital available to fund the operations of companies in the cannabis sector. Financing for companies in the cannabis sector is more difficult than other sectors, particularly in the United States, due to the fact that cannabis is still classified as a Schedule I drug under the Controlled Substance Act and illegal at a federal level, which creates barriers to entry. The dynamics of the changing regulatory environment at a state level further complicate financing for companies in this sector. Competitors may have better access than we do to financing sources and the capital markets.

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Marketing and Sales

As of June 10, 2022, through our subsidiaries and affiliates we are licensed to conduct business in 14 states and actively operate businesses in 13 states, including 100 retail dispensaries and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation, with an additional facility under construction. Our sales revenue is derived from our wholesale business and our national chain of retail dispensaries operating under our brands including Zen Leaf™ and MÜV™.

For the year ended December 31, 2021, approximately 27% of our consolidated sales were generated by our wholesale operations and approximately 73% of our consolidated sales were generated by our retail dispensary operations. For the first quarter of 2022, our consolidated revenues were comprised of approximately 24% wholesale and approximately 76% retail sales. For 2021, medical-use sales and adult-use sales contributed approximately 60% and 40% of our consolidated revenues, respectively, and for the first quarter of 2022, our consolidated revenues were comprised approximately 65% of medical-use sales and approximately 35% of adult-use sales.

As of December 31, 2021, approximately 31% of our consolidated sales were generated in Illinois where 74% of our consolidated sales were in adult-use products. Approximately 25% of our consolidated sales were generated by our Florida operations, where all sales are generated by our retail stores given the vertical integration nature of Florida’s cannabis regulations. Verano is not dependent upon any single customer, or a few customers and the loss of any single customer or a few customers would not have a material adverse effect on our business or financial results.

Some of the states in which we operate have regulations that restrict marketing and sales activities of cannabis products. Restrictions may specify what, where and to whom product information and descriptions may appear or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. We strive to deploy a diverse range of marketing and brand recognition strategies that comply with applicable local and state laws and regulations.

In medical cannabis markets we seek to educate patients and potential patients about our products and medical dispensaries through certifying physicians, community outreach events and on-going staff training and education. For adult-use markets, we seek to educate customers and potential customers about our products and retail dispensaries through community outreach events and on-going staff training and education. In Florida we operate a patient care call center with more than 30 staff for direct phone, email and online chat support.

Market data for medical and adult-use cannabis is limited and unreliable due to ongoing regulatory changes and unreliable market information on supply levels. We rely largely on our own market research to forecast sales based upon historical sales, demographics, regulatory changes, demand, competition and similar consumer research. Forecasts for markets expanding into adult-use of cannabis are generally more reliable than forecasts for medical cannabis in states launching their initial programs.

Cultivation and Production

The cultivation and production of cannabis products requires licensing and permitting by each state where operations are conducted. As of June 10, 2022, we owned 12 cultivation and processing licensed facilities, leased one cultivation and processing facility and we were constructing a facility at an additional owned location. As of June 10, 2022, our 13 licensed cultivation and processing facilities had over 1,000,000 square feet of cultivation.

Each new manufacturing suite is built to ISO 8 clean room specifications and employs advanced nutritional and pharmaceutical formulations technology for the most optimal delivery methods. Our cultivation grows pesticide-free to meet testing, inventory and other applicable state regulatory requirements. We have implemented and adhere to standard operating procedures across all of our cultivation and manufacturing facilities.

Although cannabis is an agricultural product, our cultivation methodologies employ a perpetual harvest system whereby plants are propagated and thereafter harvested on a staggered schedule. This ensures limited variability in the availability of finished products and minimizes the otherwise cyclical or seasonal nature of the business.

Components

The principal components in the production of our consumer packaged products include cannabis grown internally or acquired through wholesale channels, other agricultural products, and packaging materials (including glass, plastic and cardboard) acquired through wholesale channels. Almost all raw material input, except packaging materials, used to produce our cannabis consumer packaged goods are cultivated or processed internally for further use in the manufacturing process.

Due to the US federal prohibition on cannabis, we must source cannabis within each individual state in which we operate. While there are opportunities for centralized sourcing of some packaging materials, given each state’s unique regulatory requirements, we believe multi-state operators currently do not have access to nationwide packaging solutions.

Environmental

Similar to traditional agricultural practices, the cultivation and processing of cannabis can impact the environment through waste, energy use, air pollutants, agriculture water runoff and soil degradation, with the extent of these environmental impacts being contingent on the methods of cultivation and production employed. The cannabis industry has been in its early stages and as the cannabis industry continues to mature and expand in connection with increasing legalization, we believe the industry will develop industry-wise business practices that include comprehensive environmental sustainability in accordance with emerging state regulatory requirements. The establishment of cooperative policies and standards across local, state, regional, and national levels for both cannabis and hemp markets will be pivotal to advancing environmental sustainability across the cannabis industry.

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Organic plant waste and single-use consumer packaging make up a significant portion of the waste generated from the industrial-scale cultivation and processing of cannabis. In many states, cannabis waste must be rendered “unusable” and “unrecognizable” before it is then required to be mixed with non-cannabis waste to achieve a ratio of 50% cannabis waste and 50% non-cannabis waste. While many states offer various alternatives that may be mixed with cannabis waste, cultivation sites may be unable to provide sufficient volumes of non-cannabis waste to reach the necessary ratio without adding superfluous waste or having to haul in additional waste to augment.

Cannabis is an energy-intensive crop, especially when cultivated indoor. Energy is needed for lighting, environmental controls, and hydration at indoor cultivation operations. Access to energy infrastructure (power grids) can be a challenge that can cause a temporary reliance on generators that run on fossil fuels that impact air quality. Indoor cultivation is our primary method of cultivating cannabis due to the market demand for consistent, high-quality cannabis products year-round, regardless of adverse weather and fluctuating daylight. According to the National Cannabis Industry Association, as of October 2020, an estimated 63% of commercial cannabis cultivation has been conducted indoors with another 20% conducted in partial indoor operations, such as greenhouses. In 2021 and currently, almost all of the Company’s cultivation is indoor. We expect to conduct substantially all cultivation and production in indoor facilities.

In addition to generated electricity, the cultivation and processing of cannabis and the transportation of cannabis products all contribute to air emissions. Cannabis, like many other crops, often relies upon water supplied through artificial irrigation. Agricultural runoff from cannabis cultivation can contain wastewater pollutants, which can have an impact on the environment. Soil erosion, nutrient loss, reduction in organic carbon stored within the soil, and increased acidity are all linked to traditional agriculture practices, although such environmental impacts are more prevalent in outdoor cultivation.

We believe that cannabis businesses that incorporate environmentally sustainable practices must start with a comprehensive plan for cultivation and production that enables operators to consider the short, medium, and long-term impacts of their operations. Such a plan must have timelines for implementation, objective metrics to gauge progress, standards to monitor compliance and periodic evaluation of the plan itself.

We are in the process of evaluating our operations in order to structure a comprehensive cultivation plan that considers the short, medium, and long-term environmental impacts of the Company’s operations, and in doing so we have identified emerging agricultural practices that promote environmental sustainability that could be applied to the cannabis industry. An early-stage practice for managing plant waste involves on-site anaerobic digestion that uses the plant waste to generate and capture methane, carbon dioxide, and nutrient-rich fertilizer which provides diversion from landfills and the reuse of plant waste. Cultivation and retail cannabis facilities could collaborate on establishing practices that promote and integrate reusable and refillable containers for their products, instead of disposable single-use packaging designs. Through proactive planning and the leveraging of business networks, the cannabis industry could collaboratively pursue more energy-efficient practices. Implementing LED lighting and more efficient HVAC systems helps reduce energy use in indoor grow facilities. Optimizing space utilization and scheduling the use of high energy equipment around peak demand can also reduce the energy impacts of the cannabis industry. Existing emission control technologies have the potential to be broadly applied across the cannabis industry to mitigate adverse air quality impacts. Industry best practices could focus on minimizing water usage and agriculture runoff as well as eliminating adverse impacts to water quality from any discharges back into the environment.

Federal legalization of cannabis would open access to federal programs, such as the US Department of Agriculture for financial and technical assistance, the Small Business Administration for loan assistance, the Environmental Protection Agency for grants, technical assistance, education, research, and traditional funding through nationally recognized financial institutions. Federal legalization also can advance the industry while protecting consumers and the environment with a national regulatory structure that considers environmental sustainability.

We believe we are compliant with all applicable environmental regulations and laws and properly dispose of toxic and hazardous substances used in the Company’s operations. Expenditures for compliance with environmental laws and regulations historically have not been material to the Company’s financial results, but could become an increasing expense for the Company as we develop and implement a comprehensive plan for environmentally sustainable practices and if enhanced environmental laws and regulations are enacted for the cannabis industry.

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Employees and Human Capital

The Company recruits, hires and promotes individuals that it believes are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share our core values as a company. As of March 25, 2022, the Company had 3,888 employees across its consolidated operating jurisdictions, including corporate, retail, cultivation and processing, both full- and part-time employees, and including but not limited to: finance and accounting, legal, human resources, regulatory and compliance, supply chain and operations, sales and marketing, commercial and cannabis agriculture, chemists, customer service, construction and project management, and real estate.

We offer a comprehensive package of company-sponsored benefits to our employees. Eligibility depends on the full-time or part-time status, employee location and other factors, and benefits include medical and dental plans, disability insurance, a 401(k) retirement and savings plan, employee assistance programs and life insurance. Additionally, we believe in aligned incentives and utilize employee stock and incentive plans for a competitive total rewards program. We did not experience any work stoppages in 2021 (other than disruptions caused by complying with COVID-19 emergency measures mandated by governmental authorities) and we consider our relationship with our employees to be good. Numerous states deemed cannabis “essential” as other businesses were required to close because of the COVID-19 pandemic.

Approximately 180 employees who work in New Jersey’s cultivation and dispensary operations are covered by a collective bargaining agreement that was recently entered into with United Food and Commercial Workers International Union Local 360. Union elections at the Lombard and Highland Park, Illinois retail dispensaries in favor of union representation were recently certified and collective bargaining discussions at those locations have begun. The terms of the collective bargaining agreements have not been determined at this time. Certain employees of Goodness Growth are represented by local offices of the United Food and Commercial Workers International Union in New York, Maryland and Minnesota, and it is expected that if the Goodness Growth acquisition is consummated, those labor union contracts will remain in place at such time in accordance with their terms.

Specialized Skill and Knowledge

We believe we are a leader in our industry and in order to maintain a leadership position, we rely on a motivated and experienced team, focused on offering the highest quality products and services to our customers in a highly-regulated industry. We employ a diverse group of individuals, hand-picked for their respective administrative, operational, or financial expertise, and where appropriate, chosen for their experience and demonstrated skill in the cultivation and operations of medical and adult-use cannabis.

We have established training and education tools designed to align employee training efforts and resources with our core principles and strategic goals. Employees are expected to complete at least 20 hours of continued training and education annually. Our training tools are designed to be flexible to include new policies and procedures, and can be revised as necessary based on new or ongoing operational concerns, management observations, regulatory changes and new or improved practices. Our employees undergo significant and diverse training, tailored to each employee based on their function and business-lines. Training includes but is not limited to the following topics: (i) applicable laws, rules, and regulations; (ii) propagation, cloning, and nursery management; (iii) transplanting and vegetative growth; (iv) fertigation and nutrient management; (v) irrigation and water conservation; (vi) integrated pest management and biosecurity; (vii) flower canopy management; (viii) harvesting; (ix) drying and curing; (x) waste and disposal procedures; (xi) trimming and packaging preparation; (xii) sampling, laboratory testing, and quality assurance; (xiii) extraction, infusion, and food handling; (xiv) surveillance and security; (xv) inventory control; (xvi) emergency preparedness and response; (xvii) diversion control and prevention; (xviii) health, safety, sanitation and hygiene; (xix) recordkeeping and reporting: (xx) recall and quarantine procedures; (xxi) regulatory inspection preparedness; and (xxii) law enforcement interactions.

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Social Equity

We believe that a more diverse and community focused cannabis industry leads to a more sustainable, inclusive and responsible one. We aim to foster a more equitable industry where participation and success are possible regardless of the numerous factors that have historically held many people, businesses, and communities back. To support the growth of an inclusive cannabis industry, we are implementing social equity initiatives at the national level and in states and municipalities in which we operate. The social equity programs are generally designed to develop and carry out initiatives that seek to provide support and create opportunities in the cannabis industry for deprived communities, people of color and other disadvantaged minorities. In each state of operation, we seek to partner with local organizations to provide education, entrance into the cannabis industry, or other growth opportunities to both our employees and the community. Recently, we partnered with Legal Aid Chicago to host a virtual expungement and record sealing clinic to provide relief for those with nonviolent cannabis offenses. In Florida we provide medical cannabis education through certifying physicians, community outreach events and ongoing staff education, all of which are supported by a patient care call center with more than 30 staff for direct phone, email and online chat support. At the state and local level, we have focused on the region to create volunteer opportunities for employees and donate to charitable organizations, including matching employee donations.

Nationally, Verano has made major charitable contributions to the Lynn Sage Breast Cancer Foundation, provided endowments for first generation college students, and hosted employee volunteer days. We plan to continue and expand these partnerships and events at the national, state and local levels to increase social equity in the cannabis industry.

Many states and cities have implemented social equity programs in connection with the legalization of medical or adult-use cannabis. These programs attempt to ensure that people of color, other disadvantaged minorities and those with marijuana offenses prior to legalization, be afforded an opportunity to participate in a meaningful way in the cannabis industry. As new medical and adult-use legislation is passed, multi-state operators such as the Company may be prevented, limited or discouraged from obtaining new licenses, renewing licenses or from participating in new markets or existing markets.

Implications of Being an Emerging Growth Company

The Company had less than $1.07 billion in revenue for 2021, its last fiscal year, which means that we qualify as an Emerging Growth Company. As such, we may take advantage of certain exemptions from various SEC reporting requirements that are applicable to reporting entities that are not Emerging Growth Companies. These exemptions include:

●	reduced disclosure about the Company’s executive compensation arrangements;

●	exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“SOX”) that require a public company’s independent public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

●	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until the Company no longer qualifies as an Emerging Growth Company. The Company has elected not to use the extended transition period for adopting new or revised financial accounting standards and, as a result, we will comply with new or revised financial accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not Emerging Growth Companies.

The Company would cease to be an Emerging Growth Company upon the first to occur of: (i) the last day of the first fiscal year in which the Company’s annual gross revenues exceed $1.07 billion, (ii) the date on which the Company will have issued more than $1 billion in non-convertible debt securities during the previous three years, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, and (iv) five years after an offering to the public of the Company’s equity securities pursuant to an effective registration statement under the Securities Act. We would be deemed to be a “large accelerated filer” if the following three conditions are met: (a) the market value of the Subordinate Voting Shares held by non-affiliates exceeds $700 million as of the last business day of the Company’s most recently completed second fiscal quarter, (b) we were subject to Exchange Act reporting requirements for at least 12 calendar months and (c) we filed at least one annual report on Form 10-K with the SEC.

Transition Period to Comply with Management’s Assessment of Internal Controls over Financial Reporting

In accordance with the SEC’s requirements for Form 10 registration statements, we are not required to include a report of management’s assessment regarding internal controls over financial reporting in this Registration Statement, and our independent public accounting firm is not required to provide an attestation report on the effectiveness of our internal control over financial reporting in this Registration Statement.

On the Effective Date and continuing during a transition period provided by the SEC for newly public reporting companies in Section 404 of SOX, we will be exempted from the requirement that we include a management’s report on its assessment of the Company’s internal control over financial reporting until our second Annual Report on Form 10-K is filed with the SEC.

The Company may also take advantage of other transition periods for compliance provided by the SEC for newly public reporting companies.

Available Information

The Company’s website address is www.verano.com. Through this website, the Company’s filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on the Company’s website is not part of this Registration Statement.

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Canadian securities authorities also maintain an Internet site (www.sedar.com) that contains reports, circulars, annual information statements and other information regarding the Company.

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ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. See “Index to Financial Statements” on page F-1 of this Form 10.

(b) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Arrangement Agreement between Verano Holdings LLC, Majesta Minerals Inc., 1276268 B.C. Ltd., 1277233 B.C. Ltd. and 1278655 B.C. Ltd. dated December 14, 2020.

2.2*	Amendment to Arrangement Agreement between Verano Holdings LLC, Majesta Minerals Inc., 1276268 B.C. Ltd., 1277233 B.C. Ltd. and 1278655 B.C. Ltd. dated January 26, 2021.

2.3*†	Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated November 6, 2020.

2.4*	First Amendment to Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated December 14, 2020.

2.5*	Second Amendment to Agreement and Plan of Merger between Verano Holdings, LLC, Alternative Medical Enterprises LLC, Plants of Ruskin GPS LLC, RVC 360 LLC and John Tipton, solely in the capacity as member representative, dated February 5, 2021.

3.1*	Articles of Verano Holdings Corp., dated February 11, 2021.

3.2*	Notice of Articles of Verano Holdings Corp., dated February 11, 2021.

10.1*†	Amended and Restated Credit Agreement by and between Verano Holdings Corp. and certain of its subsidiaries, Chicago Atlantic GIC Advisers, LLC, Green Ivy Capital, LLC and the lenders party thereto, dated May 10, 2021.

10.2*†	Fourth Amendment to Amended and Restated Credit Agreement by and between Verano Holdings Corp. and certain of its subsidiaries, Chicago Atlantic GIC Advisers, LLC, Green Ivy Capital, LLC and the lenders party thereto, dated March 1, 2022.

10.3*††	Executive Employment Agreement between Verano Holdings Corp. and George Archos, dated February 18, 2021.

10.4*††	Amendment to Executive Employment Agreement between Verano Holdings Corp. and George Archos, effective January 1, 2022.

10.5*††	Executive Employment Agreement between Verano Holdings Corp. and Darren Weiss, dated February 18, 2021.

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10.6*††	Amendment to Executive Employment Agreement between Verano Holdings Corp. and Darren Weiss, effective January 1, 2022.

10.7*††	Executive Employment Agreement between Verano Holdings Corp. and John Tipton, dated March 31, 2021.

10.8*††	Executive Employment Agreement between Verano Holdings Corp. and R. Michael Smullen, dated March 31, 2021.

10.9*††	Executive Employment Agreement between Verano Holdings Corp. and Brett Summerer, dated to be effective as of January 1, 2022.

10.10*††	Stock and Equity Incentive Plan of Verano Holdings Corp.

10.11*††	Form of Equity Award Agreement for Stock Option.

10.12*††	Form of Equity Award Agreement for RSU.

10.13*	Arrangement Agreement between Verano Holdings Corp. and Goodness Growth Holdings, Inc., dated January 31, 2022.

16.1*	Letter from Macias Gini & O’Connell LLP to the SEC, dated April 26, 2022.

16.2*	Letter from Hill Barth & King, LLC to the SEC, dated April 26, 2022.

21.1*	List of Subsidiaries of the Registrant

99.1*	Consent of Baker Tilly US, LLP

*	Previously filed.

†	Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it (i) is not material and (ii) would likely cause competitive harm to the company if disclosed.

††	Management contract, compensatory plan or arrangement.

29

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 8, 2022

VERANO HOLDINGS CORP.

By:	/s/ George Archos
Name:	George Archos
Title:	Chief Executive Officer

30

INDEX TO FINANCIAL STATEMENTS

(a)	Verano Holdings Corp. Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019

	Report of Independent Registered Public Accounting Firm	F-3

	Report of Independent Registered Public Accounting Firm	F-4

	Consolidated Balance Sheets	F-5

	Consolidated Statements of Operations	F-6

	Consolidated Statements of Changes in Shareholders’ Equity	F-7

	Consolidated Statements of Cash Flows	F-8 - F-9

	Notes to the Consolidated Financial Statements	F-10 - F-72

(b)	Plants of Ruskin, LLC D/B/A AltMed Florida Plants of Ruskin GPS, LLC, RVC 360, LLC (“POR”) Combined Financial Statements as of December 31, 2020 and 2019 and for the Two Years Ended December 31, 2020

	Report of Independent Registered Public Accounting Firm	F-75

	Combined Balance Sheets as of December 31, 2020 and 2019	F-76

	Combined Statements of Operations for the years ended December 31, 2020 and 2019	F-77

	Combined Statements of Changes in Members’ Equity for the years ended December 31, 2020 and 2019	F-78

	Combined Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-79

	Notes to Combined Financial Statements	F-80 - F-89

(c)	AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2020 and for the Year Ended December 31, 2020

	Report of Independent Registered Public Accounting Firm	F-96

	Consolidated Balance Sheet as of December 31, 2020	F-97

	Consolidated Statement of Operations for the year ended December 31, 2020	F-98

	Consolidated Statement of Members’ Equity for the year ended December 31, 2020	F-99

	Consolidated Statement of Cash Flows for the years ended December 31, 2020	F-100

	Notes to Consolidated Financial Statements	F-101- F-116

(d)	AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2019 and for the Year Ended December 31, 2019

	Report of Independent Auditors	F-122

	Consolidated Balance Sheet as of December 31, 2019	F-123

	Consolidated Statement of Operations for the year ended December 31, 2019	F-124

	Consolidated Statement of Members’ Equity for the year ended December 31, 2019	F-125

	Consolidated Statement of Cash Flows for the years ended December 31, 2019	F-126

	Notes to Consolidated Financial Statements	F-127- F-138

(e)	Verano Holdings Corp. Unaudited Interim Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2022 and 2021

	Unaudited Interim Condensed Consolidated Balance Sheets	F-145

	Unaudited Interim Condensed Consolidated Statements of Operations	F-146

	Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity	F-147 - F-148

	Unaudited Interim Condensed Consolidated Statements of Cash Flows	F-149 - F-150

	Unaudited Interim Notes to the Condensed Consolidated Financial Statements	F-151 - F-187

(f)	Unaudited Pro Forma Financial Information

	Introduction to Unaudited Pro Forma Condensed Combined Financial Statement of Operations	F-188

	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021	F-188

	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-189

F-1

F-2

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Verano Holdings Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (the Company) as of December 31, 2021, the related consolidated statements of operations, changes in shareholders’ equity and cash flows, for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 4 to the consolidated financial statements, the Company has restated its 2021 consolidated financial statements to correct misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company’s auditor since 2021.

Irvine, California

April 26, 2022 (except for the effect of the restatement disclosed in Note 4, as to which the date is August 19, 2022)

F-3

Report of Independent Registered Public Accounting Firm (PCAOB Number 324)

Board of Directors and Shareholders
Verano Holdings Corp. (f.k.a. Verano Holdings LLC)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (f.k.a. Verano Holdings LLC) (the “Company”) as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the two years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for each of the two years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

We have served as Verano Holdings Corp.’s auditor since 2016.
Chicago, Illinois
April 25, 2022

Macias Gini & O’Connell LLP 155 North Wacker Drive, Suite 4350 Chicago, IL 60606	www.mgocpa.com

F-4

VERANO HOLDINGS CORP.

Consolidated Balance Sheets

As of December 31, 2021 & 2020

($ in Thousands except share and per share amounts)

	2021	2020
ASSETS	(As Restated)
Current Assets:
Cash and cash equivalents	$99,118	$16,402
Accounts Receivable, net	17,410	7,270
Notes Receivable	285	3,945
Due from Related Parties	-	108
Inventory	140,703	37,354
Prepaid Expenses and Other Current Assets	19,528	6,169

Total Current Assets	277,044	71,248

Property, Plant and Equipment, net	452,232	144,182
Right Of Use Assets, net	61,346	11,784
Intangible Assets, net	1,379,913	72,419
Goodwill	368,130	16,029
Investment in Associates	7,491	11,547
Deposits and Other Assets	2,499	2,442

TOTAL ASSETS	$2,548,655	$329,651

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$45,172	$18,293
Accrued Liabilities	42,149	13,886
Income Tax Payable	154,512	41,158
Current Portion of Lease Liabilities	6,563	1,803
Current Portion of Notes Payable	13,771	7,814
Acquisition Consideration Payable	208,349	33,290
Due to Related Parties	-	45

Total Current Liabilities	470,516	116,289

Long-Term Liabilities:
Deferred Revenue	1,183	2,036
Notes Payable, net of Current Portion	276,154	32,480
Lease Liabilities, net of Current Portion	56,812	10,624
Deferred Income Taxes	262,184	14,824

Total Long-Term Liabilities	596,333	59,964

TOTAL LIABILITIES	$1,066,849	$176,253

SHAREHOLDERS’ EQUITY	1,480,530	147,161
NON-CONTROLLING INTEREST	1,276	6,237

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,548,655	$329,651

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VERANO HOLDINGS CORP.

Consolidated Statements of Operations

For the Years Ended December 31, 2021, 2020 & 2019

($ in Thousands except share and per share amounts)

	2021	2020	2019
	(As Restated)
Revenues, net of discounts	$737,850	$228,530	$65,968
Cost of Goods Sold, net	406,831	92,961	29,928

Gross Profit	331,019	135,569	36,040

Operating Expenses:
General and Administrative	100,903	23,838	29,692
Sales and Marketing	8,644	919	926
Salaries and Benefits	119,598	16,228	6,231
Depreciation and Amortization	41,784	2,278	2,288

Total Operating Expenses	270,929	43,263	39,137

Income (Loss) from Investments in Associates	4,623	2,692	(456)

Income (Loss) From Operations	64,713	94,998	(3,553)

Other Income (Expense):
(Loss) on Disposal of Property, Plant and Equipment	(1,085)	(1,655)	(1,546)
(Loss) on Deconsolidation	-	(189)	(3,087)
Gain on Previously Held Equity Interest	-	457	-
Amortization of Debt Issuance Costs for Warrant	-	(3,018)	(425)
Amortization of Convertible Debt Discount	-	(2,912)	(364)
Other Income (Expense), net	9,632	(701)	94
Interest Income (Expense), net	(24,270)	(4,528)	390

Total Other Expense	(15,723)	(12,546)	(4,938)

Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	48,990	82,452	(8,491)

Provision For Income Taxes	(103,988)	(42,296)	(10,333)

Net Income (Loss) Before Non-Controlling Interest	(54,998)	40,156	(18,824)

Net Income (Loss) Attributable to Non-Controlling Interest	2,509	1,755	(551)
Net Income (Loss) Attributable to Verano Holdings Corp.	$(57,507)	$38,401	$(18,273)

Net Income (Loss) per share – basic	(0.20)	0.15	(0.07)
Net Income (Loss) per share – diluted	(0.20)	0.14	(0.07)

Basic – weighted average shares outstanding	290,443,432	263,919,366	261,432,115
Diluted – weighted average shares outstanding	290,443,432	270,719,280	261,432,115

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VERANO HOLDINGS CORP.

Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2021, 2020 and 2019

(in Thousands)

	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2019	253,137,378	-	$112,071	$-	$2,801	$114,872

Adoption of ASC 842, Leases	-	-	-	(252)	-	(252)

Contributions from Members	-	-	5,906	-	71	5,977

Warrants issued for Notes Payable	7,421,379	-	5,449	-	-	5,449

Issuance of Warrants	986,921	-	-	-	-	-

Issuance of Beneficial Conversion Notes	-	-	3,276	-	-	3,276

Non-controlling interest from acquisition	-	-	-	-	8,171	8,171

Transfer from non-controlling interest to controlling	-	-	688	-	(688)	-

Distributions to members	-	-	-	(6,632)	(9)	(6,641)

Net Income (Loss)	-	-	-	(18,273)	(551)	(18,824)

Balance as of December 31, 2019	261,545,678	-	$127,390	$(25,157)	$9,795	$112,028

	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2020	261,545,678	-	$127,390	$(25,157)	$9,795	$112,028

Purchase of Non-controlling interest	-	-	-	(3,950)	(2,950)	(6,900)

Deconsolidation of subsidiary	-	-	-	-	79	79

Conversion of Warrants	18,354,322	-	10,524	-	-	10,524

Derecognition of NCI	-	-	-	-	(2,442)	(2,442)

Distributions to members	-	-	-	(47)	-	(47)

Net Income (Loss)	-	-	-	38,401	1,755	40,156

Balance as of December 31, 2020	279,900,000	-	$137,914	$9,247	$6,237	$153,398

	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
(As Restated)
Balance as of January 1, 2021	279,900,000	-	$137,914	$9,247	$6,237	$153,398

RTO-related issuances, net	-	-	652,217	-	-	652,217

Issuance of Pubco shares in redemption of membership units	(279,900,000)	279,900,000	-	-	-	-

Reverse takeover (“RTO Financing”), net	-	10,100,000	95,420	-	-	95,420

Distributions to minority holders	-	-	-	-	(1,675)	(1,675)

Purchase of Non-controlling interest	-	-	505	(6,975)	(5,795)	(12,265)

Share-based compensation	-	987,242	48,319	-	-	48,319

Issuance of shares in conjunction with acquisitions	-	29,526,129	522,120	-	-	522,120

Warrants issued and exercised	-	3,510,000	75,100	-	-	75,100

Contingent consideration & other adjustments to purchase accounting	-	289,291	4,170	-	-	4,170

Net Income (Loss)	-	-	-	(57,507)	2,509	(54,998)

Balance as of December 31, 2021	-	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806

The accompanying notes are an integral part of these consolidated financial statements.

F-7

VERANO HOLDINGS CORP.

Consolidated Cash Flow Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands)

	2021	2020	2019
	(As Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss) attributable to Verano Holdings Corp. and Subsidiaries	$(57,507)	$38,401	$(18,273)
Net income (loss) attributable to non-controlling interest	2,509	1,755	(551)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,244	7,866	7,393
Non-cash interest expense	5,727	1,074	-
Non-cash interest income	(166)	(935)	-
Non-cash inventory step-up expense on acquisitions	80,988	-	-
Loss on disposal of property, plant and equipment	1,085	1,655	1,546
Loss on disposition of VIE	-	2,202	-
Gain on previously held equity interest	-	(458)	-
Bad debt expense	1,701	300	331
Amortization of loan issuance costs – warrants	-	3,018	424
Amortization of debt issuance costs	2,566	235	124
Amortization of convertible debt discount	-	2,912	364
Write-off of note receivable	14	300	-
Loss on deconsolidation of subsidiary	-	159	2,275
Loss (income) from underlying investees	(4,544)	(2,608)	456
Contingent consideration compensation	4,170	-	-
Loss on share issuance	1,207	-	-
(Decrease) in fair value of contingent consideration	(13,676)	-	-
Stock based compensation	45,250	-	-
Derecognition of deferred rent	-	-	104
Changes in operating assets and liabilities:
Accounts receivable	(6,673)	(2,506)	(2,622)
Inventories	(59,506)	(22,873)	(8,368)
Prepaid expenses and other current assets	(6,252)	(3,043)	(1,657)
Deposits and other assets	8,553	3,008	(1,795)
Investment in associates	1,675	-	-
Accounts payable	9,920	1,777	4,221
Accrued liabilities	1,670	10,508	1,263
Change in Lease Liabilities	(7,743)	(1,717)	(1,479)
Income tax payable	109,452	29,952	10,420
Due to related parties, net	(45)	(833)	(513)
Deferred taxes	(32,810)	(557)	(323)
Deferred revenue	(937)	2,035	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	182,872	71,627	(6,660)

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid in membership interest acquisition	-	-	(3,500)
Purchases of property, plant and equipment	(141,265)	(60,153)	(59,041)
Proceeds from disposal of assets	1,894	-	-
Advances to related parties	108	145	-
Purchases of intangible assets	(8,374)	(7,010)	(7,237)
Purchase of NCI	(7,840)	-	-
Acquisition of businesses, net of cash acquired	(309,815)	(21,902)	61
Payment of acquisition price payable	-	(1,544)	-
Cash paid in deconsolidation of subsidiary	-	-	(59)
Distributions to minority holders	(1,675)
Purchase of interest in investment in associates	(3,350)	-	(9,913)
Dividend received from investments in associates	10,275	1,867	571
Issuance of note receivable	(147)	(186)	(5,000)
Proceeds from note receivable	4,215	1,875	-
Interest received on note receivable	142	-	-

NET CASH (USED IN) INVESTING ACTIVITIES	(455,832)	(86,908)	(84,118)

The accompanying notes are an integral part of these consolidated financial statements.

F-8

VERANO HOLDINGS CORP.

Consolidated Cash Flow Statements (Continued)

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands)

	2021	2020	2019
	(As Restated)
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	-	-	5,977
Distributions to members	-	(46)	(6,102)
Proceeds from exercise of warrants	-	2,191	2,173
Proceeds from issuance of notes payable	224,725	33,943	21,613
Principal repayments of notes payable	(10,757)	(9,754)	(4,353)
Debt issuance costs paid	(8,812)	(1,068)	(200)
Proceeds from sale of Property, Plant & Equipment	-	-	5,000
Proceeds received from RTO financing	75,420	-	-
Cash received in warrant private placement	75,100	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	355,676	25,266	24,108

NET INCREASE (DECREASE) IN CASH	82,716	9,985	(66,670)

CASH, BEGINNING OF PERIOD	16,402	6,417	73,087

CASH, END OF PERIOD	$99,118	$16,402	$6,417

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest (received) paid	$18,709	$1,761	$(218)
Cash paid for taxes	$27,962	$10,237	$569

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$8,512	$1,860	$6,633

Issuance of note receivable related to sale of property, plant, and equipment	$-	$-	$5,000

Distributions receivable from investment in associate	$-	$-	$83

Issuance of shares under business combinations	$1,148,127	$-	$-

Acquisitions
Tangible and Intangible assets acquired, net of cash	$1,638,726	$50,925	$4,394
Liabilities assumed	(354,933)	(17,872)	(1,055)
Acquisition consideration payable	(1,324,914)	(21,186)	(1,000)
Issuance of note payable	-	(350)	-
Goodwill	350,936	10,965	-
Noncontrolling interest from acquisitions	-	-	(2,400)
Previously held equity interest	-	(580)	-
	$309,815	$21,902	$(61)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

1. NATURE OF OPERATIONS

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its subsidiaries, licensees, and managed entities.

Verano is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across thirteen state markets (Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).

In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.

On February 11, 2021, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began trading in the U.S. on the OTCQX, part of the OTC Markets Group, under the ticker “VRNOF”.

The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Basis of Measurement

The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

(c)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

(d)	Basis of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.

F-10

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Verano Holdings Corp. has owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements for the year ended December 31, 2021 The ownership percentages set forth in the tables below may not necessarily match state regulatory records as the below assumes for purposes of presentation the approval of certain pending, planned, or anticipated state regulatory transfers. The Company will update its regulatory filings in those states where it is permitted to do so as soon as practical and will continue to operate the entities below, where and as applicable, in accord with current practice and in compliance with applicable laws and regulations.

Subsidiaries

Entity Name	Jurisdiction	Purpose	Percentage Interest
12395 North Miami, LLC	Florida	Real Estate holding company	100%
130 Monroeville, LLC	Pennsylvania	Real Estate holding company	100%
16 Magothy Road Beach, LLC	Maryland	Real Estate holding company	100%
1728 & 52 Old York Road, LLC	Pennsylvania	Real Estate holding company	100%
2000-2015 W. 3rd Street, LLC	Arizona	Real Estate holding company	100%
257 Wynnewood, LLC	Pennsylvania	Real Estate holding company	100%
270 Cranberry, LLC	Pennsylvania	Real Estate holding company	100%
3510 Ocala, LLC	Florida	Real Estate holding company	100%
4450 New Haven, LLC	Florida	Real Estate holding company	100%
4674 JAX, LLC	Florida	Real Estate holding company	100%
5409 S. Power Road, LLC	Arizona	Real Estate holding company	100%
7221 Jessup, LLC	Maryland	Real Estate holding company	100%
783 Butterfield Road, LLC	Illinois	Real Estate holding company	100%
799 Washington, LLC	Pennsylvania	Real Estate holding company	100%
A&T SPV II LLC	Texas	Holding company	100%
AGG Wellness, LLC	Maryland	Dispensary	100%
AGOZ Redevelopment, LP	Pennsylvania	Real Estate holding company	100%
Agri-Kind, LLC	Pennsylvania	Cultivation	100%
Agronomed Biologics Holdings Inc.	Pennsylvania	Holding company	100%
Agronomed Biologics LLC	Pennsylvania	Cultivation/Dispensary	100%
Agronomed Holdings, Inc.	Pennsylvania	Holding company	100%
Agronomed IP LLC	Pennsylvania	Intellectual property	15%
Agronomy Holdings, LLC	Florida	Holding company	100%
Agronomy Innovations LLC	Arizona	Management company	100%
Albion MM, LLC	Illinois	Real Estate holding company	100%
Alternative Medical Enterprises LLC	Delaware	Holding company	100%
AltMed, LLC	Florida	Holding company	100%
Ataraxia, LLC	Illinois	Cultivation	100%
AZ MM Logistics, LLC	Arizona	Logistics company	100%
BISHCO LLC	Arizona	Management company	100%
Branchburg Rte. 22, LLC	New Jersey	Real Estate holding company	100%
Caring Nature, LLC	Connecticut	Dispensary	100%
Cave Creek RE, LLC	Arizona	Real Estate holding company	100%

F-11

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

Entity Name	Jurisdiction	Purpose	Percentage Interest
Chicago Natural Treatment Solutions, LLC	Delaware	Holding company	100%
Connecticut Pharmaceutical Solutions, Inc.	Delaware	Holding company	100%
Connecticut Pharmaceutical Solutions, LLC	Connecticut	Cultivation	100%
CTPharma Real Estate Inc.	Connecticut	Real Estate holding company	100%
CTPharma Research Solutions, LLC	Delaware	Research business	10%
Cultivation Corner, LLC	Arizona	Management company	100%
DGV Group, LLC	Delaware	California joint venture	62.50%
Eastern and Pebble, LLC	Florida	Real Estate holding company	100%
FAD Investment Group, LLC	Illinois	Holding company	100%
FGM Processing, LLC	Maryland	Processor	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	Cultivation/Dispensary	100%
Freestate Wellness, LLC	Maryland	Cultivation/Dispensary	100%
Glass City Alternatives, LLC	Ohio	Dispensary	100%
GLD Holdings, LLC	Delaware	Holding company	100%
Green RX, LLC	Ohio	Dispensary	100%
GVB Holding Group LLC	Pennsylvania	Holding company	100%
Healthway Services of Illinois, LLC	Illinois	Holding company	100%
ILDISP, LLC [1]	Illinois	Holding company	50%
ILMM Logistics, LLC	Illinois	Logistics company	100%
Local Dispensaries, LLC	Pennsylvania	Dispensary	100%
MA MM Logistics, LLC	Illinois	Logistics company	100%
Mad River Remedies, LLC	Ohio	Dispensary	100%
Maryland Natural Treatment Solutions, LLC	Maryland	Dispensary	100%
MD MM Logistics, LLC	Maryland	Logistics company	100%
MDCult, LLC	Maryland	Holding company	100%
Mother Grows Best, LLC	Ohio	Cultivation	100%
Mother Know’s Best, LLC	Ohio	Dispensary	100%
MUVHealth LLC	Arizona	Holding company	100%
NH Medicinal Dispensaries, LLC[1]	Illinois	Dispensary	50%
NJ MM Logistics, LLC	New Jersey	Logistics company	100%
NNTS Holdings, LLC	Delaware	Holding company	100%
NSE Pennsylvania LLC	Pennsylvania	Dispensary	100%
NuTrae, LLC	Florida	Intellectual property	100%
Nuuvn Holdings, LLC	Delaware	Holding company	100%
NV MM Logistics, LLC	Nevada	Logistics company	100%
OH MM Logistics, LLC	Ohio	Logistics company	100%

1 ILDISP, LLC and NH Medicinal Dispensaries, LLC: Ataraxia has a 50% membership interest share of ILDISP, which owns 100% interest in NH Medicinal Dispensaries. As such, Ataraxia owns a 50% interest in NH Medicinal Dispensaries. NH Medicinal Dispensaries holds two licenses which are associated with two dispensaries: The Clinic Effingham and Zen Leaf Charleston. Due to the nature of the extent of control the Ataraxia exercises over each dispensary, the Company recognizes The Clinic Effingham as an equity-method investment and fully consolidates Zen Leaf Charleston.

F-12

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

Entity Name	Jurisdiction	Purpose	Percentage Interest
Ohio Natural Treatment Solutions, LLC	Delaware	Management company	100%
PA MM Logistics, LLC	Pennsylvania	Logistics company	100%
Plants of Ruskin GPS, LLC	Delaware	Holding company	100%
Plants of Ruskin, LLC	Florida	Cultivation/Dispensary	100%
Prospect Heights RE, LLC	Illinois	Real Estate holding company	100%
Redfish Holdings, Inc.	Maryland	Holding company	100%
RedMed Holdings, LLC	Delaware	Holding company	100%
RedMed, LLC	Delaware	Holding company	100%
RVC 360, LLC	Delaware	Real Estate holding company	100%
Saint Chicago Holdings, LLC	Delaware	Holding company	100%
SG1 LLC	Delaware	Holding company	100%
SW Merger Sub, Inc.	Nevada	Acquisition subsidiary	100%
TAB Management Group, LLC	Illinois	Holding company	100%
TAMM, LLC	Illinois	Holding company	100%
TerraVida Holistic Centers LLC	Pennsylvania	Dispensary	100%
The Healing Center LLC	Pennsylvania	Dispensary	100%
TOKI Veterans Group, LLC	Illinois	Holding company	100%
Verano Arizona Holdings, LLC	Delaware	Holding company	100%
Verano Arizona II, LLC	Delaware	Management company	100%
Verano Arizona, LLC	Delaware	Management company	100%
Verano Arlington, LLC	Delaware	Real Estate holding company	100%
Verano Connecticut, LLC	Delaware	Holding company	100%
Verano El Dorado, LLC	Arkansas	Real Estate holding company	100%
Verano Evanston, LLC	Illinois	Holding company	100%
Verano Four Daughters Holdings, LLC	Delaware	Holding company	100%
Verano Highland Park, LLC	Illinois	Holding company	100%
Verano Holdings, LLC	Delaware	Holding company	100%
Verano Holdings USA Corp.	Delaware	Holding company	100%
Verano Illinois, LLC	Illinois	Holding company	100%
Verano IP, LLC	Delaware	Intellectual property	100%
Verano Michigan, LLC	Delaware	Management company	100%
Verano NJ Holdings, LLC	Delaware	Holding company	100%
Verano NSE Holdings, LLC	Delaware	Holding company	100%
Verano Oklahoma, LLC	Delaware	Holding company	100%
Verano Technologies, LLC	Delaware	Holding company	100%
Verano THC Holdings, LLC	Delaware	Holding company	100%
VH MRR, LLC	Ohio	Holding company	100%
VHGCA Holdings, LLC	Delaware	Holding company	100%
VHGG Holdings, LLC	Delaware	Holding company	100%
VHGG Real Estate Holdings, LLC	Delaware	Real Estate holding company	100%
VHGRX Holdings, LLC	Delaware	Holding company	100%
VHMD Processor, LLC	Delaware	Processor	100%
VZL Staffing Services, LLC	Illinois	Staffing company	100%
Willow Brook Wellness, LLC	Connecticut	Dispensary	100%
Zen Leaf Retail, LLC	Maryland	Holding company	100%
Zen Leaf Technologies, LLC	Delaware	Management company	100%
ZenNorth, LLC	Delaware	Holding company	100%
ZNN Holdings, LLC	Delaware	Holding company	100%

F-13

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

Controlled Entities

Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
2900 Lone Mountain, LLC	Nevada	Real Estate holding company	100%
4444 W. Craig Road, LLC	Nevada	Real Estate holding company	100%
AZGM 3, Inc.	Arizona	Cultivation/Dispensary	100%
Buchanan Development, LLC	Michigan	Dispensary	100%
Canna Cuzzos, LLC	Maryland	Dispensary	40%
ChiVegs Real Estate, LLC	Nevada	Real Estate holding company	100%
EIJNO, LP	Illinois	Holding company	100%
Elevele LLC	Illinois	Dispensary	100%
Fort Consulting, LLC	Arizona	Cultivation/Dispensary	100%
Healthway Services of West Illinois, LLC	Illinois	Dispensary	100%
Lone Mountain Partners, LLC	Nevada	Cultivation	100%
Mikran, LLC	Maryland	Dispensary	100%
MME Aurora Retail, LLC	Illinois	Dispensary	100%
MME Evanston Retail, LLC	Illinois	Dispensary	100%
MME IL Holdings, LLC	Illinois	Holding company	100%
Natural Treatment Solutions, LLC	Nevada	Holding company	100%
NatureX, LLC	Nevada	Dispensary	100%
Nevada Natural Treatment Solutions, LLC	Nevada	Holding company	100%
Noah’s Ark, LLC	Arkansas	Dispensary	100%
Patient Alternative Relief Center	Arizona	Cultivation/Dispensary	100%
Perpetual Healthcare, Inc.	Arizona	Cultivation/Dispensary	100%
Saint Chicago, LLC	Illinois	Holding company	100%
SPSLE Corp.	Illinois	Holding company	100%
The Herbal Care Center, Inc.	Illinois	Dispensary	100%
The M Group, LLC	Maryland	Holding company	40%
The Medicine Room, LLC	Arizona	Dispensary	100%
V Waldorf, LLC	Maryland	Holding company	100%
Vending Logistics LLC	Arizona	Dispensary	100%
Verano MI2, LLC	Michigan	Holding company	100%
Verano MO Holdings, LLC	Delaware	Holding company	100%
Verano MO, LLC	Missouri	Holding company	100%
Verano NJ LLC	New Jersey	Cultivation/Dispensary	100%
Verano WV, LLC	West Virginia	Dispensary	100%
VMO Processing, LLC	Missouri	Processor	100%
VMO Retail, LLC	Missouri	Dispensary	100%
West Capital, LLC	Illinois	Real Estate holding company	100%

F-14

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

(e) Variable Interest Entities (VIE’s) & Non-controlling Interests

A VIE is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

If the Company determines that it has operating power and the obligation to absorb losses or receive benefits, the Company consolidates the VIE as the primary beneficiary, and if not, does not consolidate. The Company’s involvement constitutes power that is most significant to the entity when it has unconstrained decision-making ability over key operational functions within the entity.

Assets recognized as a result of consolidating VIEs do not represent additional assets that could be used to satisfy claims against the Company’s general assets. Conversely, liabilities recognized as a result of consolidating these VIEs do not represent additional claims on the Company’s general assets; rather, they represent claims against the specific assets of the consolidated VIEs.

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction-by-transaction basis. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity.

Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

(f) Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(g) Accounts Receivable and Expected Credit Loss

Accounts receivable are recorded at the invoiced amount and do not bear interest. Expected credit loss reflects the Company’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. Collectability of trade receivables is reviewed on an ongoing basis. The expected credit loss is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. As of December 31, 2021 and 2020, the allowance for credit losses were $356 and $300, respectively.

F-15

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h) Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Cultivated inventories include direct and indirect costs of production, including costs of materials, labor and depreciation related to cultivation. Such costs are capitalized as incurred, and subsequently included within cost of goods sold within the consolidated statements of operations, at the time the products are sold. Net realizable value is determined as the estimated selling price in the ordinary course of business, less reasonable costs associated with the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value.

In calculating final inventory values, management is required to compare the inventory cost to estimated net realizable value.

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

(i) Investments in Associates

Associates are all entities over which the Company has significant influence, but not control, generally accompanying an ownership of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method and are initially recognized at cost. Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Accounting policies of associates have been adjusted where necessary to ensure consistency with the policies adopted by the Company.

Dilution gains and losses arising in investments in associates are recognized in the consolidated statements of operations.

The Company assesses annually whether there is any objective evidence that its interest in associates is impaired. If impaired, the carrying value of the Company’s share of the underlying assets of associates is written down to its estimated recoverable amount (being the higher of fair value less costs of disposal or value in use) and charged to the consolidated statement of operations. If the financial statements of an associate are prepared on a date different from that used by the Company, adjustments are made for the effects of significant transactions or events that occur between that date and the date of these consolidated financial statements. There were no impairment charges recorded for the years ended December 31, 2021, 2020 and 2019.

F-16

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j) Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. The Company’s estimated depreciable lives of operating assets and facilities are as follows:

Land	Not Applicable
Building	30 years
Construction in Progress (“CIP”)	Not Applicable
Leasehold Improvements	Shorter of: remaining lease term or 10 years
Tools & Equipment	7 years
Kitchen & Lab Equipment	7 years
Other Machinery & Equipment	7 years
Furniture & Fixtures	7 years
Electronic & Security Equipment	5 years
Vehicles	7 years
Land Improvements	15 years

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.

Depreciation of property, plant and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Property, plant and equipment classified as construction in progress are transferred when placed in service, at which time depreciation of the asset begins.

(k) Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisitions. Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The Company did not record any impairment losses for the years ended December 31, 2021, 2020 and 2019. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition and were as follows for each class of intangible asset as of December 31, 2021:

Licenses	9-15 years
Tradenames	5-10 years
Technology	5-20 years

The Company did not record any intangible asset impairment losses for the years ended December 31, 2021, 2020 and 2019.

F-17

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l) Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired.

Goodwill is tested at least annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. No such events or circumstances occurred during the years ended December 31, 2021, 2020 or 2019 and accordingly, there was no impairment for the years ended December 31, 2021, 2020 or 2019.

(m) Leased Assets

Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 “Leases (Topic 842).”

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assesses whether:

●	The contract involves the use of an identified asset,
●	the Company has the right to obtain substantially all of the economic benefits from use of the asset through the period of use; and
●	the Company has the right to direct the use of the asset.

Such standard is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates consideration in the contract to each lease component on the basis of their relative stand-alone prices.

The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

F-18

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. For operating leases, the right of use asset depreciation fluctuates in relation to the interest expense on the lease liability, in combination, resulting in a straight-line rent expense attribution. The estimated useful lives of the right-of-use assets are determined on the same basis as the life of the lease. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable under a residual value guarantee; and
●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

(n) Advertising

Advertising costs are charged to expense when incurred. Advertising expenses totaled $8,644, $919 and $926 for the years ended December 31, 2021, 2020 and 2019, respectively.

F-19

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. As discussed further in Note 13, the Company is subject to the limitations of Section 280E of the Internal Revenue Code of 1986, as amended (the “IRC”).

(p) Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Through application of ASU 2014-09, the Company recognizes revenue upon the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company adopted ASU 2014-09 effective January 1, 2019, and the adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial statements.

In order to recognize revenue under ASU 2014-09, the Company applies the following five steps:

●	Identify a customer along with a corresponding contract;
●	identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	allocate the transaction price to the performance obligation(s) in the contract; and
●	recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues from the wholesale and retail sales of cannabis are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2021, 2020 and 2019.

Certain wholesale customers may have payment terms within a specified time-period permitted under the Company’s credit policy, typically within 30 days of transfer. The Company generally requires previous payment from a customer prior to entering into another contract with such customer.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

F-20

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has customer loyalty programs in which retail customers accumulate points for each dollar of spending. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated redemption probability of point obligation incurred, which is calculated based on a standalone selling price.

(q) Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statement on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

Level 1	–	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2	–	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3	–	Inputs for the asset or liability that are not based on observable market data.

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. For further details, see Note 20 – Fair Value Measurements.

(r) Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent considerations from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

F-21

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s) Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There were no impairment charges related to intangible assets or property, plant and equipment for the years ended December 31, 2021, 2020 and 2019.

(t) Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to members by the weighted average number of shares (on an as converted basis to Subordinate Voting Shares) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential units and shares.

To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the years ended December 31, 2021, 2020 and 2019 because their impact would have been anti-dilutive.

(u) Convertible Notes

The Company accounts for hybrid contracts that feature conversion options in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”). ASC 815 requires companies to bifurcate conversion options and account for them as freestanding financial instruments according to certain criteria. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument in accordance with ASC Topic 470-20, Debt with Conversion and Other Options “ASC 470-20”).

The modification of warrant agreements presented as equity classified are first analyzed to ensure that such modifications do not change the classification of the instrument. If equity presentation remains proper, an adjustment to equity is recorded. If equity presentation is not preserved, the modification is evaluated under ASC 470-20.

F-22

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v) Business Combinations

In January 2017, the FASB issued Accounting Standards Update 2017-01 regarding Business Combinations (Topic 805) (“ASU 2017-01”), specifically to clarify the definition of what constitutes a business, with the objective of assisting entities in determining whether a transaction should be accounted for as a business combination or as an asset acquisition. ASU 2017-01 defines a business as an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits. In a transaction, the Company considers inputs, processes and outputs in determining whether economic benefits may be obtained. If so, the transaction is accounted for as a business combination. Otherwise, the Company treats the transaction as an asset acquisition. The Company adopted ASU 2017-01 effective January 1, 2019, and the adoption of ASU 2017-01 did not have a material impact on the Company’s consolidated financial statements.

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of the transaction. Transaction related costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of the transaction. When the Company acquires control of a business, any previously held equity interest is also remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the consolidated statements of operations immediately as a gain.

Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in the consolidated statement of operations.

The Company recognizes the identifiable assets acquired and the liabilities assumed at their acquisition date fair values in accordance with ASC 820, Fair Value. Management exercises judgement in estimating the fair values of specific assets and liabilities such as inventory, fixed assets and intangible assets. In general, acquired current assets and liabilities are valued at cost basis as carrying value approximates fair value.

Inventory is recognized at net realizable value. Historical inventory costs are used to calculate the estimated fair value of inventory, also known as the inventory step-up. Management analyzes the acquirees’ historical performance and considers other factors that may impact the inventory step up such as operational, regulatory, legal or economic factors that may influence post-acquisition performance.

Where applicable, the Company engages independent valuation experts to perform fair value assessments on tangible assets, inclusive of property, plant and equipment. The valuation expert appraises the fair value of acquired fixed assets.

The Company identifies intangible assets, and depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

F-23

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cannabis licenses are the primary intangible asset acquired in business combinations as they provide the Company the ability to operate in each market. The key assumptions used in these cash flow projections include discount rates and terminal growth rates. The most sensitive key assumptions used is the estimated discount rate applied in the valuation. The average discount rate applied is 23% and is dependent upon the markets in which each of the acquisitions operates. The terminal growth rate represents the rate at which these businesses will continue to grow into perpetuity. Management selected terminal growth rates of approximately 3%. Other significant assumptions include revenue, gross profit, operating expenses and anticipated capital expenditures which are based upon the Corporation’s historical operations along with management projections.

Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted in subsequent periods. However, the measurement period will last for one year from the transaction date.

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.

(w) Segment Reporting

An operating segment is a component of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and that engages in business activities from which it may earn revenue and incur expenses. The Company has two reportable segments: (i) Cultivation (Wholesale), which is the cultivation, production and sale of cannabis to retail stores, and (ii) Retail, which is the retailing of cannabis to patients and consumers.

For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operates as of December 31, 2021: Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia.

All revenues were generated in the United States for the years ended December 31, 2021, 2020 and 2019.

(x) Stock-Based Payments

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in statement of operations with a corresponding credit to contributed surplus, in equity.

F-24

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company recognizes compensation expense for restricted stock units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

(y) Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i) Estimated Useful Lives and Amortization of Intangible Assets

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may impaired.

(ii) Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and any contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

(iii) Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments: Cultivation (Wholesale) and Retail. For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operated as of December 31, 2021: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia.

F-25

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(iv) Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. To determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Corporation relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(v) Property, Plant and Equipment Impairment

The Company evaluates the carrying value of long-lived assets at the end of each reporting period whenever there is any indication that a long-lived asset is impaired. Such indicators include evidence of physical damage, indicators that the economic performance of the asset is worse than expected, or that the decline in asset value is more than the passage of time or normal use, or significant changes occur with an adverse effect on the Company’s business. If any such indication exists, the Company estimates the recoverable amount of the asset. An asset is impaired when its carrying amount exceeds its recoverable amount. The Company measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset. The fair value is determined primarily by using the projected future cash flows discounted at a rate commensurate with the risk involved as well as market valuations. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair values are reduced for an estimate of the cost to dispose or abandon.

(vi) Discount Rate for Leases

ASC 842 requires lessees to discount lease payments using the rate implicit in the lease if that rate can be readily determined. If that rate cannot be readily determined, the Company generally uses the incremental borrowing rate when initially recording leases. Generally, the Company uses its incremental borrowing rate as the discount rate.

(vii) Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the transaction date.

F-26

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(viii) Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 19 – Variable Interest Entities for further details.

(ix) Expected Credit Loss

Management determines the expected credit loss by evaluating individual receivable balances and considering accounts and other receivable financial conditions and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the condensed interim consolidated statement of financial position date.

(x) Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. Such valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

(xi) Income Tax

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

(z) Accounting Pronouncements – Recently Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. ASU 2016-13 applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. ASU 2016-13 must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to members’ equity in the period of adoption. The Company adopted the new standard in the first quarter of the year ended December 31, 2020.

F-27

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. The Company adopted ASU 2017-04 in the first quarter of the year ended December 31, 2020. The adoption of ASU 2017-04 did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. ASU 2016-02 requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.

Upon adoption of ASU 2016-02, the Company recorded right-of-use assets of $3,065 and corresponding lease liabilities of $3,333 with the difference of $268 recorded in opening equity. See Note 14 for additional details.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 was effective for the Company beginning January 1, 2021. The adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321, investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 was effective for the Company beginning January 1, 2021. The adoption of ASU 2020-01 did not have a material impact on the Company’s consolidated financial statements.

(aa) Accounting Pronouncements – Recently Issued

On August 5, 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06), to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The amendments in this ASU 2020-06 are effective for public business entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2020-06 will have a material impact on the Company’s consolidated financial statements.

F-28

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

3. REVERSE TAKEOVER TRANSACTION (“RTO”)

On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company would result from the reverse takeover transaction contemplated thereby (the “RTO”).

In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.

In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $102, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee, for a net RTO Financing amount of $95,420.

The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Proportionate Voting Shares”). Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.

The members of Verano Holdings LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (Note 10) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984. Proportionate Voting Shares, plus cash consideration, as further described in Note 10. The members of the AME Parties received $20,000 in proceeds from RTO Financing.

In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination as Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the reverse takeover are those of Verano Holdings, LLC.

ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO- related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.

2 Such amount not in thousands

F-29

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

4. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company has restated its audited consolidated financial statements as of and for the year ended December 31, 2021 as illustrated in this note to the consolidated financial statements; collectively referred to as the “Restatement”. Amounts depicted as “As Restated” throughout the accompanying consolidated financial statements and footnotes include the impact of the Restatement.

The Company identified restatement errors or corrections, which are depicted in the tables below and relate to one of the following categories:

(a)	the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the Subordinate Voting Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

i.	As a result of the error related to stock-based compensation, the Company increased Inventory by $3,069, Cost of Goods Sold, net by $3,544, and Salaries and Benefits expense by $40,964, as of and for the year ended December 31, 2021.
ii.	As a result of such understated stock-based compensation expense, the Company’s tax expense was overstated by $139 with corresponding adjustments to Income Tax Payable of $661 and a decrease of Deferred Income Taxes of ($800) as of and for the year ended December 31, 2021.

(b)	the Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 at December 31, 2021.

The restatements described above are reflected in the following notes to the consolidated financial statements:

- Note 5 Inventories

- Note 8 Earnings Per Share

- Note 10 Acquisitions

- Note 12 Share Capital

- Note 13 Income Taxes

- Note 16 Segments

- Note 19 Consolidation

- Note 20 Fair Value Measurements

F-30

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

	December 31, 2021
	As Reported	Adjustments		As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$99,118	-		$99,118
Accounts Receivable, net	17,410	-		17,410
Notes Receivable	285	-		285
Due from Related Parties		-		-
Inventory	137,634	3,069	(a)	140,703
Prepaid Expenses and Other Current Assets	19,528	-		19,528

Total Current Assets	273,975	3,069	(a)	277,044

Property, Plant and Equipment, net	452,232	-		452,232
Right Of Use Assets, net	61,346	-		61,346
Intangible Assets, net	1,379,913	-		1,379,913
Goodwill	368,130	-		368,130
Investment in Associates	7,628	(137)	(b)	7,491
Deposits and Other Assets	2,499	-		2,499

TOTAL ASSETS	$2,545,723	2,932	(a), (b)	$2,548,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$45,172	-		$45,172
Accrued Liabilities	42,150	-		42,149
Income Tax Payable	153,850	661	(a)	154,512
Current Portion of Lease Liabilities	6,563	-		6,563
Current Portion of Notes Payable	13,771	-		13,771
Acquisition Consideration Payable	208,349	-		208,349
Due to Related Parties	-	-

Total Current Liabilities	469,855	661	(a)	470,516
Long-Term Liabilities:
Deferred Revenue	1,183	-		1,183
Notes Payable, net of Current Portion	276,154	-		276,154
Lease Liabilities, net of Current Portion	56,812	-		56,812
Deferred Income Taxes	262,984	(800)	(a)	262,184

Total Long-Term Liabilities	597,133	(800)	(a)	596,333

TOTAL LIABILITIES	$1,066,988	(139)	(a)	$1,066,849

SHAREHOLDERS’ EQUITY	1,475,784	4,746	(a)	1,480,530
NON-CONTROLLING INTEREST	2,951	(1,675)	(b)	1,276

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,545,723	2,932	(a), (b	$2,548,655

F-31

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

	December 31, 2021
	As Reported	Adjustments		As Restated
Revenues, net of discounts	$737,850	-		$737,850
Cost of Goods Sold, net	403,287	3,544	(a)	406,831

Gross Profit	334,563	(3,544	)(a)	331,019

Operating Expenses:
General and Administrative	100,903	-		100,903
Sales and Marketing	8,644	-		8,644
Salaries and Benefits	78,634	40,964	(a)	119,598
Depreciation and Amortization	41,784	-		41,784

Total Operating Expenses	229,965	40,964	(a)	270,929

Income (Loss) from Investments in Associates	3,085	1,537	(b)	4,623

Income (Loss) From Operations	107,683	(42,970	)(a) (b)	64,713

Other Income (Expense):
(Loss) on Disposal of Property, Plant and Equipment	(1,085)	-		(1,085)
(Loss) on Deconsolidation	-	-		-
Gain on Previously Held Equity Interest	-	-		-
Amortization of Debt Issuance Costs for Warrant	-	-		-
Amortization of Convertible Debt Discount	-	-		-
Other Income (Expense), net	9,632	-		9,632
Interest Income (Expense), net	(24,270)	-		(24,270)

Total Other Expense	(15,723)	-		(15,723)

Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	91,960	(42,970	)(a) (b)	48,990

Provision For Income Taxes	(104,127)	139	(a)	(103,988)

Net Income (Loss) Before Non-Controlling Interest	(12,167)	(42,831	)(a) (b)	(54,998)

Net Income (Loss) Attributable to Non-Controlling Interest	2,509	-		2,509
Net Income (Loss) Attributable to Verano Holdings Corp.	$(14,676)	(42,831	)(a) (b)	$(57,507)

Net Income (Loss) per share – basic	(0.05)	(0.15	)(a)	(0.20)
Net Income (Loss) per share – diluted	(0.05)	(0.15	)(a)	(0.20)

Basic – weighted average shares outstanding	290,443,432	-		290,443,432
Diluted – weighted average shares outstanding	290,443,432	-		290,443,432

F-32

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

		LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
As Previously Reported
Balance as of January 1, 2021		279,900,000	-	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		-	-	652,217	-	-	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,000)	279,900,000	-	-	-	-
Reverse takeover (“RTO Financing”), net		-	10,100,000	95,420	-	-	95,420
Purchase of Non-controlling interest		-	-	505	(6,975)	(5,795)	(12,265)
Share-based compensation		-	987,242	742	-	-	742
Issuance of shares in conjunction with acquisitions		-	29,526,129	522,120	-	-	522,120
Warrants issued and exercised		-	3,510,000	75,100	-	-	75,100
Contingent consideration & other adjustments to purchase accounting		-	289,291	4,170	-	-	4,170
Net Income (Loss)		-	-	-	(14,676)	2,509	(12,167)
Balance as of December 31, 2021		-	324,312,662	$1,488,188	$(12,404)	$2,951	$1,478,735
Adjustments
Net effect to Share-based compensation	(a)	-	-	47,577	-	-	47,577
Distributions to Non-Controlling Interests	(b)					(1,675)	(1,675)
Net effect to Net Income (Loss)	(a) (b)	-	-	-	(42,831)		(42,831)
Total Adjustments		-	-	47,577	(42,831)	(1,675)	3,071
As Restated
Balance as of January 1, 2021		279,900,000	-	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		-	-	652,217	-	-	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,000)	279,900,000	-	-	-	-
Reverse takeover (“RTO Financing”), net		-	10,100,000	95,420	-	-	95,420
Distributions to minority holders		-	-	-	-	(1,675)	(1,675)
Purchase of Non-controlling interest		-	-	505	(6,975)	(5,795)	(12,265)
Share-based compensation		-	987,242	48,319	-	-	48,319
Issuance of shares in conjunction with acquisitions		-	29,526,129	522,120	-	-	522,120
Warrants issued and exercised		-	3,510,000	75,100	-	-	75,100
Contingent consideration & other adjustments to purchase accounting		-	289,291	4,170	-	-	4,170
Net Income (Loss)		-	-	-	(57,507)	2,509	(54,998)
Balance as of December 31, 2021 – As Restated		-	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806

F-33

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

	December 31, 2021
	As Reported	Adjustments		As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss attributable to Verano Holdings Corp. and Subsidiaries	$(14,676)	(42,831)	(a) (b)	$(57,507)
Net Income attributable to non-controlling interest	2,509	-		2,509
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,244	-		96,244
Non-cash interest expense	5,727	-		5,727
Non-cash interest income	(166)	-		(166)
Non-cash inventory step-up expense on acquisitions	80,988	-	-	80,988
Loss on disposal of property, plant and equipment	1,085	-	-	1,085
Loss on disposition of VIE	-	-		-
Gain on previously held equity interest	-	-		-
Bad debt expense	1,701	-		1,701
Amortization of loan issuance costs – warrants	-	-		-
Amortization of debt issuance costs	2,566	-		2,566
Amortization of convertible debt discount	-	-		-
Write-off of note receivable	14	-		14
Loss on deconsolidation of subsidiary	-	-		-
Loss (income) from underlying investees	(3,006)	(1,537)	(b)	(4,544)
Contingent consideration compensation	4,170	-		4,170
Loss on share issuance	1,207	-		1,207
(Decrease) in fair value of contingent consideration	(13,676)	-		(13,676)
Stock based compensation	742	44,508	(a)	45,250
Derecognition of deferred rent	-	-		-
Changes in operating assets and liabilities:
Accounts receivable	(6,673)	-		(6,673)
Inventories	(59,506)	-		(59,506)
Prepaid expenses and other current assets	(6,252)	-		(6,252)
Deposits and other assets	8,553	-		8,553
Investment in associates	-	1,675	(b)	1,675
Accounts payable	9,920	-		9,920
Accrued liabilities	1,670	-		1,670
Change in Lease Liabilities	(7,743)	-		(7,743)
Income tax payable	108,790	662	(a)	109,452
Due to related parties, net	(45)	-		(45)
Deferred taxes	(32,009)	(801)	(a)	(32,810)
Deferred revenue	(937)	-		(937)

NET CASH PROVIDED BY OPERATING ACTIVITIES	181,197	1,675	(a) (b)	182,872

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid in membership interest acquisition	-	-		-
Purchases of property, plant and equipment	(141,265)	-		(141,265)
Proceeds from disposal of assets	1,894	-		1,894
Advances to related parties	108	-		108
Purchases of intangible assets	(8,374)	-		(8,374)
Purchase of NCI	(7,840)	-		(7,840)
Acquisition of businesses, net of cash acquired	(309,815)	-		(309,815)
Payment of acquisition price payable	-	-		-
Cash paid in deconsolidation of subsidiary	-	-		-
Distributions to minority holders	-	(1,675)	(b)	(1,675)
Purchase of interest in investment in associates	(3,350)	-		(3,350)
Dividend received from investments in associates	10,275	-		10,275
Issuance of note receivable	(147)	-		(147)
Proceeds from note receivable	4,215	-		4,215
Interest received on note receivable	142	-	-	142

NET CASH (USED IN) INVESTING ACTIVITIES	(454,157)	(1,675)	(b)	(455,832)

F-34

	December 31, 2021
	As Reported	Adjustments	As Restated

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	-	-	-
Distributions to members	-	-	-
Proceeds from exercise of warrants	-	-	-
Proceeds from issuance of notes payable	224,725	-	224,725
Principal repayments of notes payable	(10,757)	-	(10,757)
Debt issuance costs paid	(8,812)	-	(8,812)
Proceeds from sale of Property, Plant & Equipment	-	-	-
Proceeds received from RTO financing	75,420	-	75,420
Cash received in warrant private placement	75,100	-	75,100

NET CASH PROVIDED BY FINANCING ACTIVITIES	355,676	-	355,676
NET INCREASE (DECREASE) IN CASH	82,716	-	82,716

CASH, BEGINNING OF PERIOD	16,402	-	16,402

CASH, END OF PERIOD	$99,118	-	$99,118

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest (received) paid	$18,709	-	$18,709
Cash paid for taxes	$27,962	-	$27,962

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$8,512	-	$8,512

Issuance of note receivable related to sale of property, plant, and equipment	$-	-	$-

Distributions receivable from investment in associate	$-	-	$-

Issuance of shares under business combinations	$1,148,127	-	$1,148,127

Acquisitions
Tangible and Intangible assets acquired, net of cash	$1,638,726	-	$1,638,726
Liabilities assumed	(354,933)	-	(354,933)
Acquisition consideration payable	(1,324,914)	-	(1,324,914)
Issuance of note payable	-	-	-
Goodwill	350,936	-	350,936
Noncontrolling interest from acquisitions	-	-	-
Previously held equity interest	-	-	-
	$309,815	-	$309,815

F-35

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

5. INVENTORIES

The Company’s inventories consist of the following:

	December 31,	December 31,
	2021	2020
	(As Restated)
Raw Materials	$5,767	$-
Work in Process	96,367	26,835
Finished Goods	38,569	10,519

Total Inventories	$140,703	$37,354

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation consists of the following at December 31, 2021 and December 31, 2020:

	December 31,	December 31,
	2021	2020

Land	$29,399	$12,138
Buildings and Improvements	126,020	15,223
Furniture and Fixtures	13,259	5,466
Computer Equipment and Software	14,078	3,331
Leasehold Improvements	182,514	89,394
Tools and Equipment	65,774	27,237
Vehicles	3,229	850
Assets Under Construction (1)	64,107	8,514

Total Property, Plant and Equipment, Gross	498,380	162,153
Less: Accumulated Depreciation	(46,148)	(17,971)

Property, Plant and Equipment, Net	$452,232	$144,182

(1)Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

F-36

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

6. PROPERTY, PLANT AND EQUIPMENT (Continued)

A reconciliation of the beginning and ending balances of property, plant and equipment is as follows:

	Property, Plant and		Property, Plant and
	Equipment,	Accumulated	Equipment,
	Gross	Depreciation	Net

Balance as of January 1, 2020	$104,470	$(8,917)	$95,553
Additions	57,002	-	57,002
Property, plant and equipment from business combination	2,511	-	2,511
Disposals	(11)	-	(11)
Deconsolidation	(1,819)	-	(1,819)
Depreciation	-	(9,054)	(9,054)

Balance as of December 31, 2020	$162,153	$(17,971)	$144,182
Additions	164,940	-	164,940
Property, plant and equipment from business combination	175,172	-	175,172
Disposals	(3,885)	15	(3,870)
Depreciation	-	(28,192)	(28,192)

Balance as December 31, 2021	$498,380	$(46,148)	$452,232

For the years ended December 31, 2021 and December 31, 2020, depreciation expense included in costs of goods sold totaled $20,395 and $7,797 respectively.

7. INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

F-37

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

7. INTANGIBLE ASSETS AND GOODWILL (Continued)

As of December 31, 2021, intangible assets consisted of the following:

	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2021	$76,375	$78	$-	$76,453
Purchases	55,776	-	115	55,891
Additions from business combination	1,254,781	54,088	11,488	1,320,357
Adjustments to purchase price allocation	(801)	-	-	(801)
Disposals	-	-	-	-
Balance as of December 31, 2021	$1,386,131	$54,166	$11,603	$1,451,900

Accumulated Amortization
Balance as of January 1, 2021	4,034	-	-	4,034
Amortization	62,669	4,158	1,126	67,953
Balance as of December 31, 2021	$66,703	$4,158	$1,126	$71,987

Net Book Value
Balance as of January 1, 2021	72,341	78	-	72,419
Balance as of December 31, 2021	$1,319,428	$50,008	$10,477	$1,379,913

As of December 31, 2020, intangible assets consisted of the following:

	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2020	$22,358	$78	$-	$22,436
Purchases	7,000	-	-	7,000
Additions from business combination	47,017	-	-	47,017
Disposals	-	-	-	-
Balance as of December 31, 2020	$76,375	$78	$-	$76,453

Accumulated Amortization
Balance as of January 1, 2020	1,880	-	-	1,880
Amortization	2,154	-	-	2,154
Balance as of December 31, 2020	$4,034	$-	$-	$4,034

Net Book Value
Balance as of January 1, 2020	20,478	78	-	20,556
Balance as of December 31, 2020	$72,341	$78	-	$72,419

The Company recorded amortization expense for the years ended December 31, 2021 and 2020 $67,953 and $2,154, respectively.

Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

F-38

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

7. INTANGIBLE ASSETS AND GOODWILL (Continued)

The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2021:

Year Ending December 31:	Estimated Amortization
2022	$99,057
2023	99,057
2024	99,057
2025	99,057
2026	99,057
Thereafter	884,628
$1,379,913

The changes in the carrying amount of goodwill, by reportable segment, for the years ended December 31, 2020 and 2021 were as follows:

	January 1, 2020	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2020
Cultivation	$64	$-	$-	$-	$64
Retail	5,000	-	-	10,965	15,965
	$5,064	$-	$-	$10,965	$16,029

	January 1, 2021	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2021
Cultivation	$64	$-	$312	$90,740	$91,116
Retail	15,965	-	(30)	261,079	277,014
	$16,029	$-	$282	$351,819	$368,130

During 2021, the Company recorded a measurement period adjustment in connection with its 2020 acquisitions of FGM Processing, LLC, Elevele, LLC, and MME IL Holdings, LLC. The net impact of the adjustment resulted in a decrease in the license value of $801 and an increase to goodwill by $282. The remaining $519 of the adjustment to the purchase price was allocated among the other tangible assets on the opening balance sheet.

8. EARNINGS PER SHARE

The Company presents basic and diluted earnings per share. Basic earnings per share is calculated by dividing the profit or loss attributable to shareholders by the weighted average number of shares (on an as converted basis) outstanding during the period. Diluted earnings per share is determined by adjusting the profit or loss attributable to shareholders and the weighted average number of shares outstanding, for the effects of all dilutive potential shares, which are comprised of convertible shares, warrants, options and RSUs issued.

F-39

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

8. EARNINGS PER SHARE (Continued)

The computations of net income per share on both basic and diluted bases, including reconciliations of the numerators and denominators, were as follows:

	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Numerator	(As Restated)
Net Income (Loss) attributable to Verano Holdings Corp.	$(57,507)	$38,401	$(18,273)

Denominator
Basic
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – basic	290,443,432	263,919,366	261,432,115

Diluted
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – diluted	290,443,432	270,719,280	261,432,115

Basic earnings per share	$(0.20)	$0.15	$(0.07)
Diluted earnings per share	$(0.20)	$0.14	$(0.07)

9. NOTES RECEIVABLE

As of December 31, 2021, notes receivable consisted of two secured promissory notes:

The first note is a secured promissory note dated August 13, 2020 with a third party for $180. The note bears interest of 8% per annum and was originally due and payable on or before the earlier of February 13, 2021 or such other date the principal amount becomes due and payable by acceleration after an event of default. The promissory note can be extended at the discretion of the Company. Negotiation between parties is on-going to extend the maturity date of the secured promissory note. As of December 31, 2020 the balance was fully outstanding. As of December 31, 2021, the Company has received principal payments of $56 and has outstanding principal of $124 plus accrued interest of $7.

The second note is a secured promissory note issued March 24, 2021 with a third party for $147. Interest of 8% per annum and principal were originally due on September 24, 2021. The maturity date of the secured promissory note has been extended to March 24, 2022. As of December 31, 2021, the Company has not received any principal payments to date and has recognized accrued interest of $7.

As of December 31, 2020, notes receivable also consisted of a $5,000 secured promissory note dated March 2019 bearing 10% interest and originally matured in September 2020. The note was later amended to reduce the principal due by $300, increase the interest rate to 15.25%, and extend the maturity date. As of December 31, 2020, the Company had remaining principal outstanding of $2,825 plus accrued interest. The Company received all principal and interest payments during 2021.

F-40

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS

(a) Merger Agreement

On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and were to close contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.

The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Parties becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares issued were assigned a value of $10 per share with the Proportionate Voting Shares valued on an as converted to Subordinate Voting Share basis. The share price is equivalent to the arm’s-length RTO Financing transaction of the Subscription Receipts of $10 per share as described in Note 3. The shares and cash consideration of $20,000 was paid at the closing of the mergers, $10,000 was paid on August 11, 2021, and the $5,000 balance is payable in February 2022. As of December 31, 2021, the present value of unpaid deferred consideration is $4,986 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:

	AltMed Florida	AltMed Arizona	Total

Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	-	9,651
Other assets	1,001	-	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	-	(9,651)

Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526

Net assets	$526,635	$159,951	$686,586

F-41

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(a) Merger Agreement (Continued)

The Company identified intangible assets related to the cannabis license acquired, tradenames and intellectual property over the patented encapsulation formulation used in the MÜV™ branded transdermal patches, gels, tinctures and capsules. The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company determined the fair value of intangible assets as outlined below:

	AltMed Florida	AltMed Arizona	Total

License	$319,928	$130,670	$450,598
Tradename	36,278	8,980	45,258
Technology	10,603	885	11,488

Total intangible assets	$366,809	$140,536	$507,344

Goodwill (residual purchase price)	$8,409	$6,763	$15,172
Goodwill (deferred taxes) (a)	123,720	37,290	161,010

Total goodwill	$132,129	$44,053	$176,182

(a) Goodwill recognized related to deferred taxes associated with assets acquired that have no tax basis.

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the twelve months ended December 31, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:

	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	737,850	22,402	760,252
Net income (loss)	(57,507)	10,933	(46,574)

(b) 2021 Business Combinations

The Company has determined that the below acquisitions are business combinations under ASC 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units. Refer to the end of section (b) of this Note for the revenue and net income (loss) since the acquisition date included in the unaudited interim condensed consolidated statement of operations and pro forma revenue and earnings.

The purchase price allocation for the acquisitions reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period, which is the one year period subsequent to the acquisition date.

Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected.

F-42

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

Glass City Alternatives, LLC

On September 20, 2020, the Company entered into an agreement to acquire all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction closed on January 7, 2021. The total cash purchase price was $2,700 plus a post-closing $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares based on the fair value of the securities as traded on the CSE on the date of issuance. As of December 31, 2021, the present value of unpaid deferred consideration of $1,100 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and was paid in January 2022.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $2,497. The residual purchase price of $224 was recognized as goodwill.

Perpetual Healthcare Inc.

On February 25, 2021, Verano entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is an Arizona non-profit entity that operates a marijuana dispensary in Arizona. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $11,250 plus a post-closing $326 purchase price adjustment, 541,994 Subordinate Voting Shares valued at approximately $10,002 based on the fair value of the securities as traded on the CSE on the date of the transaction. The remaining obligation was settled through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 in May 2021. As of December 31, 2021, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $25,284. The residual purchase price of $1,555 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability associated with the cannabis license.

The Herbal Care Center Inc.

On February 24, 2021, Verano entered into an equity purchase agreement to acquire all equity interest in EINJO, L.P. and SPSLE, Corp. to become the sole owner of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through a MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering the MSA.

The total consideration also includes 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 paid at closing based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $10,852 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

F-43

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $39,062. The residual purchase price of $328 was recognized as goodwill. The Company also recognized $11,914 to goodwill related to the deferred tax liability associated with the cannabis license.

Local Joint

On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”), also referred to as Local Joint. Local Joint is an Arizona non-profit entity that operates a retail dispensary in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $15,819. The residual purchase price of $276 was recognized as goodwill.

BISHCO LLC

On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through an MSA. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement provided that executives of the Company were appointed as the sole members of the board of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSA, as well as the Company’s appointment to the board of directors, the Company obtained control of the non-profit entities’ operations and their respective licenses.

The transaction became effective on April 8, 2021 and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. Total consideration included $18,699 paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. The remaining consideration is related to contingent consideration with $12,750 payable in cash on March 31, 2022, and the remaining $12,750 payable in shares or cash at the election of the recipient on March 31, 2023. As of December 31, 2021, the present value of unpaid deferred consideration of $21,882 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $87,963. The residual purchase price of $14,559 was recognized as goodwill. The Company also recognized $23,598 to goodwill related to the deferred tax liability

F-44

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

TerraVida Holistic Center, LLC

On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The merger agreement also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732 based on the fair value of the securities, on a converted basis, as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $112,418. The residual purchase price of $3,635 was recognized as goodwill.

The Healing Center, LLC

On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At that time the transaction closed, the Healing Center leased the real estate where the dispensaries are located from three separate real estate entities.

On September 3, 2021, the Company acquired the THC Real Estate in cash transactions. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations.

Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108 based on the fair value of the securities, on a converted basis, as traded on the CSE on the date of the transaction, and $18,925 of contingent consideration evenly allocated between shares and cash. As of December 31, 2021, The Healing Center’s present value of unpaid deferred consideration of $13,982 payable in cash and shares is included in the acquisition price payable balance on the Company’s consolidated balance sheets, which was subsequently paid in February 2022.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $108,850. The residual purchase price of $24,954 was recognized as goodwill.

Verano funded the acquisition of the THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the credit agreement. Refer to Note 11 for more information. As of December 31, 2021, the total consideration for THC Real Estate had been paid in full.

F-45

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

Mad River Remedies, LLC

On April 1, 2021, the Company entered into an agreement to acquire Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,720. The residual purchase price of $498 was recognized as goodwill.

Agri-Kind, LLC & Agronomed Holdings Inc

On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid within three months of closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994 based on the fair value of the securities as traded on the CSE on the date of the transaction, and contingent consideration of $33,971, which may fluctuate based upon financial performance metrics of Agri-Kind for 2021 and is payable in Subordinate Voting Shares, unless cash payment is elected by the recipient. As of December 31, 2021, the present value of unpaid deferred consideration of $33,617 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $134,563. The residual purchase price of $3,115 was recognized as goodwill.

Agronomed Biologics, LLC

On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the merger consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $42,133 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $96,684. The residual purchase price of $2,625 was recognized as goodwill. The Company also recognized $29,913 to goodwill related to the deferred tax liability.

F-46

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

Willow Brook Wellness, LLC

On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $7,070 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due October 25, 2022.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,267. The residual purchase price of $438 was recognized as goodwill.

Caring Nature, LLC

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration includes cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over twelve months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. As of December 31, 2021, the present value of unpaid deferred consideration of $19,961 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $24,994. The residual purchase price of $761 was recognized as goodwill. The Company also recognized $7,123 to goodwill related to the deferred tax liability.

Connecticut Pharmaceutical Solutions, Inc.

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 based on the fair value of the securities as traded on the CSE on the date of the transaction.

Additionally, there are 73,130 deferred Subordinate Voting Shares subject to purchase price adjustments and 1,128,441 deferred Subordinate Voting Shares to be issued in December 2022, collectively valued at approximately $14,483 based on the fair value of the securities as traded on the CSE on the date of the transaction. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments meet equity classification in accordance with ASC 815.

F-47

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

The remaining consideration is related to contingent consideration of $24,706, which may fluctuate based on 2021 financial performance metrics. The contingent consideration will be paid in Subordinate Voting Shares and is expected to be settled in the second quarter of 2022. As of December 31, 2021, the present value of unpaid deferred consideration, in the form of contingent consideration, is $24,706 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license and trade name acquired at a fair value of $116,063 and $8,829, respectively. The residual purchase price of $3,510 was recognized as goodwill. The Company also recognized $40,062 to goodwill related to the deferred tax liability.

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the first quarter for the year ended December 31, 2021:

	Glass City Alternatives	Perpetual Healthcare	The Herbal Care Center	Local Joint	Total

Cash and cash equivalents	$178	$478	$2,168	$540	$3,364
Accounts receivable, net	-	-	2,000	-	2,000
Notes receivable	-	-	-	398	398
Inventory	58	422	1,435	219	2,134
Prepaid and other current assets	50	43	109	-	202
Property, plant and equipment, net	502	135	1,642	451	2,730
Right-of-use asset, net	63	215	936	2,480	3,694
Accounts payable and accrued liabilities	(17)	(200)	(3,307)	(216)	(3,740)
Deferred income tax	-	(6,548)	(11,914)	-	(18,462)
Lease liabilities	(63)	(215)	(936)	(2,480)	(3,694)

Total identifiable net assets (liabilities)	771	(5,670)	(7,867)	1,392	(11,374)
Intangible assets	2,721	33,387	51,304	16,095	103,507

Net Assets	$3,492	$27,717	$43,437	$17,487	$92,133

F-48

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the second quarter for the year ended December 31, 2021:

	BISHCO LLC	TerraVida Holistic Centers	The Healing Center	Total

Cash and cash equivalents	$1,809	$3,222	$3,496	$8,527
Accounts receivable, net	231	-	-	231
Inventory	7,162	4,091	3,088	14,341
Prepaid & other current assets	1,127	692	810	2,629
Deposits & other non-current assets	8	75	-	83
Property, plant and equipment, net	7,872	2,612	11,412	21,896
Right-of-use asset, net	129	2,122	-	2,251
Accounts payable and accrued liabilities	(2,770)	(1,635)	(2,569)	(6,974)
Other liabilities	(1,188)	-	-	(1,188)
Deferred income tax	(23,598)	-	-	(23,598)
Lease liabilities	(129)	(2,122)	-	(2,251)

Total identifiable net assets (liabilities)	(9,347)	9,057	16,237	15,947
Intangible assets	126,120	116,053	133,804	375,977

Net Assets	$116,773	$125,110	$150,041	$391,924

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the third quarter for the year ended December 31, 2021:

	Mad River Remedies	Agronomed Biologics	Agri Kind & Agronomed Holdings Inc	Total

Cash and cash equivalents	$755	$2,300	$2,024	$5,079
Accounts receivable, net	262	-	560	822
Inventory	396	623	4,188	5,207
Prepaid & other current assets	85	273	653	1,011
Deposits & other non-current assets	-	40	-	40
Property, plant and equipment, net	589	5,844	35,965	42,398
Right-of-use asset, net	125	2,715	-	2,840
Accounts payable and accrued liabilities	(478)	(1,126)	(1,852)	(3,456)
Other liabilities	-	(2,788)	(14,730)	(17,518)
Deferred income tax	-	(29,913)	-	(29,913)
Lease liabilities	(125)	(2,715)	-	(2,840)

Total identifiable net assets (liabilities)	1,609	(24,747)	26,808	3,670
Total Intangible assets	19,218	129,222	137,678	286,118

Net Assets	$20,827	$104,475	$164,486	$289,788

F-49

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the fourth quarter for the year ended December 31, 2021:

	Willow Brook	Caring Nature	CT Pharma	Total

Cash and cash equivalents	$443	$251	$2,793	$3,487
Accounts receivable, net	-	-	1,314	1,314
Inventory	243	155	10,582	10,980
Prepaid & other current Assets	92	41	1,036	1,169
Deposits and other non-current assets	3	-	-	3
Property, plant and equipment, net	282	91	24,638	25,011
Right-of-use asset, net	54	133	-	187
Accounts payable and accrued liabilities	(99)	(11)	(2,213)	(2,323)
Other liabilities	-	-	(2,800)	(2,800)
Deferred income tax	-	(7,123)	(40,062)	(47,185)
Lease liabilities	(54)	(133)	-	(187)

Total identifiable net assets (liabilities)	964	(6,596)	(4,712)	(10,344)
Total Intangible assets	21,705	32,878	168,464	223,047

Net Assets	$22,669	$26,282	$163,752	$212,703

The following table summarizes the revenue and net income (loss) since the acquisition date included in the Consolidated Statement of Operations for the year ended December 31, 2021:

	Verano Holdings	AME Merger	Other Acquisitions	Total

Revenues, net	$375,225	$203,895	$158,730	$737,850
Net income (loss)	(59,759)	7,398	(5,146)	(57,507)

The following table summarizes the unaudited pro forma information of the combined results of operations of these acquisition transactions as if they occurred as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.

	Verano Holdings	AME Merger	Other Acquisitions	Total

Pro forma revenues, net	$375,225	$226,297	$309,315	$910,837
Pro forma net income (loss)	(59,759)	18,331	31,553	(9,875)
Pro forma adjustments
(a) Intangible amortization	-	32,798	30,171	62,969
(b) Inventory step up	-	71,538	9,450	80,988
Total pro forma adjustments	-	104,336	39,621	143,957
Total pro forma net income (loss)	$(59,759)	$122,667	$71,174	$134,082

(a) Includes removal of post combination amortization expense recognized on intangible assets acquired. These costs were recorded in the cost of goods sold and the depreciation and amortization line of operating expenses section within the Consolidated Statements of Operations.

(b) Includes removal of post combination inventory step up that was recognized as an increase to cost of goods sold within the Consolidated Statements of Operations.

F-50

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(b) 2021 Business Combinations (Continued)

The following table summarizes the unaudited pro forma information of the combined results of operations as of these acquisition transactions as if they occurred as of January 1, 2020. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.

	Verano Holdings	AME Merger	Other Acquisitions	Total

Pro forma revenues, net	$228,530	$126,309	$238,218	$593,057
Pro forma net income (loss)	38,401	64,809	53,500	156,710

Supplemental pro forma financial information has not been presented for 2019 as it was impracticable, due to lack of complete and reliable financial statements.

(c) 2020 Business Combinations

ChiVegas

In July 2020, the Company acquired an additional 50% ownership interest in a Las Vegas real estate entity which provided the Company with a controlling interest and was accounted for as a step-acquisition in accordance with ASC 805, Business Combinations. The purchase price was allocated to the building and land, which totaled $1,160. Consideration included cash of $230 and a note payable of $350 (Note 9). A gain on the previously held equity interest was recognized for $458.

MME IL Holdings, LLC

On July 1, 2020, the Company entered into a membership interest purchase agreement (and amended and restated such membership interest purchase agreement on October 30, 2020) to acquire all of the issued and outstanding equity interests in MME IL Holdings, LLC, which operates two dispensaries in Illinois. The total purchase price was $20,000 plus a $31 working capital adjustment. The Company paid $10,000 in July 2020 and an additional $8,000 was paid in November 2020. The remaining purchase price will be paid pursuant to a $2,000 promissory note, of which $1,000 has been repaid. The Company also entered into a management and administrative services agreement with MME IL Holdings, LLC’s subsidiaries. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combination. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,900. The residual purchase price of $249 was recognized as goodwill. The Company also recognized $5,767 to goodwill related to the deferred tax liability.

Elevele, LLC

On December 8, 2020, the Company entered into a membership interest purchase agreement to acquire all of the issued and outstanding equity interests in Elevele, LLC, which operates two dispensaries in Illinois. The total purchase price was $22,847 plus a $315 working capital adjustment. The Company paid $5,347 in December 2020. The remaining $10,000 of purchase price will be paid by June 8, 2022. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combinations. The acquisition was deemed business combinations, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.

F-51

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(c) 2020 Business Combinations (Continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,470. The residual purchase price of $95 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability.

FGM Processing, LLC

In December 2020, a Company affiliate entered into a membership purchase agreement with a licensee in Maryland which would allow the Company to process medical marijuana in Maryland. The Company analyzed the transactions and recorded the transaction as a business combination. The total purchase price was $6,900, of which $1,050 was paid in December 2020. The Company recognized a license in the amount of $6,640 and tools and equipment in the amount of $260, which are included in the intangible assets and property, plant and equipment, respectively, on the Company’s consolidated balance sheets. The acquisition was deemed a business combination, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation.

Supplemental pro forma financial information has not been presented as it was impracticable to do so for the 2020 business combinations due to lack of complete and reliable financial statements.

The following table summarizes the accounting estimates of the acquisition that occurred during the year ended December 31, 2020:

	MME IL	Elevele	Other	Total

Cash and cash equivalents	$329	$1,035	$-	$1,364
Inventory	553	431	-	984
Prepaid & other current assets	3	366	-	369
Property, plant and equipment, net	1,053	38	1,420	2,511
Right-of-use asset, net	-	44	-	44
Accounts payable and accrued liabilities	(941)	(1,109)	(350)	(2,400)
Deferred income tax	(5,767)	(6,548)	-	(12,315)
Lease liabilities	(123)	(68)	-	(191)
Investments in associates	-	-	(580)	(580)

Total identifiable net assets (liabilities)	(4,893)	(5,811)	490	(10,214)
Total Intangible assets	24,923	28,113	6,640	59,676

Net Assets	$20,030	$22,302	$7,130	$49,462

F-52

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

10. ACQUISITIONS (Continued)

(d) Asset Acquisitions

2021 Asset Acquisitions

NSE Holdings, LLC

On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160. Consideration also includes contingent consideration of $22,514, which may fluctuate based upon financial performance metrics of NSE Holdings. The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of December 31, 2021, the present value of unpaid deferred consideration is $14,280 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.

Ohio Grown Therapies, LLC

On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of December 31, 2021, the total consideration had been paid in full.

Real Estate

During the fourth quarter of the year ending December 31, 2021, Verano entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and, New Jersey for a total of $22,588. Verano funded two of the acquisitions through two promissory notes for $10,225 (refer to Note 11 for further details). The acquisitions were accounted for as an asset acquisition with the application of the ASC 805, Business Combinations. As of December 31, 2021, the total consideration for these acquisitions had been paid in full.

2020 Asset Acquisition

Local Dispensaries, LLC

During 2020, the Company entered into consulting, licensing, or other contractual arrangements with licensees in Pennsylvania which would allow the Company to operate medical and/or recreational marijuana dispensaries in Pennsylvania. The Company analyzed the transactions and recorded the transactions as asset acquisitions. The Company capitalized the licenses in the amount of $7,000, which are included in the intangible assets on the Company’s consolidated balance sheets. The Company entered into a secured promissory note of $3,163 in July and the remaining liability of seller financing was fully repaid ahead of the scheduled pay-off date. Such payment was the final financial obligation remaining under the transaction documents.

F-53

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

11. DEBT

As of December 31, 2021, and December 31, 2020 notes payable consisted of the following:

	As of
	December 31, 2021	December 31, 2020

Credit Facility	$250,000	$30,000
Secured Promissory Notes	6,663	7,410
Convertible Note	-	3,709
Mortgage Loans	38,856	-
Vehicle and Equipment Loans	1,951	-
Unamortized debt issuance costs	(7,545)	(825)

Total notes payable	$289,925	$40,294

Less: current portion of notes payable	13,771	7,814

Total long-term debt, net	$276,154	$32,480

Credit Facility

On July 2, 2020, the Company and certain subsidiaries and affiliates (collectively, the “Credit Parties”) entered into a Credit Agreement with Chicago Atlantic GIC Advisers, LLC (“Chicago Atlantic”) as administrative and collateral agent for an initial term loan commitment of $20,000 funded by various investors and an incremental loan not to exceed $10,000. Such loan bears interest at 15.25% per annum and had an original maturity date of June 30, 2022, which was extended to May 30, 2023 by amendment. The Company incurred $1,068 of debt issuance costs, which were paid net of loan proceeds and are amortized over the life of the debt instrument.

On May 10, 2021, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”), which granted the Company an additional $100,000 of credit at an annual interest rate of 9.75%, which increased the Company’s term loan commitments with Chicago Atlantic to $130,000. The $100,000 senior secured term loan matures on May 30, 2023, and in accordance with ASC 470, Debt, is accounted for as a new credit facility. In addition, the amendment extended the maturity date of the $30,000 existing initial term loan from June 30, 2022 to May 30, 2023, which qualified as a debt modification pursuant to ASC 470, Debt. The existing credit facility had $644 of unamortized debt issuance costs at the time of the debt modification and is now amortized through May 30, 2023. The Company incurred $5,132 in issuance costs and debt discounts on the Amended and Restated Credit Agreement, which were paid net of proceeds in May 2021 and are amortized over the life of the debt instrument.

On October 20, 2021, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and the lenders named therein, pursuant to which an additional $120,000 was funded to the Company resulting in $250,000 of total term loan commitments funded and outstanding. The $120,000 term loan bears interest of 8.50% per annum and matures on April 28, 2023. In addition, the amendment includes an option for the Company to request an incremental $100,000 loan in the future with 8.50% interest per annum, subject to certain restrictions and limitations as defined in the agreement. The amendment also redefined the covenant definition for liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter. In accordance with ASC 470, Debt, the $120,000 loan is accounted for as a new credit facility. The Company incurred debt issuance costs of $3,679, which were paid net of proceeds in October 2021 and are amortized over the life of the debt instrument.

F-54

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

11. DEBT (Continued)

As of December 31, 2021, the existing credit facilities with Chicago Atlantic provide (i) the term loans thereunder secured by liens on assets of the Credit Parties, which include: (A) the $30,000 initial term loan bearing interest at a rate of 15.25% per annum; (B) the incremental $100,000 loan bearing interest at a rate of 9.75% per annum; (C) the incremental $120,000 loan; and (D) the optional $100,000 additional loan request bearing interest at a rate of 8.50% per annum; (ii) no principal amortization with the tranches having 18 month maturity dates; (iii) prepayment fees generally of 1% of any principal amount being prepaid; (iv) restrictive covenants which apply to the operations of the Company, including limitations on the ability to incur additional debt, limitations on the granting of liens and the terms of permitted acquisitions; and (v) financial covenants requiring the Company to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio as defined below:

●	minimum liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter;
●	minimum consolidated EBITDA for any fiscal quarter of $20,000; and
●	fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter.

Secured Promissory Notes

On February 13, 2019, a secured promissory note for $3,413 was issued to accredited investors requiring the Company to pay interest of 2.57% compounded annually. The note originally matured in February 2020 but was amended in June 2020 and extended for six months to August 2020, subject to four extension dates. The interest rate was also amended to bear interest at 6% from February to June 2020, 11% compounded annually until August 2020, 14% compounded annually until the second extension date of February 2021, and 15.5% compounded annually for additional extension dates. The note has been paid in full and is not outstanding as of December 31, 2021.

On May 15, 2020, a promissory note secured by deed of trust for $1,474 was issued by Eastern and Pebble, LLC. The note bears interest at 4.00% per annum and matures on September 15, 2021. The note has been paid in full and is not outstanding as of December 31, 2021.

On July 31, 2017, a promissory note for $2,900 to accredited investors was issued requiring the Company to make monthly payments of $19 with a balloon payment of $2,493 due on August 1, 2027, including interest of 7.00% per annum.

On July 2, 2020, a promissory note in the original amount of $350 was issued by BB Marketing, LLC with a maturity of June 2021 and interest due at 5% in the event of a default. The note has been paid in full and is not outstanding as of December 31, 2021.

In connection with the Agronomed Biologics acquisition, the Company assumed a promissory note with Jonestown Bank and Trust Company for the original principal of $1,688 issued on March 12,2021. Interest of 4.00% per annum is due for the first 72 months. The then-current applicable prime rate plus 1.00% per annum will be accrued on the remaining outstanding principal until the note matures in March 2042. This note is subject to certain restrictive covenants as defined in the agreement. As of December 31, 2021, the Company is in compliance with covenants.

The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.

Convertible Note

On November 25, 2019, a convertible note for $5,000 was issued to an accredited investor with interest at 1.5% per month, which matured in August 2020 subject to an extension of six months or the completion of a transaction, if earlier. The note had an origination fee of 2%, which was due in full on the maturity date and recorded as a reduction to the carrying value of the note payable. The reduction was recognized on a straight-line basis which approximated the effective interest rate method as interest expense. Principal and interest were due on the maturity date, and a debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position, which is amortized over the term of the note. At the sole option of the lender or upon completion of a transaction, the note was convertible to equity. In connection with the note, the Company issued warrants to purchase 330,000 membership units with an exercise price of $7.575. The warrants have a three-year term from the date of closing. The Company determined the fair value of the warrants to be $1,687 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. The warrants were exercised for an exercise value of $2,500 in 2020, and the exercise proceeds were used to relieve accrued interest and principal outstanding at December 31, 2020 of $6,209. Since the exercise proceeds did not exceed the outstanding note balance, the note payable as of December 31, 2020 was $3,709. The note was extended for six month and was repaid in full in February 2021.

F-55

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

11. DEBT (Continued)

Mortgage Loans

The Company entered into a mortgage loan with Pioneer Title Agency. The loan bears interest of 6% per annum and matures in March 2023.

On May 14, 2021, the Company acquired The Healing Center, which consisted of three dispensaries in the greater Pittsburgh area. The Healing Center operates the dispensaries on three separate real estate parcels and on September 3, 2021, Verano acquired the THC Real Estate. The Company funded the real estate acquisition through a credit facility with Chicago Atlantic for $12,650 and interest of 9.75% per annum that matures in September 2023. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the credit facility, which was paid net of proceeds upon closing. Debt issuance costs were reflected as a reduction of the carrying value of the long-term debt on the Company’s consolidated statements of financial position and is amortized to interest expense over the term of the note using the effective interest method. The credit facility is subject to certain restrictive financial covenants requiring the Company to maintain on a consolidated basis a specified level of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization, and a minimum fixed charge coverage ratio that is less restrictive than the Amended and Restated Credit Agreement. As of December 31, 2021, the Company is in compliance with covenants.

In connection with the 1728 & 52 Old York Road, LLC real estate acquisition, the Company entered into mortgage loan with Abington North Associates, LLC on November 1, 2021 for $5,500. The loan requires monthly payments of $138 until maturity on November 1, 2025 and bears interest of 9.5% per annum.

In connection with the 7221 Jessup, LLC real estate acquisition, the Company entered into a commercial mortgage loan on November 16, 2021 with Shore United Bank for $4,725. The loan accrues interest of 6.0% per annum with a balloon payment of $3,761 due at maturity on December 1, 2031.

On July 17, 2021, the Company assumed a loan with 100 Mile Fund, LLC for a principal amount of $13,000 in connection to the acquisition of Agronomed Holdings, Inc. The loan bears interest only payments of 13% per annum due monthly and matures July 11, 2022. The note is secured by first-priority blanket liens on the property, assets, and ownership interests of Agri-Kind and Agronomed Holdings Inc.

In connection to the acquisition of Agronomed Biologics Holdings Inc, the Company assumed a mortgage loan payable to Citadel Federal Credit Union for the original principal amount of 1,100 and interest of 4.15% per annum. The note matures in June 2024.

In connection to the acquisition of AltMed, the Company assumed a mortgage loan payable to Fidelity National Title with interest of 10% per annum that matures in July 2022.

Vehicle and Equipment Loans

The Company has an equipment loan with Sweet Leaf Capital that is paid in monthly installments with an implicit interest rate and matures in January 2022.

F-56

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

11. DEBT (Continued)

The Company has an equipment loan with Constellation NewEnergy, Inc. that is paid in monthly installments with an implicit interest rate and matures in May 2025.

The Company has purchase money loans with Ford Motor Credit and Toyota Commercial Financing that mature in 2022 through 2026 and interest rates ranging from 5.5% to 10% per annum and are secured by the acquired vehicles.

Stated maturities of debt obligations are as follows:

		Unamortized
	Principal	Debt Issuance	Total Notes
	Payments	Costs	Payable
2022	$19,222	$5,451	$13,771
2023	264,841	2,094	262,747
2024	3,120	-	3,120
2025	1,848	-	1,848
2026	260	-	260
Thereafter	8,179	-	8,179

Total	$297,470	$7,545	$289,925

12. SHARE CAPITAL

Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.

(a) Issued and Outstanding

As of December 31, 2021, the Company had 293,209,166 Subordinate Voting Shares and 311,034 Proportionate Voting Shares for a total of 324,312,662 Subordinate Voting Shares on an as converted basis, issued and outstanding. The Company has the following classes of share capital, with each class having no par value:

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.

(ii)	Proportionate Voting Shares

Each Proportionate Voting Share is entitled to one hundred votes per share at shareholder meetings of the Company and is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.

During the year ended December 31, 2021, the shareholders of the Company converted both Proportionate Voting Shares and Subordinate Voting Shares for a net impact of conversion of 1,423,942 Proportionate Voting Shares into 142,394,246 Subordinate Voting Shares.

F-57

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

12. SHARE CAPITAL (Continued)

(b) Stock-Based Compensation

Verano Holdings Corp. operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.

In February 2021, the Company established the 2021 Equity Incentive Plan of Verano Holdings Corp. (the “Plan”). The maximum number of RSUs and options that may be issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding shares on an as-converted basis.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.

Option and RSU grants generally vest over 6 months to three years, and options typically have a life of ten years.

Options

Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant.

On February 18, 2021, the Company granted non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$3,060(1) on the grant date. The options vest over thirty months to purchase up to an aggregate of 516 Proportionate Voting Shares of the Company.

On May 25, 2021, the Company issued additional non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$2,400(1) on the grant date. The options vest over thirty months to purchase up to an aggregate of 54 Proportionate Voting Shares of the Company.

The Company recorded expense of $387 for the year ended December 31, 2021, as share-based compensation related to the Plan. Of the total stock compensation expense, $23 is included in costs of goods sold.

In 2021, no options vested or expired, 9 options were forfeited, and 29 options were accelerated and fully vested.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant date. This options pricing model requires the application of estimates and assumptions. As the Company became publicly traded in 2021, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the Company’s industry.

(1) Such amounts not in Thousands

F-58

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

12. SHARE CAPITAL (Continued)

(b) Stock-Based Compensation (Continued)

The aggregate intrinsic value of the stock option granted was $795. The Company used the Black-Sholes Option Pricing model to estimate the fair value of the options granted during the year ended December 31, 2021 using the following ranges of assumptions:

December 31, 2021

Risk free interest rate	0.04% - 0.95%
Expected dividend yield	0%
Expected volatility	124.59%
Expected option life	2.5 years

As permitted in accordance with ASC 718, the Company has made an accounting policy election to account for forfeitures when they occur.

Restricted Stock Units (“RSUs”) – As Restated

During the year ended December 31, 2021, the Company granted RSUs for 35,579 Proportionate Voting Shares to directors, officers, employees, consultants and advisors, vesting over six to thirty-six months. The Company recognized 10,485 RSUs vested and 959 RSUs as forfeitures during the year ended December 31, 2021. The weighted average grant date fair value was C$30.00 with an aggregate intrinsic value of $84,276. The Company recorded expense of $44,863 for the year ended December 31, 2021, as share-based compensation related to the Plan. Of the total stock compensation expense, $3,521 is included in costs of goods sold.

(c) Warrants

On February 24, 2021, the Company entered into an agreement with Beacon Securities Limited (“Beacon”) and Canaccord Genuity Corp. on behalf of a syndicate of underwriters, pursuant to which the underwriters agreed to purchase, on a bought deal private placement basis, 3,510,000 warrants of the Company (the “Special Warrants”) at a price per Special Warrant of C$28.50 (USD$ 22.71) (the “Issue Price”) for aggregate gross proceeds to the Company of $79,719 (the “Offering”). In accordance with ASC 815 – Derivative and Hedging, it was determined that the warrants do not contain an embedded conversion option as the instrument will be exercised, without required action by the holders, into common shares at a fixed price. As such, the warrants were treated entirely as equity. The Company granted such underwriters an option, exercisable by Beacon on behalf of the underwriters, in whole or in part at any time up to 48 hours prior to the closing date of the Offering, to purchase up to an additional 526,500 Special Warrants at the Issue Price for additional gross proceeds of up to $11,958. Closing of the Offering occurred on March 11, 2021. The net proceeds of the Offering were used for acquisitions, working capital and general corporate purposes. Each Special Warrant entitles its holder to receive one Subordinate Voting Share. All Special Warrants were exercised on June 24, 2021 and are no longer outstanding.

In connection with convertible notes issued on November 25, 2019, Verano Holdings Corp. issued warrants to purchase 990,000 common shares with an exercise price of $7.575 per share. The warrants have a three year term from the date of the issuance. The Company determined the fair value of the warrants to be $5,062 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. A debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position and is being amortized over the term of the notes. Amortization of the debt issuance cost for warrants was $4,572 and $656 for the years ended December 31, 2020 and December 31, 2019, respectively. In August 2018, Verano Holdings, LLC issued a warrant for 424,242 Class B units at an exercise price of $7.14, with a term of 5 years in connection with a credit facility (Note 11). The Company determined the fair value of the warrant to be $2,662 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0%, and risk-free rate of 2.87%. As there were no proceeds received in connection with the credit facility, the fair value was recorded as debt issuance costs on the consolidated balance sheet. These costs were amortized over the period of expected availability through December 31, 2018. The balance of the debt issuance costs associated with such warrant was fully amortized in 2018. The Company determined the fair value of the incremental units to be $2,290. Verano Holdings, LLC amended the warrant agreement in 2019 that resulted in the warrants being exercisable for 751,973 Class B units at an exercise price of $4.03 per unit. Such amended agreement preserves the presentation as equity and was presented as such as of December 31, 2019.

F-59

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

12. SHARE CAPITAL (Continued)

(c) Warrants (Continued)

In connection with a subscription agreement offering in October of 2018, Verano Holdings, LLC entered into an agency agreement with Clarus Securities, Inc., (“Clarus”) pursuant to which Clarus would broker the subscription of up to $12,000 of Class B units of Verano Holdings, LLC. On or about February 7, 2019, Verano Holdings, LLC and Clarus mutually agreed to terminate the agency agreement and any rights which may have arisen thereunder, in consideration for which Verano Holdings, LLC granted Clarus’s affiliate warrants for 100,000 Class B units at a price of $21.73 per Class B unit. Clarus’s affiliate, Clarus Securities SIV, Inc., exercised the warrants in full on February 11, 2019 for aggregate proceeds to Verano Holdings, LLC of $2,173.

The Company computes basic earnings per share by dividing net income available to its shareholders by the weighted-average number of shares of its stock outstanding, on an as converted basis. The Company weighs shares issued for the portion of the period that they were outstanding. The Company’s diluted earnings per share reflect the impacts of the Company’s potentially dilutive securities, which include the Company’s equity compensation awards.

(d) VIE Transactions

On July 1, 2021, VHGRX Holdings, LLC, a Delaware limited liability company (“VHGRX”) and an indirect subsidiary of the Company, acquired 100% of the membership interests of Green RX, LLC, (“GreenRx”), which holds a dispensary license in Ohio. The aggregate purchase price for such acquisition totaled approximately $12,770 that was comprised of a prepaid deposit of $1,644, 310 Proportionate Voting Shares valued at approximately $506, and $10,620 of cash payable in three installments. As of December 31, 2021, the present value of unpaid deferred consideration of $2,780 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and is payable in January and July 2022.

On March 8, 2021, the Company acquired individually insignificant non-controlling interests in Maryland Natural Treatment Solutions, LLC for an approximate aggregate purchase price of $10.

In 2021, the Company made distributions to minority members of $1,675 related to ILDISP joint venture.

During 2020, the Company entered into various agreements to acquire non-controlling interests in certain entities. As a result of the transactions, a Company affiliate now owns 100% of the membership interests in each entity. The aggregate purchase price for the membership interests totaled approximately $6,900. The Company recorded these transactions as distributions to members and all non-controlling interests in these entities were transferred to members’ equity.

As of January 1, 2020, the Company had a 50% non-controlling interest in NatureX, LLC. The Company acquired 40% of the non-controlling interest on July 31, 2020 and acquired the remaining 10% on August 12, 2020 for an aggregate purchase price of $1,300 of which $200 is included in the acquisition price payable balance as of December 31, 2020.

F-60

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

12. SHARE CAPITAL (Continued)

(d) VIE Transactions (Continued)

On July 29, 2020, the Company acquired the remaining 25% non-controlling interest in Four Daughters Compassionate Care, Inc. for $1.1 million.

In 2020, the Company acquired the remaining non-controlling interest in Healthway Services of West Illinois, LLC, for an aggregate purchase price of $3,900 which is included in the acquisition price payable balance as of December 31, 2020.

In 2020, the Company acquired individually insignificant non-controlling interests for an approximate aggregate purchase price of $531 in Class B units.

13. INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740 – Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.

Verano is incorporated in British Columbia, Canada but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation.

For the years ended December 31, 2021, 2020 and 2019, income taxes expense consisted of:

	Years Ended December 31,
	2021	2020	2019
	(As Restated)
Current:
Federal	$104,014	$29,627	$7,935
State	33,084	11,130	2,721
Foreign	-	-	-
Total Current:	137,098	40,757	10,656
Deferred:
Federal	$(25,540)	$1,073	$(253)
State	(7,570)	466	(70)
Foreign	-	-	-
Total Deferred	(33,110)	1,539	(323)
Total	$103,988	$42,296	$10,333

F-61

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

13. INCOME TAXES (Continued)

The difference between the income tax expense for the years ended December 31, 2021, 2020 and 2019 and the expected income taxes based on the statutory rate applied to earnings (loss) arises as follows:

	Years Ended December 31,
	2021	2020	2019
	(As Restated)
Income/(Loss) before Income Taxes	$48,990	$82,452	$(8,491)
Statutory Tax rates	21%	21%	21%
Expense/(Recovery) based on Statutory Rates	9,965	17,315	(1,784)
Other Permanent Difference	435	(1,309)	-
Nondeductible 280E	59,874	10,663	7,018
Penalties	5,331	-	-
Noncontrolling interests	411	3,506	1,795
State	25,001	11,277	3,304
Book/Tax Basis Acquired Intangibles	-	2,445	-
Prior Year True Up	3,068	(1,601)	-
Discrete Items	(420)
Other Differences	-	-	-
Income Tax Expense	$103,988	$42,296	$10,333

Income taxes paid for the years ended December 31, 2021, 2020, and 2019 were $27,962, $10,237, and $569 respectively.

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized based on the rates at which they are expected to reverse in the future. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

At December 31, 2021 and December 31, 2020, the components of deferred tax assets and (liabilities) were as follows:

	Years Ended December 31,
	2021	2020
	(As Restated)
Deferred Tax Assets
Lease Liabilities	$515	$549
Loyalty Point	730	752
Stock Compensation	800	-
Total Deferred Tax Assets	2,045	1,301
Deferred Tax Liabilities
Operating Right of Use Assets	$(513)	$(484)
Intangibles	(263,716)	(15,641)
Total Deferred Tax Liabilities	(264,229)	(16,125)
Net Deferred Tax Liabilities	$(262,184)	$(14,824)

F-62

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

13. INCOME TAXES (Continued)

The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on these returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. As of December 31, 2021 and 2020, the Company had no unrecognized tax benefits. There are no positions for which it is reasonably possible that the uncertain tax benefit will significantly increase or decrease within twelve months. During the period ending December 31, 2021, the Company recorded $5,331 in penalties and interest related to outstanding income tax liabilities, $2,427 relating to the 2021 tax year and $2,904 relating to the 2020 tax year. The Company files income tax returns in the US, various state jurisdictions, and Canada, which jurisdictions have varying statutes of limitations. The US federal statute of limitation remains open for the 2018 tax year to the present. The state income tax returns generally remain open for the 2018 tax year through the present. Net operating loss arising prior to these years are also open to examination if and when utilized.

14. LEASES

In February 2016, The FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASC 842”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the standard and all related amendments, and practical expedients, excluding hindsight, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods.

Operating lease right of use (“ROU”) assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Upon adoption of ASC 842, ROU assets were adjusted for deferent rent and prepaids as of January 1, 2019. Lease expense is recognized on a straight-line basis over the expected lease term for operating leases. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of the lease, or for the adoption of ASC 842 at January 1, 2019. Balances related to operating leases are included in ROU assets and lease liabilities on the consolidated balance sheet.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, are considered non-lease components. The Company accounts for non-lease components separately.

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.

The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.

During the years ended December 31, 2021, 2020, and 2019, the Company recorded approximately $9,140, $2,246, and $1,889 in operating lease expense, of which $804, $695 and $635 was included in cost of goods sold for the years ended December 31, 2021, 2020 and 2019, respectively.

F-63

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

14. LEASES (Continued)

Other information related to operating leases as of and for the years ended December 31, 2021, 2020, and 2019 were as follows:

	2021	2020	2019
Weighted average remaining lease term	8.52	6.66	6.08
Weighted average discount rate	8.11%	8.81%	8.0%

Maturities of lease liabilities for operating leases as of December 31, 2021 were as follows:

Year Ending December 31:
2022	$11,457
2023	11,024
2024	10,348
2025	9,717
2026	8,818
Thereafter	38,177
Total Lease Payments	89,541
Less: Interest	(26,166)
Present Value of Lease Liability	$63,375

15. CONTINGENCIES

(a) Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2021 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(b) COVID-19 Uncertainty

The novel coronavirus (and various strains thereof) commonly referred to as “COVID-19” was initially identified in December 2019 in Wuhan, China. On March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. The outbreak spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose vaccine mandates and restrictions such as quarantines, business closures, social distancing and travel restrictions, which resulted in material disruption to businesses in the US and globally and an economic slowdown.

The duration and severity of the business disruptions and related financial impact, as well as rising inflation and the impact of political unrest in Ukraine cannot reasonably be estimated at this time. As a result, it is possible that estimates in the Company’s financial statements will change in the near term as a result of recent economics and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles and goodwill. For the time being and until economies stabilize, the Company has shifted its strategic approach and the manner in which it operates its business to continue providing high-quality products to its patients and customers and has put forth initiatives to ensure supply chains and compliance with governmental mandates regrading COVID-19.

F-64

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

15. CONTINGENCIES (Continued)

These initiatives have allowed the Company to date to operate mostly uninterrupted and to implement its business continuity plan. Going forward, the extent of the impact of COVID-19 and economic uncertainty on the Company’s operational and financial performance will depend on various developments, including the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

(c) Illegality of Cannabis at the U.S. Federal Level

Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act. Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.

Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries. This could have a material adverse effect on the reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.

There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.

F-65

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

16. SEGMENTS

The Company conducts and manages its business through two reportable segments, representing the major lines of the cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:

	Year Ended December 31,
	2021	2020	2019
	(As Restated)
Revenue, net of discounts
Cultivation (Wholesale)	$217,739	$156,223	$46,068
Retail	591,591	88,470	22,925
Intersegment Eliminations	(71,480)	(16,163)	(3,025)
Total revenue, net of discounts	$737,850	$228,530	$65,968

Depreciation and amortization
Cultivation (Wholesale)	$54,460	$8,256	$3,394
Retail	41,784	2,278	2,288
Total depreciation and amortization	$96,244	$10,534	$5,682

Capital expenditures
Cultivation (Wholesale)	$91,549	$45,699	$46,930
Retail	56,170	14,454	12,111
Total capital expenditures	$147,719	$60,153	$59,041

Income taxes
Cultivation (Wholesale)	$58,601	$21,989	$4,011
Retail	45,387	20,307	6,322
Total income taxes	$103,988	$42,296	$10,333

Net income (loss)
Cultivation (Wholesale)	$53,191	$69,706	$12,707
Retail	(110,698)	(31,305)	(30,980)
Total net income (loss)	$(57,507)	$38,401	$(18,273)

	As of December 31,
	2021	2020	2019
	(As Restated)
Assets
Cultivation (Wholesale)	$1,278,308	$173,058	$72,455
Retail	1,270,347	156,593	108,388
Total assets	$2,548,655	$329,651	$180,843

Liabilities
Cultivation (Wholesale)	$230,217	$28,760	$29,502
Retail	836,632	147,493	39,313
Total liabilities	$1,066,849	$176,253	$68,815

F-66

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

16. SEGMENTS (Continued)

For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

17. RELATED PARTY TRANSACTIONS

(a) Due from Related Parties

As of December 31, 2020, amounts due from related parties were comprised of balances due from investors of $108. These amounts are due on demand and did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, such amounts have been repaid and the Company did not have any amounts due from related parties. Other related party transactions are described through these consolidated financial statements. Refer to Notes 8 and 10 for additional details of related party transactions.

(b) Due to Related Parties

As of December 31, 2020 amounts due to related parties were comprised of advances to investors payable totaling $45. Advances did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, the Company did not have any amounts due to related parties. Refer to Notes 8 and 10 for additional details of related party transactions.

(c) Other

The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.

18. LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.

Upon redemption, the loyalty program obligation is relieved and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.

As of December 30, 2021, there were 111,475,459(1) points outstanding, with an approximate value of $2,620 which is included in accrued liabilities. The Company is restructuring the loyal program in 2022. In states where the known points expired, the actual redemption value was applied.

As of December 31, 2020, there were 42,273,800(1) points outstanding, with an approximate value of $2,061.

(1) Such amounts not in thousands.

F-67

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

19. CONSOLIDATION

In accordance with ASC 810, the Company consolidates through the variable interest model and the voting interest model. The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) and, voting interest entities (“VOEs”), which are included in the consolidated balance sheets as of December 31, 2021 and 2020.

	Consolidated VIE	Consolidated VOE	Consolidated VIE
	December 31, 2021		December 31, 2020
	(As Restated)

Current Assets	$43,045	$20,464	$23,141
Due To/(From)	(25,723)	14,228	(66,353)
Non-Current Assets	207,908	226,108	145,618
Current Liabilities	32,934	22,659	18,319
Non-Current Liabilities	45,873	45,603	7,733
Non-Controlling Interest	1,276	-	6,237
Equity attributable to Verano Holdings, Corp.	145,147	192,538	76,354

Consolidated Variable Interest Entities

As noted previously, a VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE (i.e., a controlling financial interest). Verano applies ASC 810-10-25-38A to determine whether it has a controlling financial interest in an entity determined to be a variable interest entity.

It is generally the Company’s practice to obtain a controlling financial interest in an entity through the purchase of a majority of the entity’s stock. In certain instances, it can take an extended period of time for a state to process the transfer of a cannabis license. When this is the case, the Company uses a combination of agreements, a closing agreement and a management services agreement (MSA) (collectively “the agreements”), to obtain control of the entity until the point in time when the license transfer is processed. At that point in time, the Company purchases the stock of the entity.

The agreements limit the sellers’ involvement in future operations of the entity, their risks of loss and their ability to receive distributions. The agreements grant the Company strategic decision-making ability over the daily business operations of the entity. This includes the ability to make decisions over staffing and payroll, the determination of product mix, advertising and the use and allocation of cash. Certain entities may require financing to build-out a dispensary. These financing requirements are typically funded by the Company within three months of closing and were less than $3 million in all periods presented. Certain states may limit the distribution or transfer of cash until license transfer.

F-68

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

19. CONSOLIDATION (Continued)

The Company controls the daily operation of the entity, absorbs all risk of loss and receives the expected future returns based on the rights granted it by the terms of the closing agreement and MSA, resulting in Verano being deemed the primary beneficiary.

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

Variable Interest Entries Consolidated under Voting Interest Entities Model

Pursuant to the 2012 Arizona Medical Marijuana Act, cannabis companies in Arizona are required to operate under a non-profit structure. This structure typically involves the execution of an MSA between a for-profit entity and a non-profit entity, which holds the cannabis license.

Upon closing on the acquisition of the for-profit entity, the closing agreement grants the Company the right to appoint the non-profit’s board of directors. Verano appoints the Company’s named officers to the board of the non-profit. The Company also establishes an MSA with the non-profit entity, which grants Verano the ability to manage the daily operations of the non-profit.

The Company’s power to control the daily operations of the non-profit is determined to represent a controlling financial interest in the non-profit. The Company consolidates the non-profit entity as a result.

F-69

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

20. FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, credit-risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1	–	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2	–	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3	–	Inputs for the asset or liability that are not based on observable market data.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, acquisition consideration payable.

For the Company’s long-term notes payable (which consist of credit facility and mortgage loans), for which there were no quoted market prices of active trading markets, it was not practicable to estimate the fair value of these financial instruments. The carrying amount of notes payable at December 31, 2021 and December 31, 2020 was $289,925 and $40,294, which includes $13,771 and $7,814, respectively, of short-term debt due within one year.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements.

F-70

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

20. FAIR VALUE MEASUREMENTS (Continued)

The following tables summarize the Company’s financial instruments which are measured at fair value as of December 31, 2021 and 2020:

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$99,118	$-	$-	$99,118
Acquisition Consideration Payable	-	-	(208,349)	(208,349)
Total	$99,118	$-	$(208,349)	$(109,231)

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$16,402	$-	$-	$16,402
Acquisition Consideration Payable	-	-	(33,290)	(33,290)
Total	$16,402	$-	$(33,290)	$(16,888)

As of December 31, 2021, the Company remeasured its acquisition consideration arrangements associated with its 2021 acquisitions using 2021 actual and projected financial results. Certain acquisitions, including

Agri-Kind, LLC and Agronomed Biologics, LLC, were remeasured using Monte Carlo simulation models and the Company’s stock price as of December 31, 2021.

The remeasurement resulted in a net gain of $13,676 which was driven by a change in Management’s estimates and projections of the acquired entity’s ability to achieve the performance targets as agreed to in the 2021 acquisition agreements along with the change in fair value of the shares to be issued. The amount was recorded, net, within other income/(expense) on the consolidated statement of operations.

F-71

VERANO HOLDINGS CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021, 2020 and 2019

($ in Thousands except for per share amounts)

21. SUBSEQUENT EVENTS

(a) Acquisitions

Goodness Growth Holdings

On February 1, 2022, the Company announced that it had entered into a definitive agreement to acquire all of the issued and outstanding equity interests in Goodness Growth Holdings, Inc. (“Goodness”), a vertically integrated company with licenses in New York, Minnesota, New Mexico, Arizona and Maryland. The transaction includes 18 active dispensaries; five cultivation and processing facilities; a research and development facility; and the Vireo, 1937, LiteBud, Kings & Queens, Hi-Color, and Amplifi product brand. Under the terms of the arrangement, the number of Subordinate Voting Shares to be issued in the transaction is based on a fixed exchange ratio with each outstanding Goodness share (on an as converted to Goodness subordinate voting shares basis) will receive 0.22652 of a Subordinate Voting Share. . The terms of Goodness’s outstanding stock options and restricted stock units will be adjusted to substitute Subordinate Voting Shares therein based on the fixed exchange ratio.

420 Capital Management, LLC (Greengate)

On March 11, 2022, the Company consummated the acquisition of 420 Capital Management, LLC, which operates two active dispensaries in Lombard and Rogers Park, Illinois. Total consideration included $7,448 payable in cash and $13,813 payable in Subordinate Voting Shares.

(b) Dispositions

Canna Cuzzos

Canna Cuzzos, LLC (“Canna Cuzzos”) is a medical marijuana licensee for a retail dispensary in Waldorf, Maryland. In 2017, a subsidiary of the Company entered into a management services agreement with Canna Cuzzos and has been providing operating and other services for Canna Cuzzos’ dispensary. In 2018, Verano LLC acquired options to purchase all the ownership interests of a Maryland limited liability company (the “LLC”), which held a 40% ownership interest in the sole owner of Canna Cuzzos, resulting in such options being exercisable for an indirect 40% ownership interest in Canna Cuzzos. On January 31, 2022, all of the ownership interests of the sole owner of Canna Cuzzos were sold to a non-related third party for a cash purchase price of $5,000, subject to adjustment based on working capital levels and outstanding liabilities. Upon consummation of the sale, the management services agreement with Canna Cuzzos was terminated.

ILDISP

On February 28, 2022, the Company consummated the disposition of its 50% ownership interest in ILDISP, LLC to the other 50% member in exchange for a combination of cash and stock of the other member.

(c) Financing

On March 1, 2022, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and lenders named therein, pursuant to which an additional $100,000 was funded to the Company resulting in $350,000 of total term loan commitments funded and outstanding. The $100,000 term loan bears interest at a rate of 8.50%.

F-72

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

December 31, 2020 and 2019

F-73

C O N T E N T S

F-74

March 26, 2021

To the Board of Managers

Plants of Ruskin GPS, LLC

dba AltMed Florida and Affiliate

Apollo Beach, Florida

Independent Auditor’s Report

We have audited the accompanying combined financial statements of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate (the Company), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of combined the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial positions of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining information on pages 17 to 20 is presented for the purpose of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Hill, Barth & King LLC

Certified Public Accountants
3838 Tamiami Trail North, Suite 200
Naples, Florida 34103
March 26, 2021

F-75

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,577,455	$4,985,739
Accounts receivable	80,145	452,828
Inventory	13,639,351	5,252,829
Other current assets	1,285,983	744,969
TOTAL CURRENT ASSETS	28,582,934	11,436,365

PROPERTY AND EQUIPMENT, NET	74,418,774	38,711,368

DEPOSITS	891,614	530,883
	$103,893,322	$50,678,616

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$15,982,661	$5,625,092
Current portion of lease liabilities	963,050	452,597
Current portion of long-term debt	209,889	75,931
TOTAL CURRENT LIABILITIES	17,155,600	6,153,620

LONG-TERM LIABILITIES
Lease liabilities	15,233,450	8,414,741
Notes payable - related parties	3,670,000	2,500,000
Long-term debt	732,414	307,565
TOTAL LIABILITIES	36,791,464	17,375,926

MEMBERS’ EQUITY	67,101,858	33,302,690
	$103,893,322	$50,678,616

See accompanying notes to combined financial statements

F-76

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2020 and 2019

	2020	2019

OPERATING INCOME
Sales	$105,660,570	$39,371,011
Cost of sales	23,360,353	11,982,151

GROSS PROFIT	82,300,217	27,388,860

OPERATING EXPENSES
Advertising	981,872	607,327
Amortization	0	343,393
Contract labor and consulting	633,799	456,152
Depreciation	4,475,627	2,557,265
Insurance	2,173,843	958,231
Payroll - officers	340,000	321,875
Payroll - other	20,587,619	7,736,222
Other operating expenses	11,791,410	5,907,236
Less direct costs allocated to inventory and cost of sales	(19,737,803)	(9,788,609)
TOTAL OPERATING EXPENSES	21,246,367	9,099,092
INCOME FROM OPERATIONS	61,053,850	18,289,768

OTHER INCOME (EXPENSES)
ATM commissions	109,017	35,869
Interest expense	(1,423,038)	(334,064)
Other expense	59,339	(7,178)
	(1,254,682)	(305,373)
NET INCOME	$59,799,168	$17,984,395

See accompanying notes to combined financial statements

F-77

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Years ended December 31, 2020 and 2019

	MEMBERSHIP UNITS	MEMBERS’ EQUITY	TOTAL

Balance at January 1, 2019	$23,286,337	$(7,224,354)	$16,061,983
Adoption of ASC 842, Leases	0	(43,688)	(43,688)
Distributions paid to members	0	(700,000)	(700,000)
Net income	0	17,984,395	17,984,395
Balance at December 31, 2019	23,286,337	10,016,353	33,302,690
Distributions paid to members	0	(26,000,000)	(26,000,000)
Net income	0	59,799,168	59,799,168
Balance at December 31, 2020	$23,286,337	$43,815,521	$67,101,858

See accompanying notes to combined financial statements

F-78

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2020 and 2019

	2020	2019
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$59,799,168	$17,984,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,475,627	2,900,658
Changes in assets and liabilities:
Decrease in accounts receivable	372,683	39,532
Increase in inventory	(8,386,522)	(2,647,202)
Increase in other current assets	(541,014)	(486,346)
Increase in deposits	(360,731)	(262,375)
Increase in accounts payable and accrued expenses	10,944,342	2,778,348
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,303,553	20,307,010

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(32,045,814)	(18,052,535)
NET CASH USED IN INVESTING ACTIVITIES	(32,045,814)	(18,052,535)

CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(26,000,000)	(700,000)
Payments on notes payable - related parties	(2,500,000)	(935,340)
Issuance of notes payable - related parties	3,670,000	0
Payments on long-term debt	(145,005)	0
Payments on lease liabilities	(691,018)	0
Borrowings on long-term debt	0	283,700
NET CASH USED IN FINANCING ACTIVITIES	(25,666,023)	(1,351,640)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,591,716	902,835

CASH AND CASH EQUIVALENTS
Beginning of year	4,985,739	4,082,904
End of year	$13,577,455	$4,985,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for interest	$1,423,038	$47,100
Acquisition of vehicles in exchange for long-term debt	$703,812	$85,340
Construction costs paid for on account	$586,773	$2,331,072
Additions of right-of-use assets	$8,020,181	$7,060,833

See accompanying notes to combined financial statements

F-79

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE A - NATURE OF OPERATIONS

Organization and Nature of Business:

Plants of Ruskin GPS LLC (“GPS”) and RVC 360 LLC ( “RVC”), (collectively, the Company) are limited liability companies organized in the United States (“U.S.”) in 2017 and 2015, respectively. GPS owns in whole its subsidiary Plants of Ruskin LLC (“POR”), a limited liability company, located in the State of Florida, that grows, cultivates, extracts, manufactures, and sells medical cannabis products. RVC engages in real estate activities that provide the facilities where Plants of Ruskin LLC operates. The Company does business as AltMed Florida and operates multiple dispensaries throughout the state of Florida.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Consequently, revenue and expenses are accounted for using the accrual basis.

Basis of Combination:

The accompanying combined financial statements include entities, which are controlled through common control. Control exists when the Company has the power, directly or indirectly, to govern financial and operating policies of an entity and be exposed to variable returns from its activities.

The combined financial statements include the accounts of GPS, its wholly-owned subsidiary POR, and RVC. All significant intercompany balances and transactions were eliminated in combination.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Florida. The Company received a waiver from the state of Florida to also sell extracted oil and flower to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the combined financial statements. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible amounts are charged to operations when determined uncollectible. The Company did not charge any uncollectible amounts to operations in 2020 and 2019.

Inventory:

Inventory consists primarily of raw materials, work-in-process, and finished goods and is stated at the lower of cost or net realizable value. Due to state and federal regulations, the Company tracks its cannabis products including raw materials from seed to finished goods. Work-in-process consists of raw materials, direct labor, and related production overhead.

F-80

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

●	The contract involves the use of an identified asset;
●	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and
●	The Company has the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;
●	Amounts expected to be payable under a residual value guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

F-81

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets (Continued):

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

Property and Equipment:

Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:

YEARS
Buildings	39
Leasehold improvements	5-39
Machinery and equipment	5-15
Furniture and fixtures	5-7
Lab equipment	5
Computer equipment	5
Vehicles	5

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

Revenue Recognition:

Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

F-82

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued):

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods has been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Advertising:

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 were $981,872 and $607,327, respectively.

Income Taxes:

The Company has elected to be taxed as a partnership for U.S. federal and state income tax. Members are taxed on a proportionate share of the Company’s taxable income. Therefore, no provision or liability for U.S. federal or state income taxes has been included in the combined financial statements. Any trade or business which is trafficking in a controlled substance under Schedule I or Schedule II of the Controlled Substances Act is prohibited from claiming any deductions or credits against such business’s income for the year. Pursuant to Section 280E of the U.S. Internal Revenue Code of 1986 as amended, the only available tax deduction for businesses engaged in the cultivation and production of medical cannabis is a deduction for cost of goods sold.

Pursuant to the Bipartisan Act of 2015, if selected for an audit, the streamlined audit rules for partnerships allows the U.S. IRS to assess and collect taxes at the partnership level. Additional tax assessed would be paid by the partnership at the highest individual or corporate tax rate. As of December 31, 2020 and 2019, the Company maintained no uncertain tax positions nor were interest or penalties recognized during the period under audit.

Use of Estimates:

The preparation of combined financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-83

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company has effectively applied the modified retrospective approach and noted the impact of the new standard on the combined statements of changes in members’ equity.

Subsequent Events:

Management evaluated all activity of the Company through March 26, 2021, the date the combined financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the combined financial statements or notes, except as described below.

Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end 2021 is expected to be approximately $22,000,000. As of the date of this report, the Company has completed construction on the facility and the contract balance has been substantially paid in full.

Subsequent to the year end, the Company opened two more dispensaries in Florida at a total cost of approximately $1,200,000.

On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell its membership units for total consideration net of fees totaling $370,881,750 consisting of 8,534,521.2139 Class A shares and 256,035.6344 Class B shares. This transaction was finalized subsequent to the year end.

NOTE C - CONCENTRATIONS

Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020 and 2019, the Company had balances of $13,577,455 and $4,985,739, respectively, in uninsured cash and cash equivalents in financial instruments.

The Company had two major suppliers with significant outstanding accounts payable balances of approximately 54% at December 31, 2020. The Company had three major suppliers with significant outstanding accounts payable balances of approximately 53% at December 31, 2019.

F-84

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE D - INVENTORY

Inventory at December 31, 2020 and 2019 is summarized as follows:

	2020	2019
Raw materials	$1,717,832	$1,631,427
Work-in-process	8,217,661	2,056,167
Finished goods	3,703,858	1,565,235
TOTALS	$13,639,351	$5,252,829

NOTE E - OTHER CURRENT ASSETS

Other current assets at December 31, 2020 and 2019 are summarized as follows:

	2020	2019
Prepaid expenses	$1,245,237	$585,644
Related party receivables	40,246	156,225
Other receivables	500	3,100
TOTALS	$1,285,983	$744,969

NOTE F - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2020 and 2019 consisted of the following:

	2020	2019
Leasehold improvements	$28,725,581	$21,311,063
Machinery and equipment	12,366,444	3,948,076
Buildings	19,166,872	1,989,547
Lab equipment	2,054,112	1,927,148
Computer equipment	3,422,752	1,429,165
Land	467,661	391,661
Furniture and fixtures	3,247,224	1,274,095
Construction in process	11,877,957	9,217,850
Vehicles	1,246,781	474,380
	82,575,384	41,962,985
Less accumulated depreciation	8,156,610	3,251,617
NET PROPERTY AND EQUIPMENT	$74,418,774	$38,711,368

Depreciation expense was $4,475,627 and $2,557,265 for the years ended December 31, 2020 and 2019, respectively.

F-85

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE G - INTANGIBLE ASSETS

Intangible assets consist of legal fees and other costs incurred to obtain the medical marijuana license required to operate in the State of Florida. Intangible assets are amortized over the license period of two years. Intangible assets totaled $1,177,348 and are fully amortized for the years ended December 31, 2020 and 2019.

NOTE H - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2020 and 2019 are summarized as follows:

	2020	2019
Accounts payable - trade	$2,403,997	$2,707,203
Accrued expenses	11,419,349	2,534,935
Payroll liabilities	2,015,500	328,440
Accrued paid time-off	137,030	52,662
Other accrued expenses	6,785	1,852
TOTALS	$15,982,661	$5,625,092

NOTE I - LONG-TERM DEBT

Long-term debt at December 31, 2020 and 2019 is as follows:

	2020	2019
Notes payable to Ford Motor Credit, monthly payments totaling $8,952 including interest ranging from 7.7%-10.9%, maturing through November 2024, secured by vehicles.	$942,303	$383,496

Notes payable to related parties, totaling $3,670,000, not including simple annual interest of 10%, maturing through March 2022.	3,670,000	0
TOTAL DEBT	4,612,303	383,496
Less current portion	209,889	75,931
	$4,402,414	$307,565

Maturities related to this debt are as follows:

2021	$209,889
2022	3,896,936
2023	233,621
2024	203,743
2025	68,114
TOTAL	$4,612,303

F-86

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE J - MEMBERS’ EQUITY

Both GPS and RVC are limited liability companies organized in the State of Florida. Members’ liability is limited to their investment in each company. GPS and RVC each have 10,000,000 shares of membership units authorized and 9,999,998 issued and outstanding, totaling 20,000,000 membership units authorized and 19,999,996 issued and outstanding. GPS and RVC each have a single class of membership units. However, as described in Note K, the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members.

NOTE K - RELATED PARTY TRANSACTIONS

The Company shares administrative offices and administrative personnel with an entity controlled by a related party. The Company pays a month-to-month rent expense of $5,000. As of December 31, 2020 and 2019, the related party did not expect repayment of any additional costs incurred.

The operating agreement and subscription agreements of both GPS and RVC state the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members. The notes are payable on demand, bear no stated interest rate, and are unsecured. One founder agreed to forego payment in exchange for interest totaling $21,000 and $25,500 for the years ended December 31, 2020 and 2019 and 2019, respectively. As of December 31, 2020 and 2019, the founder notes payable totaled $0 and $2,500,000, respectively. The $7,500,000 founder note payable was paid in full as of December 31, 2020.

The Company received funding in the aggregate of $3,670,000 from eight related parties for the build out of the cultivation facility in Apollo Beach. The two-year notes are payable on demand at month 18, bear 10% simple annual interest, interest paid annually.

NOTE L - LEASES

As of December 31, the Company’s lease liabilities consisted of the following:

	2020	2019
Balance, beginning of year	$8,867,338	$1,816,496
Additions	8,020,181	7,298,121
Lease and interest payments, accretion, and accrued interest, net	691,019	247,279
Balance, end of year	16,196,500	8,867,338
Lease liability - current portion	963,050	452,597
Lease liability - noncurrent portion	$15,233,450	$8,414,741

The Company has lease liabilities for leases related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%. Interest expense charged to operations for right-of-use lease liabilities totaled $990,787 and $288,021 for the years ended December 31, 2020 and 2019, respectively.

F-87

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE L - LEASES (CONTINUED)

Minimum future non-cancelable lease commitments are as follows:

2021	$2,224,879
2022	2,321,635
2023	2,399,379
2024	2,475,549
2025	2,527,179
Thereafter	11,725,546
Total undiscounted lease liabilities	23,674,167
Interest on lease liabilities	(7,477,667)
Total present value of minimum lease payments	16,196,500
Lease liability - current portion	963,050
Lease liability - noncurrent	$15,233,450

NOTE M - RISKS AND UNCERTAINTIES

Marijuana Remains Illegal under Federal Law:

The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate. Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.

Banking Difficulties:

As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business. There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.

F-88

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020 and 2019

NOTE M - RISKS AND UNCERTAINTIES (CONTINUED)

COVID-19 Pandemic:

On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

F-89

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING BALANCE SHEET

December 31, 2020

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,571,860	$3,015	$2,580	$13,577,455	$0	$13,577,455
Accounts receivable	80,145	0	0	80,145	0	80,145
Inventory	13,639,351	0	0	13,639,351	0	13,639,351
Other current assets	1,285,983	0	0	1,285,983	0	1,285,983
TOTAL CURRENT ASSETS	28,577,339	3,015	2,580	28,582,934	0	28,582,934
PROPERTY AND EQUIPMENT, NET	55,333,851	19,084,923	0	74,418,774	0	74,418,774
OTHER ASSETS
Deposits	852,341	39,273	0	891,614	0	891,614
Due from related parties	10,797,556	0	0	10,797,556	(10,797,556)	0
TOTAL OTHER ASSETS	11,649,897	39,273	0	11,689,170	(10,797,556)	891,614
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,982,661	$0	$10,000,000	$15,982,661	$0	$15,982,661
Current portion of lease liabilities	963,050	0	0	963,050	0	963,050
Current portion of long-term debt	209,889	0	0	209,889	0	209,889
TOTAL CURRENT LIABILITIES	7,155,600	0	10,000,000	17,155,600	0	17,155,600
LONG-TERM LIABILITIES
Due to related parties	0	0	4,763,929	4,763,929	(4,763,929)	0
Lease liabilities	15,233,450	0	0	15,233,450	0	15,233,450
Notes payable - related parties	3,670,000	0	0	3,670,000	0	3,670,000
Long-term debt	732,414	13,322,059	0	14,054,473	(13,322,059)	732,414
TOTAL LIABILITIES	26,791,464	13,322,059	14,763,929	54,877,452	(18,085,988)	36,791,464

MEMBERS’ EQUITY	68,769,623	5,805,152	(14,761,349)	59,813,426	7,288,432	67,101,858
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322

F-90

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING STATEMENT OF OPERATIONS

Year ended December 31, 2020

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined

OPERATING INCOME
Sales	$105,660,570	$0	$0	$105,660,570	$0	$105,660,570
Cost of sales	25,886,039	0	0	25,886,039	(2,525,686)	23,360,353

GROSS PROFIT	79,774,531	0	0	79,774,531	2,525,686	82,300,217

OPERATING EXPENSES
Advertising	981,872	0	0	981,872	0	981,872
Amortization	0	0	0	0	0	0
Contract labor and consulting	423,799	210,000	0	633,799	0	633,799
Depreciation	2,112,705	2,362,922	0	4,475,627	0	4,475,627
Insurance	2,173,843	0	0	2,173,843	0	2,173,843
Payroll - officers	340,000	0	0	340,000	0	340,000
Payroll - other	20,587,619	0	0	20,587,619	0	20,587,619
Other operating expenses	15,861,878	128,769	763	15,991,410	(4,200,000)	11,791,410
Less direct costs allocated to inventory and cost of sales	(21,772,018)	0	0	(21,772,018)	2,034,215	(19,737,803)
TOTAL OPERATING EXPENSES	20,709,698	2,701,691	763	23,412,152	(2,165,785)	21,246,367
INCOME (LOSS) FROM OPERATIONS	59,064,833	(2,701,691)	(763)	56,362,379	4,691,471	61,053,850

OTHER INCOME (EXPENSES)
Rental income	0	4,200,000	0	4,200,000	(4,200,000)	0
ATM commissions	109,017	0	0	109,017	0	109,017
Interest expense	(1,402,038)	(21,000)	0	(1,423,038)	0	(1,423,038)
Other expense	59,339	0	0	59,339	0	59,339
	(1,233,682)	4,179,000	0	2,945,318	(4,200,000)	(1,254,682)
NET INCOME (LOSS)	$57,831,151	$1,477,309	$(763)	$59,307,697	$491,471	$59,799,168

F-91

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING BALANCE SHEET

December 31, 2019

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,621,570	$178,826	$185,343	$4,985,739	$0	$4,985,739
Accounts receivable	452,828	1,920,000	0	2,372,828	(1,920,000)	452,828
Inventory	5,744,300	0	0	5,744,300	(491,471)	5,252,829
Other current assets	744,969	0	0	744,969	0	744,969
TOTAL CURRENT ASSETS	11,563,667	2,098,826	185,343	13,847,836	(2,411,471)	11,436,365
PROPERTY AND EQUIPMENT, NET	28,025,090	10,686,278	0	38,711,368	0	38,711,368
OTHER ASSETS
Deposits	491,610	39,273	0	530,883	0	530,883
Due from related parties	7,764,555	4,292,524	11,054,071	23,111,150	(23,111,150)	0
TOTAL OTHER ASSETS	8,256,165	4,331,797	11,054,071	23,642,033	(23,111,150)	530,883
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,065,092	$0	$0	$7,065,092	$(1,440,000)	$5,625,092
Current portion of lease liabilities	452,597	0	0	452,597	0	452,597
Current portion of long-term debt	75,931	0	0	75,931	0	75,931
TOTAL CURRENT LIABILITIES	7,593,620	0	0	7,593,620	(1,440,000)	6,153,620
LONG-TERM LIABILITIES
Lease liabilities	8,414,741	0	0	8,414,741	0	8,414,741
Notes payable - related parties	480,000	2,500,000	0	2,980,000	(480,000)	2,500,000
Long-term debt	4,600,089	10,289,058	0	14,889,147	(14,581,582)	307,565
TOTAL LIABILITIES	21,088,450	12,789,058	0	33,877,508	(16,501,582)	17,375,926

MEMBERS’ EQUITY	26,756,472	4,327,843	11,239,414	42,323,729	(9,021,039)	33,302,690
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616

F-92

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE

COMBINING STATEMENT OF OPERATIONS

Year ended December 31, 2019

	POR	RVC	GPS	Total Uncombined	Eliminations	Combined

OPERATING INCOME
Sales	$39,371,011	$0	$0	$39,371,011	$0	$39,371,011
Cost of sales	13,771,446	0	0	13,771,446	(1,789,295)	11,982,151

GROSS PROFIT	25,599,565	0	0	25,599,565	1,789,295	27,388,860

OPERATING EXPENSES
Advertising	607,327	0	0	607,327	0	607,327
Amortization	343,393	0	0	343,393	0	343,393
Contract labor and consulting	246,152	210,000	0	456,152	0	456,152
Depreciation	1,372,337	1,184,928	0	2,557,265	0	2,557,265
Insurance	922,990	35,241	0	958,231	0	958,231
Payroll	8,058,097	0	0	8,058,097	0	8,058,097
Other operating expenses	7,813,729	127,507	6,000	7,947,236	(2,040,000)	5,907,236
Less direct costs allocated to inventory and cost of sales	(11,828,609)	0	0	(11,828,609)	2,040,000	(9,788,609)
TOTAL OPERATING EXPENSES	7,535,416	1,557,676	6,000	9,099,092	0	9,099,092
INCOME (LOSS) FROM OPERATIONS	18,064,149	(1,557,676)	(6,000)	16,500,473	1,789,295	18,289,768

OTHER INCOME (EXPENSES)
Rental income	0	2,040,000	0	2,040,000	(2,040,000)	0
ATM commissions	35,869	0	0	35,869	0	35,869
Interest expense	(308,564)	(25,500)	0	(334,064)	0	(334,064)
Other expense	(9,338)	2,160	0	(7,178)	0	(7,178)
	(282,033)	2,016,660	0	1,734,627	(2,040,000)	(305,373)
NET INCOME (LOSS)	$17,782,116	$458,984	$(6,000)	$18,235,100	$(250,705)	$17,984,395

F-93

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2020

F-94

C O N T E N T S

F-95

March 31, 2021

To the Board of Directors and Members

Alternative Medical Enterprises, LLC and

Affiliates

Phoenix, Arizona

Independent Auditor’s Report

We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates (collectively ‘the Company’), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of these consolidated financial statements that are free from material misstatement, whether due to fraud or error

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We will also obtain sufficient appropriate audit evidence regarding the financial information of the entities or business We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The 2020 consolidating information on pages 23 and 24 is presented for the purpose of additional analysis and of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Hill, Barth & King LLC

Certified Public Accountants
3838 Tamiami Trail North, Suite 200
Naples, Florida 34103
March 31, 2021

F-96

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED BALANCE SHEET

Year ended December 31, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$957,389
Accounts receivable, net	285,062
Notes receivable	263,896
Inventories	3,549,557
Other current assets	221,109
TOTAL CURRENT ASSETS	5,277,013

PROPERTY AND EQUIPMENT, NET	12,480,460

OTHER ASSETS
Intangible assets, net	4,564,588
Investments in related companies, net	41,862,377
Security deposits	41,353
TOTAL OTHER ASSETS	46,468,318
$64,225,791

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$458,001
Accrued expenses and other liabilities	822,502
Current portion of lease liabilities	133,458
Current portion of long-term debt	1,468,063
Income tax payable	210,000
TOTAL CURRENT LIABILITIES	3,092,024

LONG-TERM LIABILITIES
Lease liabilities, net of current portion	54,536
Long-term debt, net of current portion	1,083,741
TOTAL LIABILITIES	4,230,301

MEMBERS’ EQUITY	59,995,490
$64,225,791

See accompanying notes to consolidated financial statements

F-97

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2020

OPERATING INCOME
Sales	$20,648,304
Cost of sales	9,803,515

GROSS PROFIT	10,844,789

OPERATING EXPENSES
General and administrative expenses	4,543,847
Amortization	627,897
Depreciation	751,150
TOTAL OPERATING EXPENSES	5,922,894

INCOME FROM OPERATIONS	4,921,895

OTHER INCOME (EXPENSES)
Income from investments in related companies	24,517,659
Income from sale of investment	885,678
Interest expense	(175,445)
Loss on sale of property and equipment	(415,575)
Other income	3,674
24,815,991

INCOME BEFORE PROVISION FOR INCOME TAXES	29,737,886

PROVISION FOR INCOME TAXES	210,000

NET INCOME	$29,527,886

See accompanying notes to consolidated financial statements

F-98

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Year ended December 31, 2020

Balance at December 31, 2019	$37,959,108
Contribution from members	1,000,000
Distributions to members	(8,491,504)
Net income	29,527,886
Balance at December 31, 2020	$59,995,490

See accompanying notes to consolidated financial statements

F-99

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2020

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$29,527,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	751,150
Amortization	627,897
Income from investment in related companies	(24,517,659)
Loss on sale of property and equipment	415,575
Changes in assets and liabilities:
Decrease in accounts and notes receivable	932,802
Increase in inventories	(1,164,131)
Decrease in prepaid expenses	81,128
Increase in security deposits	(1,199)
Decrease in accounts payable	(122,193)
Increase in accrued expenses and other liabilities	446,791
Increase in income taxes payable	210,000
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,188,047

CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments in related companies	6,559,997
Purchase of property and equipment	(5,180,287)
Proceeds from sale of property and equipment	125,323
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,505,033

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on lease liabilities	(601,401)
Payments on long-term debt	(1,578,196)
Contributions from members	1,000,000
Distributions to members	(8,491,504)
NET CASH USED IN FINANCING ACTIVITIES	(9,671,101)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(978,021)

CASH AND CASH EQUIVALENTS
Beginning of year	1,935,410
End of year	$957,389

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for:
Interest	$175,445
Acquisitions of property and equipment through debt	$3,130,000

See accompanying notes to consolidated financial statements

F-100

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE A - NATURE OF OPERATIONS

Organization and Nature of Business:

Alternative Medical Enterprises, LLC and Affiliates (collectively, the Company) consists of the following entities:

Alternative Medical Enterprises, LLC (“AME”) (aka WP&RS Enterprises, LLC), was organized in 2014 as a limited liability company under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, grows, cultivates, extracts, manufactures, and sells medical and recreational cannabis products. (MMJ).

Alternative Medical Enterprises, LLC owns 100% of the following companies:

AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, cultivate, extract, manufacture, and sell medical cannabis products. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for cannabis delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products. Cave Creek RE, LLC was formed in 2020 in the state of Arizona as a real estate holding company.

Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is a cannabis cultivation facility located in Arizona.

Fort Consulting, LLC (the Dispensary) operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services - Medical Marijuana Program. The Dispensary is an Arizona nonprofit organization, incorporated under the laws of the state of Arizona in July 2016. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one-year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually.

Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Cave Creek RE, LLC and MuV Health, LLC will be referred to herein as “the Company”.

F-101

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement of Compliance:

The significant policies that have been applied in the preparation of these consolidated financial statements are summarized below. These accounting policies have been used throughout all periods presented in the consolidated financial statements.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.

Basis of Presentation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).

Basis of Measurement:

The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention except for certain financial instruments, which are measured at fair value.

Functional Currency:

The functional currency of the Company, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

Revenue Recognition:

Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

F-102

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued):

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods have been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Use of Estimates:

The preparation of consolidated financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk:

The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.

Accounts Receivable:

The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Arizona and to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the consolidated financial statements. The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $9,625 as of December 31, 2020. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories:

Inventory of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost or net realizable value. Any subsequent post-harvest costs are capitalized to inventory to the extent that the cost is less than net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost or net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

F-103

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Notes Receivable:

The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2020 is $163,895.

The Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2021 and a face amount of $1,400,000. There was no outstanding balance as of December 31, 2020.

Prepaid Expenses:

The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight-line method.

Advertising:

The Company expenses advertising as incurred. Advertising expenses were $232,785 for the year ended December 31, 2020.

Leased Assets:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

●	The contract involves the use of an identified asset;
●	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and
●	The Company ahs the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

F-104

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leased Assets (Continued):

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;
●	Amounts expected to be payable under a residual value guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

Property and Equipment:

Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Leasehold improvements are depreciated over the lesser of the useful life or the lease term. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:

YEARS
Buildings	39
Leasehold improvements	5-39
Machinery and equipment	5-15
Furniture and fixtures	5-7
Lab equipment	3-5
Computer equipment	5
Vehicles	5

F-105

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued):

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

Income Taxes:

As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.

Deferred Income Taxes - Fort Consulting, LLC - Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.

With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three years ago. The Company believes the only years open for potential IRS audits are the year ending December 31, 2018, 2019 and 2020. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.

Fair Value Measurements:

ASC 820, “Fair Value Measurement”, establishes the minimum disclosure requirements for fair value measurements (and those based on fair value) that are recognized in the consolidated balance sheet after initial recognition. The requirements vary depending on whether the fair value measurements are recurring or non-recurring and their categorization within the fair value hierarchy (i.e. Level 1, 2, or 3).

In order to determine the appropriate categorization of a fair value measurement (as a whole) within the hierarchy, the Company determines the categorization of the inputs used to measure fair value and categorization of the fair value measurement (as a whole). ASC 820’s fair value hierarchy categorizes inputs to valuation techniques into the following levels, based on their observability:

Level 1 - Quoted prices (that are unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

Level 2 - Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued):

A fair value measurement (as a whole) is categorized within the fair value hierarchy, based on the lowest level of input that is significant to the entire measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2020 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Recent Accounting Pronouncements:

The Financial Accounting Standards Board (FASB) issued new guidance that created Topic 606, Revenue from Contracts with Customers, in the Accounting Standards Codification (ASC). Topic 606 supersedes the revenue recognition requirements in FASB ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. The new guidance also added Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, to the ASC to require the deferral of incremental costs of obtaining a contract with a customer. Collectively, the Company refers to the new Topic 606 and Subtopic 340-40 as the “new guidance.”

The Company adopted the requirements of the new guidance as of January 1, 2019, utilizing the modified retrospective method of transition. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements.

The Company adopted the requirements of the new guidance as of January 1, 2020, utilizing the modified retrospective method of transition.

Subsequent Events:

Management evaluated all activity of the Company through March 31, 2021, the date the consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements or notes, except as described below.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events (Continued):

Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end 2021 is expected to be approximately $1,161,182.

In November of 2020, Arizona residents pass proposition 207, the Smart and Safe Act of Arizona, effectively legalizing the recreational adult use of marijuana for people 21 years of age or older. An “adult use” license is required for medical dispensaries to sell cannabis products to “adult use” customers. In addition, a 16% excise tax is placed on recreational use products. As of Q1 of 2021, over 80 dispensaries, including the MuV dispensary, have received the additional license. Recreational use sales in Arizona began in January of 2021.

On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell 100% its membership units including 4,099,098 Class A shares in the Company’s investment in Plants of Ruskin GPS, LLC and RVC 360, LLC, for total consideration net of fees totaling $35,000,000. This transaction was finalized subsequent to the year end.

NOTE C - CONCENTRATIONS

Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020, the Company had balances of $957,389 in uninsured cash and cash equivalents in financial instruments.

The Company had two major suppliers with significant outstanding accounts payable balances of approximately 10% at December 31, 2020.

NOTE D - INVENTORY

Inventory at December 31, 2020 is summarized as follows:

2020
Raw materials	$276,813
Work-in-process	1,689,701
Finished goods	1,583,043
TOTALS	$3,549,557

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE E - OTHER CURRENT ASSETS

Other current assets at December 31, 2020 are summarized as follows:

2020
Prepaid expenses	$221,049
Other current assets	60
TOTALS	$221,109

NOTE F - INCOME TAX STATUS- FORT CONSULTING, LLC

Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The Company recorded $210,000 in current income tax expense for the year ended December 31, 2020.

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the consolidated financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is probable that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position.

Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on either the most likely amount approach or the expected value method.

The Company has not recorded a deferred tax asset for the period from inception to December 31, 2020 due to the uncertainty of any benefit of the loss being realized. Under ASC 740 any deferred tax asset or liability is recorded under the net approach.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE G - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 are summarized as follows:

2020
Buildings and improvements	$8,203,253
Furniture and equipment	2,242,582
Vehicles	218,827
Construction in progress	2,292,432
Land and improvements	1,020,000
14,774,043
Accumulated depreciation	(2,293,583)

Net property and equipment	$12,480,460

Depreciation expense for the years ended December 31, 2020 totaled $751,150. The value of property and equipment held under capital leases for the year ended December 31, 2020 totaled $1,015,776.

NOTE H - INVESTMENTS

Investment in Related Company:

In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. In 2019, the Company sold the investment and received the final payment in 2020.

The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control.

Below is a reconciliation of this investment:

2020
Balance, beginning of year	$23,904,715
Distributions during the year	(6,559,997)
Share in current year net income	24,517,659
Balance, end of year	$41,862,377

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE H - INVESTMENTS (CONTINUED)

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

2020
Total Assets	$103,893,322

Total Liabilities	$53,947,064
Total Equity	49,946,258
$103,893,322

Total Income	$105,769,587
Total Expenses	45,970,419
Net Income	$59,799,168

NOTE I - INTANGIBLES

Goodwill, Net of Impairment:

Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company assesses goodwill for impairment on an annual basis in accordance with ASC 350 Intangibles – Goodwill and Other and has fully impaired the asset as of December 31, 2020. The recorded value of the asset was $0 as of December 31, 2020.

Right-to-Use Agreement:

The Company contracted with a nursery in Florida for the use of their farm land. In exchange for $310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2020 was $310,000. Net book value of the asset was $0 as of December 31, 2020.

Cultivation and Management Agreement:

During 2017, the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring compliance with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2020 was $12,882,867. The total management fees related to this management agreement for the year ended December 31, 2020 was $2,350,234.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE J - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2020 are summarized as follows:

2020
Accounts payable	$458,001
Related party payable	24,673
Sales tax payable	100,395
Accrued expenses	697,434
TOTALS	$1,280,503

NOTE K - LONG-TERM DEBT

Long-term debt at December 31, 2020 is as follows:

2020
Mortgage to Pioneer Title Agency, monthly payments totaling $31,661 including interest rate of 6%, maturing through March 2023.	$770,554

Note payable to Fidelity National Title, monthly payments totaling $112,318 including interest rate of 10%, maturing through July 2022.	1,781,250
2,551,804
Less current portion	1,468,063
TOTAL LONG TERM-DEBT	$1,083,741

Maturities related to this debt are as follows:

2021	$1,468,063
2022	1,018,659
2023	65,082
TOTAL	$2,551,804

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE L - MEMBERS’ EQUITY

The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.

Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time. The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2020 was $58,802,887.

NOTE M - LEASES

The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,790 from July 2019 to July 2020. The lease was renewed to June 2021 with monthly payments escalating to $9,761.

The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.

The Company recognized right-of-use assets and lease liabilities at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

As of December 31, 2020, the Company’s lease liabilities consisted of the following:

The Company has lease liabilities related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%.

The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:

Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.

F-113

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE N – LEASES WHERE COMPANY IS LESSEE

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise primarily of:

●	Fixed payments, including in-substance fixed payments;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate at the commencement date;
●	Amounts expected to be payable under a residual value or guarantee; and
●	The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonable certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonable certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. The Company has elected not to recognized right-of-use assets and lease liabilities for short-term leases of equipment that have a lease term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:

2021	$151,069
2022	56,000
Total undiscounted lease liabilities	207,069
Interest on lease liabilities	(19,073)
Total present value of minimum lease payments	187,996
Lease liabilities - current portion	133,458
Lease liabilities - noncurrent	$54,536

F-114

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE N – LEASES WHERE COMPANY IS LESSEE (CONTINUED)

The Company’s right-of-use assets consist of real property and office equipment. As of December 31, 2020, the Company’s lease schedule consisted of the following:

2020
Balance, beginning of year	$789,395
Additions (Deletions)	(241,580)
Lease and interest payments, accretion, and accrued interest, net	(359,821)
Balance, end of year	187,994
Lease liability - current portion	133,458
Lease liability - noncurrent portion	$54,536

Interest expense charged to operations for right-of-use lease liabilities for the year ended December 31, 2020 totaled $35,772.

NOTE O - RELATED PARTY TRANSACTIONS

The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2020 was $2,350,234.

There was a total of $360,969 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2020.

NOTE P - CONTINGENCIES

Compliance:

The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.

Litigation

The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely impact the Company would not have a material effect on the consolidated financial statements. Accordingly, no provision for possible losses is reflected in the consolidated financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2020

NOTE P – CONTINGENCIES (CONTINUED)

Marijuana Remains Illegal under Federal Law:

The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate.

Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.

As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business.

There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.

COVID-19 Pandemic:

On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

F-116

SUPPLEMENTARY INFORMATION

F-117

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING BALANCE SHEET

December 31, 2020

ASSETS

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$0	$7,746	$281,449	$0	$9,867	$646,213	$6,310	$5,804	$0	$957,389
Accounts receivable, net	0	0	60,000	0	0	225,143	(21)	(60)	0	285,062
Notes receivable	163,896	100,000	16,745,052	0	(2,684,088)	0	0	(3,370)	(14,057,594)	263,896
Inventories	0	0	276,812	0	0	3,040,265	232,480	0	0	3,549,557
Other current assets	122,384	0	195,353	0	0	0	60	0	(96,688)	221,109
TOTAL CURRENT ASSETS	286,280	107,746	17,558,666	0	(2,674,221)	3,911,621	238,829	2,374	(14,154,282)	5,277,013

PROPERTY AND EQUIPMENT, NET	67,708	0	7,302,149	46,067	5,064,536	0	0	0	0	12,480,460

OTHER ASSETS
Intangible and investments in related companies, net	39,686,508	21,540,258	4,564,588	41,862,377	0	0	0	0	(61,226,766)	46,426,965
Security deposits	0	0	34,753	6,400	0	0	0	200	0	41,353
TOTAL OTHER ASSETS	39,686,508	21,540,258	4,599,341	41,868,777	0	0	0	200	(61,226,766)	46,468,318

	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$0	$0	$231,724	$0	$0	$225,197	$1,080	$0	$0	$458,001
Accrued expenses	9,883,741	0	9,829,788	(6,760,886)	0	5,548,835	933,643	(2,758,547)	(15,854,073)	822,501
Current portion of capital lease liabilities	0	0	84,378	49,080	0	0	0	0	0	133,458
Current portion of long-term debt	0	0	0	0	1,468,063	0	0	0	0	1,468,063
Income tax payable	0	0	0	0	0	210,000	0	0	0	210,000
TOTAL CURRENT LIABILITIES	9,883,741	0	10,145,890	(6,711,806)	1,468,063	5,984,032	934,723	(2,758,547)	(15,854,073)	3,092,023

LONG-TERM LIABILITIES
Lease liabilities, net of current portion	0	0	54,536	0	0	0	0	0	0	54,536
Long-term debt, net of current portion	0	0	0	0	1,083,741	0	0	0	0	1,083,741
TOTAL LONG-TERM LIABILITIES	0	0	54,536	0	1,083,741	0	0	0	0	1,138,277

TOTAL LIABILITIES	9,883,741	0	10,200,426	(6,711,806)	2,551,804	5,984,032	934,723	(2,758,547)	(15,854,073)	4,230,300

MEMBERS’ EQUITY (DEFICIT)	30,156,755	21,648,004	19,259,730	48,626,650	(161,489)	(2,072,411)	(695,894)	2,761,121	(59,526,975)	59,995,491

	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791

F-118

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING STATEMENT OF OPERATIONS

Year ended December 31, 2020

	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
OPERATING INCOME
Sales	$0	$3,566	$15,552,777	$0	$0	$20,591,054	$41,184	$732,004	$(16,272,281)	$20,648,304
Cost of sales	0	0	6,060,393	0	0	17,347,340	17,401	(44)	(13,621,575)	9,803,515

GROSS PROFIT	0	3,566	9,492,384	0	0	3,243,714	23,783	732,048	(2,650,706)	10,844,789

OPERATING EXPENSES
General and administrative expenses	1,231,457	5,834	2,800,805	(350)	(41,112)	2,662,660	498,174	44,990	(2,658,611)	4,543,847
Amortization	0	0	542,252	85,645	0	0	0	0	0	627,897
Depreciation	5,855	0	560,351	125,527	59,417	0	0	0	0	751,150
TOTAL OPERATING EXPENSES	1,237,312	5,834	3,903,408	210,822	18,305	2,662,660	498,174	44,990	(2,658,611)	5,922,894
INCOME (LOSS) FROM OPERATIONS	(1,237,312)	(2,268)	5,588,976	(210,822)	(18,305)	581,054	(474,391)	687,058	7,905	4,921,895

OTHER INCOME (EXPENSE)
Income from investments in related companies	0	0	0	24,517,659	0	0	0	0	0	24,517,659
Income from the sale of investment	0	885,678	0	0	0	0	0	0	0	885,678
Interest income (expense)	3,871	15	(26,854)	(9,279)	(143,183)	0	(15)	0	0	(175,445)
Gain (loss) on sale of property and equipment	0	0	94,918	(510,493)	0	0	0	0	0	(415,575)
Other income (expense)	(109,425)	0	(127)	0	0	0	0	113,226	0	3,674
	(105,554)	885,693	67,937	23,997,887	(143,183)	0	(15)	113,226	0	24,815,991

INCOME BEFORE PROVISION FOR INCOME TAXES	(1,342,866)	883,425	5,656,913	23,787,065	(161,488)	581,054	(474,406)	800,284	7,905	29,737,886

PROVISION FOR INCOME TAXES	0	0	0	0	0	210,000	0	0	0	210,000

NET INCOME (LOSS)	$(1,342,866)	$883,425	$5,656,913	$23,787,065	$(161,488)	$371,054	$(474,406)	$800,284	$7,905	$29,527,886

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CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

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TABLE OF CONTENTS

DECEMBER 31, 2019

F-121

South Phoenix
4653 E Cotton Gin Loop, Suite 120
Phoenix, AZ 85040
- - - - -
It’s about time.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members Alternative Medical Enterprises, LLC and Affiliates

We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates, which comprise the consolidated balance sheet as of December 31, 2019 and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. ln making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Atlas CPAs & Advisors PLLC
ATLAS CPAs & Advisors PLLC
Phoenix, Arizona
July 6, 2020

O: 602.431.9288
F: 602.431.9299

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,935,410
Accounts receivable	403,542
Notes receivable	1,078,217
Inventories	2,385,426
Prepaid expenses	302,237
TOTAL CURRENT ASSETS	6,104,832
LONG-TERM ASSETS
Property and equipment, net	4,938,004
Intangible assets, net	5,195,408
Investments, net	23,904,715
Security deposits	40,154
TOTAL LONG-TERM ASSETS	34,078,281
TOTAL ASSETS	$40,183,113
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$580,194
Accrued expenses and other liabilities	375,711
Notes payable	1,000,000
Current portion of capital leases	22,020
TOTAL CURRENT LIABILITIES	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	11,896
TOTAL LIABILITIES	1,989,821
MEMBERS’ EQUITY	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,183,113

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Amount	Percent
Net Revenues	$14,482,050	100.0%
Cost of Revenues	8,620,878	59.5
Gross Profit	5,861,172	40.5
General and administrative expense	4,808,041	33.2
Amortization	1,300,447	9.0
Depreciation	445,177	3.1
	6,553,665	45.3
Loss from Operations	(692,493)	(4.8)
Other Income (Expense) Income from investee	8,036,184	55.5
Interest expense	(3,871)	(0.0)
Loss on sale of property and equipment	(25,077)	(0.2)
Interest income	1,218	0.0
Total Other Income	8,008,454	55.3
Net income	$7,315,961	50.5%

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019

Balances at December 31, 2018	$32,127,331
Repurchase of member’s interest	(1,250,000)
Net income	7,315,961
Balances at December 31, 2019	$38,193,292

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,315,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	445,177
Amortization expense	1,300,447
Income from investee	(8,036,184)
Loss on sale of property and equipment	25,077
Effects of changes in operating assets and liabilities:
(Increase) decrease in operating assets
Accounts receivable	(259,788)
Prepaid expenses	62,574
Inventories	(317,509)
Increase (decrease) in operating liabilities
Accounts payable	383,619
Accrued expenses and other liabilities	109,610
Deferred revenue	(490,278)
Net cash provided by operating activities	538,706
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments	287,000
Purchase of property and equipment	(513,031)
Proceeds from sale of property and equipment	17,500
Net cash used in investing activities	(208,531)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on capital leases	(30,013)
Repurchase of member’s interest	(250,000)
Net cash used in financing activities	(280,013)
Net change in cash	50,162
Cash and cash equivalents - beginning of period	1,885,248
Cash and cash equivalents - end of period	$1,935,410
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of debt to repurchase member’s interest	$1,000,000
Interest paid	$3,871

The accompanying notes are an integral part of the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Organization and Operations

Alternative Medical Enterprises, LLC and Affiliates consists of the following entities:

Alternative Medical Enterprises, LLC (aka WP&RS Enterprises, LLC) was organized in 2014 under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, provides alternative medicines in the form of cannabis and cannabis related products (MMJ).

As of December 31, 2019, Alternative Medical Enterprises, LLC owns 100% of the following companies:

AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, process, and dispense MMJ. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for MMJ delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products.

As of December 31, 2019, Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is an MMJ grow facility located in Arizona.

Fort Consulting, LLC operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services - Medical Marijuana Program. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona Medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually. The Dispensary is an Arizona nonprofit Organization, incorporated under the laws of the state of Arizona in July, 2016.

Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Vida Pets, LLC and MUV Health, LLC will be referred to herein as “the LLCs”.

While part of the Company’s operation is considered legal under state and local law, the sale of marijuana for any purpose is still illegal under federal law. Management believes it is unlikely that the federal government will force the closing of the facilities. However, action by the federal government could result in significant losses to the Company as well as potential exposure to criminal charges for the trafficking of a substance deemed illegal under federal law.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Alternative Medical Enterprises, LLC and its affiliates, the LLCs, collectively referred to as “the Company” which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.

Nature of Activities

The Company’s operations are dependent on economic and legal conditions which affect the medicinal cannabis and health care industries, and changes in those conditions may affect the Company’s continuing operations. While the nature of the Company’s business is legalized and approved by the states of Florida and Arizona, it is considered to be an illegal activity under federal law. Accordingly, certain additional risks and uncertainties are prevalent as discussed in the following notes.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting. In accordance with this method of accounting, revenue is recognized in the period in which it is earned, and expenses are recognized in the period in which they are incurred. All revenue and expenses which are applicable to future periods have been presented as deferred or prepaid on the accompanying balance sheet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue as the products are sold and delivered to individual customers. No ongoing warranties are provided.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk

The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.

Accounts Receivable

The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $2,894 as of December 31, 2019. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories are valued at the lower of cost (first in, first out basis) or market, and consist primarily of production supplies and materials.

Notes Receivable

The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2019 is $163,895.

At December 31, 2019, the Company’s share in one of its related parties was repurchased for

$1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 and a face amount of $1,400,000. The balance of the note as of December 31, 2019 is $914,322.

Prepaid Expenses

The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight line method.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives which range from 5 to 10 years. Leasehold improvements are depreciated over the lesser of the useful life or the lease term.

Income Taxes

As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.

Deferred Income Taxes - Fort Consulting, LLC - Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.

U.S. GAAP requires management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for Federal and state purposes.

With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three year ago. The Company believes the only year open for potential IRS audits are the year ending December 31, 2017, 2018 and 2019. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law by President Trump. The Tax Act contains significant changes to corporate taxation, including reduction of the corporate tax rate from 35% to 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Since the Company elected to be taxed as a C-corporation, the Tax Act had no impact on the financial statements.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

GAAP regarding fair value measurements clarifies the definition of fair value for financial reporting and establishes a three-tier hierarchy as a framework for measuring fair value which requires an entity to give the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) when measuring fair value. The standard also requires additional disclosure about the use of fair value measurements.

Fair value is defined as the price to sell an asset or transfer a liability between market participants as of the measurement date. The three levels of the fair value hierarchy under this standard are as follows:

Level 1 - Quoted market prices in active markets for identical assets or liabilities

Level 2 - Observable market-based inputs or unobservable inputs corroborated by market data

Level 3 - Unobservable inputs reflecting the reporting entities own assumptions

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2019 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Advertising

The Company expenses advertising as incurred. Advertising expenses were $202,891 for the year ended December 31, 2019.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1:	BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Company, from time to time, engages in research and development activities. Those costs are charged to operations as incurred. As of December 31, 2019, the Company had research and development expenses of $455.

NOTE 2:	INVENTORIES

The Company’s inventories, primarily made up of cannabis related products, as of December 31, 2019, consist of the following:

Raw materials	$611,666
Work-in-progress	1,021,507
Finished goods	752,253
$2,385,426

NOTE 3:	INCOME TAX STATUS - FORT CONSULTING, LLC

Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 3:	INCOME TAX STATUS - FORT CONSULTING, LLC (CONTINUED)

The Company has not recorded a deferred tax asset for the net operating loss incurred for the period from inception to December 31, 2019 due to the uncertainty of the benefit of the loss being realized. Therefore, if recorded the Company would provide for a valuation allowance equal to the potential realized benefit. In the future if the Company receives benefit from this net operating loss the financial statements will reflect this benefit through a reduction of the valuation allowance. As of December 31, 2019, the net operating loss carryover is approximately $1,070,000.

NOTE 4:	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2019 are summarized as follows:

Buildings and improvements	$4,268,411
Furniture and equipments	1,482,743
Vehicles	191,064
Construction in progress	180,131
Land and improvements	78,040
6,200,389
Less: accumulated depreciation	(1,262,385)
Total property, plant and equipment	$4,938,004

Depreciation expense for the year ended December 31, 2019 totaled $445,177. The value of vehicles and equipment held under capital leases for the year ended December 31, 2019 totaled $184,640.

NOTE 5:	INVESTMENTS AND NOTES RECEIVABLES

The Company has two investments as listed below:

Investment in related company

In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. Below is a reconciliation of this investment:

Balance, beginning of year	$863,703
Current year income	50,619
Balance, end of year	$914,322

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

Total Assets	$6,020,085
Total Liabilities	$1,053,799
Total Equity	4,966,286
$6,020,085
Total Income	$506,190
Total Expenses	2,313,987
Net Loss	$(1,807,797)

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 5:	INVESTMENTS AND NOTES RECEIVABLES (CONTINUED

At December 31, 2019, the Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 with a face amount of $1,400,000 (Note 1). As of December 31 2019, the balance of notes receivable is $914,322 with an allowance for doubtful accounts totaling $885,678.

The promissory note is payable in three monthly installments of $32,000 starting March 1, 2020 and the balance payable in full on December 31, 2020. As of the report date, the amount collected is $364,000.

Investment in related company

The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control. Below is a reconciliation of this investment:

Balance, beginning of year	$16,206,150
Distributions during the year	(287,000)
Share in current year net income	7,985,565
Balance, end of year	$23,904,715

Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:

Total Assets	$42,483,242
Total Liabilities	$8,508,588
Total Equity	33,974,654
$42,483,242
Total Income	$28,113,124
Total Expenses	9,500,453
Net Income	$18,612,671

In 2019, the Company recorded the investment using the equity method which resulted in an adjustment related to previous period shares in related company’s income of $354,370. The amount is not significant and was included as part of current year income from investment.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 6:	INTANGIBLES

Goodwill, net of impairment

Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company has elected to amortize this asset over 10 years for book purposes. The accumulated amortization at December 31, 2019 was $342,292.

Right to use agreement

The Company contracted with a nursery in Florida for the use of their farm land. In exchange for

$310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2019 was $221,429. Net book value of the asset was $88,571 as of December 31, 2019.

Cultivation and management agreement

During 2017 the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party. The Company entered into a cultivation and management agreement and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring that the Company is compliant with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2019 was

$13,249,504. The total management fees related to this management agreement for the year ended December 31, 2019 was $2,037,290.

Royalty agreement

During 2017 the Company negotiated the buyout of a royalty agreement with an outside third party. The Company paid the outside third party a total of $1,200,000. The Company is amortizing this asset over the term of the original agreement and recognizing expense as the payments would have been made based on the revenue earned. The total expense related to the agreement for the year ended December 31, 2019 was $1,069,111.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 7:	CLASS A UNITS SOLD

The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.

Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time.

The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2019 was $47,703,986.

NOTE 8:	NOTE PAYABLE

In 2019, the Company issued a promissory note amounting to $1,250,000 payable within one year from the date of the note. The promissory note is to be paid in two installments, and such amount shall accrue interest at a rate of 15%. As of December 31, 2019, notes payable is $1,000,000.

NOTE 9:	LEASE COMMITMENTS

Operating Leases

The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,592 from July 2018 till July 2019 and $6,790 from July 2019 till July 2020.

The Company leases office space in Coolidge, Arizona from a related party under a non-cancelable agreement which expires in May 2021, with increasing monthly payments. As of December 31, 2019 the monthly payment was $24,662. U.S. GAAP for non-level lease payments requires the rent expense to be reported on a straight-line method over the life of the lease. Accordingly, the Company has recorded a deferred rent liability, recognized in accrued expenses and other liabilities on the consolidated balance sheet. The total deferred rent associated with this lease was not material to the financial statements as of December 31, 2019.

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ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 9:	LEASE COMMITMENTS (CONTINUED)

The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.

Rent expense under the operating leases for the year ended December 31, 2019 was $500,527. The total minimum future lease payments are as follows:

Years Ending December 31,
2020	$285,879
2021	70,360
356,239
Less: Current portion	(285,879)
Total long-term obligations	$70,360

Capital Leases

During 2016, the Company entered into non-cancelable capital leases for lab equipment and a vehicle expiring in various year through 2021. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payment or the fair value of the assets. The assets are depreciated over the lower of their related lease terms. The cost of these assets are $184,640 and accumulated depreciation is $78,587 for the year ended December 31, 2019.

The future minimum lease payments are as follows:

Years Ending December 31,
2020	$22,020
2021	11,896
33,916
Less: Current portion	(22,020)
Total Capital Lease Obligations	$11,896

Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.

F-137

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 10:	RELATED PARTY TRANSACTIONS

The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2019 was $2,037,290.

There was a total of $336,135 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2019.

NOTE 11:	CONTINGENCIES

Compliance

The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.

Litigation

The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely impact the Company would not have a material effect on the financial statements. Accordingly, no provision for possible losses is reflected in the financial statements.

Illegal Activity - Federal

Even though medical marijuana dispensaries are legal under Arizona law, they are still illegal under federal law and as such the Company could be subject to fines, penalties, lawsuits or a closure of the Company from the federal government. Management believes that this is minimal risk.

NOTE 12:	SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 6, 2020 which is the date the consolidated financial statements were available to be issued. In 2020, domestic and international economies face uncertainty related to the impact of the COVID-19 disease. The Company may be adversely affected through lack of raw materials availability, interruptions in shipping and manufacturing process, idle or vacant facilities, and decrease in revenue. Management is currently evaluating the impact it will have on future operations.

F-138

SUPPLEMENTARY INFORMATION

F-139

South Phoenix
4653 E Cotton Gin Loop, Suite 120
Phoenix, AZ 85040
- - - - -
It’s about time.

INDEPENDENT AUDITOR’S REPORT ON

THE CONSOLIDATED SUPPLEMENTARY INFORMATION

To the Board of Directors and Members

Alternative Medical Enterprises, LLC and Affiliates

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary information concerning equity is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the consolidated financial statements.

The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements; or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.

In the Supplementary Information section of our Audit Report and Financial Statements package, dated July 10, 2018, the information relating to investments in subsidiaries was calculated by management using the cost method, rather that the equity method, which is the appropriate method, in accordance with accounting standards generally accepted in the United States (“US GAAP”). According to our analysis of the Consolidated Financial Statements of the entity, this departure from US GAAP does not have a material impact on the fair presentation of the consolidated financial position of the entity, as a whole.

In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Atlas CPAs & Advisors PLLC
ATLAS CPAs & Advisors PLLC
Phoenix, Arizona
July 6, 2020

O: 602.431.9288
F: 602.431.9299

F-140

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2019

	Amount	Percent
REVENUE	$14,482,050	100.0%
Payroll expense	1,303,647	9.0
Professional fees	1,344,261	9.3
Office expense	152,224	1.1
Rent expense	504,336	3.5
Utilities	439,816	3.0
Advertising	202,891	1.4
Repairs and maintenance	193,982	1.3
Insurance expense	169,426	1.2
Travel expense	132,928	0.9
Bank service charges	104,152	0.7
License and fees	81,537	0.6
Telecommunication and internet	66,713	0.5
Bad debt	37,858	0.3
Supplies	34,867	0.2
Meals and entertainment	14,417	0.1
Automobile expense	13,000	0.1
Dues and subscriptions	9,786	0.1
Cash donations	2,200	0.0
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$4,808,041	33.2%

See independent auditor’s report on supplementary information.

F-141

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2019

	ASSETS
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Fort Consulting LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$5,495	$9,792	$921,491	$10,577	$943,628	$26,203	$18,224	$-	$1,935,410
Accounts receivable	-	-	-	-	400,040	-	3,502	-	403,542
Notes receivable	163,895	914,322	-	-	-	-	-	-	1,078,217
Inventories	-	-	382,206	-	1,773,760	229,460	-	-	2,385,426
Due from, related party	84,593	-	6,609,549	287,000	33,110	10,000	2,050,270	(9,074,522)	-
Prepaid expenses	117,886	-	184,351	-	-	-	-	-	302,237
TOTAL CURRENT ASSETS	371,869	924,114	8,097,597	297,577	3,150,538	265,663	2,071,996	(9,074,522)	6,104,832
LONG-TERM ASSETS
Property and equipment, net	82,390	-	4,312,942	542,672	-	-	-	-	4,938,004
Intangible assets, net	-	-	5,106,838	88,570	-	-	-	-	5,195,408
Investments, net	39,686,509	19,840,466	-	23,904,715	-	-	-	(59,526,975)	23,904,715
Security deposits	-	-	33,554	6,400	-	-	200	-	40,154
TOTAL LONG-TERM ASSETS	39,768,899	19,840,466	9,453,334	24,542,357	-	-	200	(59,526,975)	34,078,281
TOTAL ASSETS	$40,140,768	20,764,580	$17,550,931	$24,839,934	$3,150,538	$265,663	$2,072,196	$(68,601,497)	$40,183,113

	LIABILITIES AND MEMBERS’ EQUITY
	Alternative Medical	Agronomy	Agronomy		Fort	MuV
	Enterprises, LLC	Holdings, LLC	Innovations, LLC	AltMed, LLC	Consulting, LLC	Health LLC		NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$19,159	$-	$75,504	$350	$404,187	$65,250		$15,744	$-	$580,194
Accrued expenses and other liabilities	6,817	-	287,229	-	80,645	-		1,020	-	375,711
Due to related parties	1,111,585	-	2,337,270	-	5,109,174	421,900		94,593	(9,074,522)	-
Notes payable	-	-	1,000,000	-	-	-		-	-	1,000,000
Current portion of capital leases	-	-	22,020	-	-	-		-	-	22,020
TOTAL CURRENT LIABILITIES	1,137,561	-	3,722,023	350	5,594,006	487,150		111,357	(9,074,522)	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	-	-	11,896	-	-	-		-	-	11,896
TOTAL LIABILITIES	1,137,561	-	3,733,919	350	5,594,006	487,150		111,357	(9,074,522)	1,989,821
MEMBERS’ EQUITY	39,003,207	20,764,580	13,817,012	24,839,584	(2,443,468)	(221,487)		1,960,839	(59,526,975)	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,140,768	$20,764,580	$17,550,931	$24,839,934	$3,150,538	265,663	$	$2,072,196	$(68,601,497)	$40,183,113

See independent auditor’s report on supplementary information.

F-142

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

CONSOLIDATING STATEMENT OF OPERATION

DECEMBER 31, 2019

	Alternative Medical	Agronomy	Agronomy		Fort	MuV
	Enterprises, LLC	Holdings, LLC	Innovations, LLC	AltMed, LLC	Consulting, LLC	Health LLC	NuTrae, LLC	Elimination	Total
Net Revenues	$-	$-	$9,998,619	$-	$13,981,195	$-	$1,068,591	$(10,566,355)	$14,482,050
Cost of Revenues	16,033	-	3,812,555	-	13,249,504	-	82,428	(8,539,642)	8,620,878
Gross Profit (Loss)	(16,033)	-	6,186,064	-	731,691	-	986,163	(2,026,713)	5,861,172
General and Administrative Expenses	887,710	-	3,628,089	-	2,075,148	221,487	22,320	(2,026,713)	4,808,041
Amortization	-	-	1,256,161	44,286	-	-	-	-	1,300,447
Depreciation	5,885	-	404,187	35,105	-	-	-	-	445,177
Income (Loss) from Operations	(909,628)	-	897,627	(79,391)	(1,343,457)	(221,487)	963,843	-	(692,493)
Other Income (Expense)
Income from investee	-	50,619	-	7,985,565	-	-	-	-	8,036,184
Interest expense	(3,871)	-	-	-	-	-	-	-	(3,871)
Loss on sale of property and equipment	-	-	(25,077)	-	-	-	-	-	(25,077)
Interest income	53	178	779	192	-	-	16	-	1,218
Total Other Income (Expense)	(3,818)	50,797	(24,298)	7,985,757	-	-	16	-	8,008,454
Net Income (Loss)	$(913,446)	$50,797	$873,329	$7,906,366	$(1,343,457)	$(221,487)	$963,859	$-	$7,315,961

See independent auditor’s report on supplementary information.

F-143

Page(s)

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets	F-145

Unaudited Interim Condensed Consolidated Statements of Operations	F-146

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity	F-147 - F-148

Unaudited Interim Condensed Consolidated Statements of Cash Flows	F-149 - F-150

Unaudited Interim Notes to the Condensed Consolidated Financial Statements	F-151 - F-187

F-144

VERANO HOLDINGS CORP.

Condensed Consolidated Balance Sheets

As of March 31, 2022 & December 31, 2021

($ in Thousands except share and per share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited and As Restated)	(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$139,637	$99,118
Accounts Receivable, net	17,676	17,410
Notes Receivable	-	285
Inventory	163,781	140,703
Prepaid Expenses and Other Current Assets	22,583	19,528

Total Current Assets	343,677	277,044

Property, Plant and Equipment, net	479,747	452,232
Right Of Use Assets, net	66,522	61,346
Intangible Assets, net	1,368,358	1,379,913
Goodwill	375,725	368,130
Investment in Associates	7,396	7,491
Deposits and Other Assets	2,514	2,499

TOTAL ASSETS	$2,643,939	$2,548,655

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$61,050	$45,172
Accrued Liabilities	25,332	42,149
Income Tax Payable	183,823	154,512
Current Portion of Lease Liabilities	7,427	6,563
Current Portion of Notes Payable	10,386	13,771
Acquisition Consideration Payable	137,783	208,349

Total Current Liabilities	425,801	470,516
Long-Term Liabilities:
Deferred Revenue	1,067	1,183
Notes Payable, net of Current Portion	373,858	276,154
Lease Liabilities, net of Current Portion	61,458	56,812
Deferred Income Taxes	258,972	262,184

Total Long-Term Liabilities	695,355	596,333

TOTAL LIABILITIES	$1,121,156	$1,066,849

SHAREHOLDERS’ EQUITY	1,522,783	1,480,530
NON-CONTROLLING INTEREST	-	1,276

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,643,939	$2,548,655

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-145

VERANO HOLDINGS CORP.

Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 & March 31, 2021

($ in Thousands except share and per share amounts)

	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(Unaudited and As Restated)
Revenues, net of discounts	$202,235	$120,895
Cost of Goods Sold, net	103,618	66,605

Gross Profit	98,617	54,290

Operating Expenses	89,560	42,665

Income from Investments in Associates	2,005	803

Income From Operations	11,062	12,428

Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(990)	-
Gain on Deconsolidation	9,558	-
Gain on Previously Held Equity Interest	14,099	-
Other Income (Expense), net	2,534	(867)
Interest Expense, net	(10,671)	(1,767)

Total Other Income (Expense)	14,530	(2,634)

Net Income Before Provision for Income Taxes and Non-Controlling Interest	25,592	9,794

Provision For Income Taxes	(25,515)	(16,414)

Net Income (Loss) Before Non-Controlling Interest	77	(6,620)

Net Income Attributable to Non-Controlling Interest	291	1,266
Net Loss Attributable to Verano Holdings Corp.	$(214)	$(7,886)

Net Loss per share – basic	(0.00)	(0.03)
Net Loss per share – diluted	(0.00)	(0.03)

Basic – weighted average shares outstanding	326,285,814	230,582,166
Diluted – weighted average shares outstanding	326,285,814	230,582,166

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-146

VERANO HOLDINGS CORP.

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2022 & March 31, 2021

($ in Thousands)

	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2021	279,900,000	-	$137,914	$9,247	$6,237	$153,398

RTO-related issuances, net	-	-	652,217	-	-	652,217

Issuance of Pubco shares in redemption of membership units	(279,900,000)	279,900,000	-	-	-	-

Reverse takeover (“RTO Financing”), net	-	10,100,000	95,420	-	-	95,420

Distributions to minority holders	-	-	-	-	(100)	(100)

Share-based compensation	-	-	6,614	-	-	6,614

Issuance of shares in conjunction with acquisitions	-	3,199,219	62,898	-	-	62,898

Warrants issued and exercised	-	-	75,100	-	-	75,100

Net Income (Loss)	-	-	-	(7,886)	1,266	(6,620)

Balance as of March 31, 2021 (As Restated)	-	293,199,219	$1,030,163	$1,361	$7,403	$1,038,927

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-147

VERANO HOLDINGS CORP.

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity (Continued)

For the Three Months Ended March 31, 2022 & March 31, 2021

($ in Thousands)

	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2022 (As Restated)	-	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806

Share-based compensation	-	771,337	11,742	-	-	11,742

Issuance of shares in conjunction with acquisition	-	1,403,067	13,220	-	-	13,220

Noncontrolling interest adjustment for change in ownership	-	-	-	-	(1,567)	(1,567)

Contingent consideration & other adjustments to purchase accounting	-	1,381,332	17,505	-	-	17,505

Net Income	-	-	-	(214)	291	77

Balance as of March 31, 2022 (As Restated)	-	327,868,398	$1,578,232	$(55,449)	$-	$1,522,783

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-148

VERANO HOLDINGS CORP.

Unaudited Interim Condensed Consolidated Cash Flow Statements

For the Three Months Ended March 31, 2022 and March 31, 2021

($ in Thousands)

	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(As Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(214)	$(7,886)
Net income attributable to non-controlling interest	291	1,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	34,434	11,783
Non-cash interest expense	674	357
Non-cash interest income	-	(237)
Non-cash inventory step-up expense on acquisitions	4,612	17,844
Loss on disposal of property, plant and equipment	990	-
Gain on deconsolidation	(9,558)	-
Gain on Disposal of Investments in Associates	(14,099)	-
Bad debt expense	-	68
Amortization of debt issuance costs	1,514	136
Unrealized gain on marketable securities	(66)	-
Write-off of note receivable	(3)	-
Income from underlying investees	(455)	(6,702)
Loss (income) on share issuance	3,592	(125)
Decrease in fair value of contingent consideration	(2,467)	-
Stock based compensation	10,912	5,752
Changes in operating assets and liabilities:
Accounts receivable	(269)	(6,131)
Inventories	(26,595)	(19,239)
Prepaid expenses and other current assets	1,117	(5,522)
Deposits and other assets	695	1,071
Accounts payable	19,873	10,942
Accrued liabilities	(12,233)	1,827
Lease Liabilities	(2,955)	(1,217)
Income tax payable	27,995	22,180
Deferred taxes	(3,212)	(240)
Deferred revenue	(116)	(997)

NET CASH PROVIDED BY OPERATING ACTIVITIES	34,457	24,930

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(48,300)	(36,402)
Proceeds from disposal of assets	1,818	734
Advances to related parties	-	20
Distributions to minority holders	-	(100)
Purchases of intangible assets	-	(7,460)
Acquisition of business, net of cash acquired	(60,082)	(38,573)
Proceeds from sale deconsolidation and investment in Associates	19,821	-
Purchase of interest in investment in associates	-	(3,350)
Dividend received from investments in associates	-	10,275
Issuance of note receivable	-	(147)
Proceeds from note receivable	-	2,931
Interest received on note receivable	-	4

NET CASH USED IN INVESTING ACTIVITIES	(86,743)	(72,068)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-149

VERANO HOLDINGS CORP.

Unaudited Interim Condensed Consolidated Cash Flow Statements

For the Three Months Ended March 31, 2022 and March 31, 2021

($ in Thousands)

	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(As Restated)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	102,660	-
Principal repayments of notes payable	(6,870)	(7,516)
Debt issuance costs paid	(2,985)	-
Proceeds received from RTO Financing	-	75,420
Cash received in warrant private placement	-	75,100

NET CASH PROVIDED BY FINANCING ACTIVITIES	92,805	143,004

NET INCREASE IN CASH	40,519	95,866

CASH, BEGINNING OF PERIOD	99,118	16,402

CASH, END OF PERIOD	$139,637	$112,268

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$9,999	$1,648

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$541	$1,200

Consideration received in stock for the disposal of assets	$3,776	$-

Issuance of shares under business combinations	$27,135	$690,109

Acquisitions
Tangible and Intangible assets acquired, net of cash	$17,532	$787,405
Liabilities assumed	(3,981)	(215,083)
Acquisition consideration payable	38,936	(731,059)
Goodwill	7,595	197,310
	$60,082	$38,573

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-150

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

1. OVERVIEW AND BASIS OF PRESENTATION

(a)	Description of Business

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its subsidiaries, licensees, and managed entities.

Verano is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across fifteen state markets (Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).

In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.

On February 11, 2021, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began to be quoted in the United States on the OTCQX marketplace operated by the OTC Market Group, under the ticker symbol “VRNOF”.

The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.

(b)	Basis of Presentation

The consolidated financial statements for the three months ended March 31, 2022 and March 31, 2021, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Unless otherwise indicated, all references to “$” or “US$” in this document refer to United States dollars, and all references to “C$” refer to Canadian dollars. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2021, included in the Company’s registration statement on Form 10 filed on April 26, 2022. The accompanying condensed consolidated financial statements include the accounts of Verano Holdings, Corp. and its wholly owned subsidiaries.

(c)	Basis of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.

(d)	Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies as described in Note 2 of the Company’s registration statement on Form 10 filed on April 26, 2022.

F-151

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

1. OVERVIEW AND BASIS OF PRESENTATION (Continued)

(e)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to members by the weighted average number of shares (on an as converted to Subordinate Voting Shares basis) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential shares.

To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the three months ended March 31, 2022 and 2021 because their impact would have been anti-dilutive.

(f)	Recently Issued Accounting Standards

The Company reviews recently issued accounting standards on a quarterly basis and has determined there are no standards yet to be adopted which are relevant to the Company’s business for disclosure.

(g)	Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.

The Company’s unaudited interim condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the three months ended March 31, 2022, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or of its supply chain partners’ employees.

F-152

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

2. REVERSE TAKEOVER TRANSACTION (“RTO”)

On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company would result from the reverse takeover transaction contemplated thereby (the “RTO”).

In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.

In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $102, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee.

The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Proportionate Voting Shares”). Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.

The members of Verano Holdings, LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (Note 9) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984. Proportionate Voting Shares, plus cash consideration, as further described in Note 9. The members of the AME Parties received $20,000 in proceeds from the RTO Financing.

In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination as Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the reverse takeover are those of Verano Holdings, LLC.

ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO-related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.

2 Such amount not in thousands

F-153

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As announced on July 16, 2022, the Company has restated its unaudited interim financial statements for the three months ended March 31, 2022 and 2021, as illustrated in this note to the unaudited interim condensed consolidated financial statements; collectively referred to as the “Restatement”. Amounts depicted as “As Restated” throughout the accompanying unaudited interim condensed consolidated financial statements and footnotes include the impact of the Restatement.

The Company identified restatement errors or corrections, which are depicted in the tables below and relate to one of the following categories:

(a)	the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the Subordinate Voting Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

i.	As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2022, the Company increased Inventory by $3,898, Cost of Goods Sold, net by $1,052, and Salaries and Benefits expense by $9,572.
ii.	As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2021, the Company increased Salaries and Benefits expense by $5,692.

(b)	the Company’s tax expense for the Q1 2022 Report was overstated due to a clerical error in the effective tax rate calculation, and accordingly, the Company’s tax obligation will be reduced.

i.	As a result of overstatement of tax expense due to a clerical error, the Company’s tax expense was overstated by $20,274 with corresponding adjustments to Income Tax Payable of ($23,071) and an increase to Deferred Income Taxes of $2,659 as of and for the year quarter ended March 31, 2022. Also, the other restatement items impacted the period ending March 31, 2022 by increasing the Company’s Income Tax Expense by $2,956 and a corresponding increase in Income Tax Payable of $2,956. The total restatement impact was that the Company’s Income Tax Expense decreased by ($17,318) and Income Tax Payable decreased by ($20,116) and Deferred Income Tax increased by $2,659 in the period ended March 31, 2022.

(c)	the Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 and $1,638 at December 31, 2021 and March 31, 2022, respectively, with a reduction in Disposition of Investments of $3,176 at March 31, 2022.

(d)	The Company determined that it had information after March 31, 2022 but before the March 31, 2022 financials were publicly filed regarding the CT Pharma and THC acquisition earnouts .The Company recognized a $4,760 reduction in the expected earnouts which was recorded in the first quarter March 31, 2022 to reflect the subsequent information indicating a lower liability.

The restatements described above are reflected in the following notes to the unaudited interim condensed consolidated financial statements:

- Note 4 Inventories

- Note 7 Earnings Per Share

- Note 9 Transactions

- Note 11 Share Capital

- Note 12 Income Taxes

- Note 15 Segments

- Note 17 Consolidation

- Note 18 Fair Value Measurements

F-154

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2022
	As Reported	Adjustments		As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$139,637	$-		$139,637
Accounts Receivable, net	17,676	-		17,676
Notes Receivable	-	-		-
Inventory	159,883	3,898	(a)	163,781
Prepaid Expenses and Other Current Assets	22,583	-		22,583

Total Current Assets	339,779	3,898	(a)	343,677

Property, Plant and Equipment, net	479,747	-		479,747
Right Of Use Assets, net	66,522	-		66,522
Intangible Assets, net	1,368,358	-		1,368,358
Goodwill	375,725	-		375,725
Investment in Associates	7,396	-		7,396
Deposits and Other Assets	2,514	-		2,514

TOTAL ASSETS	$2,640,041	$3,898	(a)	$2,643,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$61,050	$-		$61,050
Accrued Liabilities	25,332	-		25,332
Income Tax Payable	203,939	(20,116	)(b),(d)	183,823
Current Portion of Lease Liabilities	7,427	-		7,427
Current Portion of Notes Payable	10,386	-		10,386
Acquisition Consideration Payable	142,543	(4,760	)(d)	137,783

Total Current Liabilities	450,677	(24,876	)(b),(d)	425,801
Long-Term Liabilities:
Deferred Revenue	1,068	-		1,068
Notes Payable, net of Current Portion	373,858	-		373,858
Lease Liabilities, net of Current Portion	61,458	-		61,458
Deferred Income Taxes	256,312	2,659	(b)	258,971

Total Long-Term Liabilities	692,696	2,659	(b)	695,355

TOTAL LIABILITIES	$1,143,373	$(22,217	)(b),(d)	$1,121,156

SHAREHOLDERS’ EQUITY	1,496,668	26,115	(a), (b),(d)	1,522,783
NON-CONTROLLING INTEREST	-	-		-

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,640,041	$3,898	(a), (b)	$2,643,939

F-155

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2022
	As Reported	Adjustments		As Restated
Revenues, net of discounts	$202,235	$-		$202,235
Cost of Goods Sold, net	102,566	1,052	(a)	103,618

Gross Profit	99,669	(1,052	)(a)	98,617

Operating Expenses	79,988	9,572	(a)	89,560

Income from Investments in Associates	367	1,638	(b)	2,005

Income From Operations	20,048	(8,986	)(a) (b)	11,062

Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(990)	-		(990)
Gain on Deconsolidation	9,558	-		9,558
Gain on Previously Held Equity Interest	17,275	(3,176	)(b)	14,099
Other Income (Expense), net	(2,227)	4,761	(d)	2,534
Interest Income (Expense), net	(10,672)	-		(10,672)

Total Other Income (Expense)	12,944	1,587	(d) (b)	14,530

Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	32,993	(7,401	)(a), (d) (b)	25,592

Provision For Income Taxes	(42,833)	17,318	(a), (b), (d)	(25,515)

Net Income (Loss) Before Non-Controlling Interest	(9,840)	9,917	(a), (b), (d)	77

Net Income Attributable to Non-Controlling Interest	291	-		291
Net Loss Attributable to Verano Holdings Corp.	$(10,131)	$9,917	(a), (b), (d)	$(214)

Net Loss per share – basic	(0.03)	0.03	(a), (b), (d)	(0.00)
Net Loss per share – diluted	(0.03)	0.03	(a), (b), (d)	(0.00)

Basic – weighted average shares outstanding	326,285,814	-		326,285,814
Diluted – weighted average shares outstanding	326,285,814	-		326,285,814

F-156

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

		LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
As Previously Reported
Balance as of January 1, 2022		-	324,312,662	$1,488,188	$(12,404)	$2,951	$1,478,735
Share-based compensation		-	771,337	289	-	-	289
Issuance of shares in conjunction with acquisitions		-	1,403,067	13,220	-	-	13,220
Noncontrolling interest adjustment for change in ownership		-	-	-	-	(3,242)	(3,242)
Contingent consideration & other adjustments to purchase accounting		-	1,381,332	17,506	-	-	17,506
Net Income (Loss)		-	-	-	(10,131)	291	(9,840)
Balance as of March 31, 2022		-	327,868,398	$1,519,203	$(22,535)	$-	$1,496,668
Adjustments
Balance at January 1, 2022		-	-	47,577	(42,831)	(1,675)	3,071
Share-based compensation	(a)	-	-	11,453	-	-	11,453
Noncontrolling interest adjustment for change in ownership	(c)	-	-	-	-	1,675	1,675
Net Income	(a), (b), (d)	-	-	-	9,917	-	9,917
Total Adjustments		-	-	59,030	(32,914)	-	26,116
As Restated
Balance as of January 1, 2022 – As Restated		-	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806
Share-based compensation		-	771,337	11,742	-	-	11,742
Issuance of shares in conjunction with acquisitions		-	1,403,067	13,220	-	-	13,220
Noncontrolling interest adjustment for change in ownership		-	-	-	-	(1,567)	(1,567)
Contingent consideration & other adjustments to purchase accounting		-	1,381,332	17,505	-	-	17,505
Net Income (Loss)		-	-	-	(214)	291	77
Balance as of March 31, 2022 – As Restated		-	327,868,398	$1,578,233	$(55,449)	$-	$1,522,783

F-157

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2022
	As Reported	Adjustments		As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(10,131)	$9,917	(a), (b), (d)	$(214)
Net income attributable to non-controlling interest	291	-		291
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	34,434	-		34,434
Non-cash interest expense	674	-		674
Non-cash interest income	-	-		-
Non-cash inventory step-up expense on acquisitions	4,612	-		4,612
Loss on disposal of property, plant and equipment	990	-		990
Gain on deconsolidation	(9,558)	-		(9,558)
Gain on Disposal of Investments in Associates	(17,275)	3,176	(b)	(14,099)
Bad debt expense	-	-		-
Amortization of debt issuance costs	1,514	-		1,514
Unrealized gain on marketable securities	(66)	-		(66)
Write-off of note receivable	(3)	-		(3)
Loss (Income) from underlying investees	1,183	1,638	(c)	(455)
Loss on share issuance	3,592	-		3,592
Increase (Decrease) in fair value of contingent consideration	2,293	(4,760	)(d)	(2,467)
Stock based compensation	289	10,623	(a)	10,912
Changes in operating assets and liabilities:		-
Accounts receivable	(269)	-		(269)
Inventories	(26,595)	-		(26,595)
Prepaid expenses and other current assets	1,117	-		1,117
Deposits and other assets	695	-		695
Accounts payable	19,873	-		19,873
Accrued liabilities	(12,223)	-		(12,233)
Lease Liabilities	(2,955)	-		(2,955)
Income tax payable	48,773	(20,778	)(b),(d)	27,995
Deferred taxes	(6,672)	3,460	(b)	(3,212)
Deferred revenue	(116)	-		(116)

NET CASH PROVIDED BY OPERATING ACTIVITIES	34,457	-		34,457

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(48,300)	-		(48,300)
Proceeds from disposal of assets	1,818	-		1,818
Advances to related parties	-	-		-
Distributions to minority holders	-	-		-
Purchases of intangible assets	-	-		-
Acquisition of business, net of cash acquired	(60,082)	-		(60,082)
Proceeds from sale deconsolidation and investment in Associates	19,821	-		19,821
Purchase of interest in investment in associates	-	-		-
Dividend received from investments in associates	-	-		-
Issuance of note receivable	-	-		-
Proceeds from note receivable	-	-		-
Interest received on note receivable	-	-		-

NET CASH USED IN INVESTING ACTIVITIES	(86,743)	-		(86,743)

F-158

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2022
	As Reported	Adjustments	As Restated
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	$102,660	$-	$102,660
Principal repayments of notes payable	(6,870)	-	(6,870)
Debt issuance costs paid	(2,985)	-	(2,985)
Proceeds received from RTO financing	-	-	-
Cash received in warrant private placement	-	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	92,805	-	92,805

NET INCREASE IN CASH	40,519	-	40,519

CASH, BEGINNING OF PERIOD	99,118	-	99,118

CASH, END OF PERIOD	$139,637	$-	$139,637

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$9,999	$-	$9,999

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$541	$-	$541

Consideration received in stock for the disposal of assets	$3,776	$-	$3,776

Issuance of shares under business combinations	$27,135	$-	$27,135

Acquisitions
Tangible and Intangible assets acquired, net of cash	$17,532	$-	$17,532
Liabilities assumed	(3,981)	-	(3,981)
Acquisition consideration payable	38,936	-	38,936
Goodwill	7,595	-	7,595
	$60,082	$-	$60,082

F-159

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2021
	As Reported	Adjustments		As Restated
Revenues, net of discounts	$120,895	$-		$120,895
Cost of Goods Sold, net	66,605	-		66,605

Gross Profit	54,290	-		54,290

Operating Expenses	36,973	5,692	(a)	42,665

Income from Investments in Associates	803	-		803

Income From Operations	18,120	(5,692	)(a)	12,428

Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	-	-		-
Gain on Deconsolidation	-	-		-
Gain on Previously Held Equity Interest	-	-		-
Other Income (Expense), net	(867)	-		(867)
Interest Income (Expense), net	(1,767)	-		(1,767)

Total Other Income (Expense)	(2,634)	-		(2,634)

Net Income Before Provision for Income Taxes and Non-Controlling Interest	15,486	(5,692	)(a)	9,794

Provision For Income Taxes	(16,414)	-		(16,414)

Net Loss Before Non-Controlling Interest	(928)	(5,692	)(a)	(6,620)

Net Income Attributable to Non-Controlling Interest	1,266	-		1,266
Net Loss Attributable to Verano Holdings Corp.	$(2,194)	$(5,692	)(a)	$(7,886)

Net Loss per share – basic	(0.02)	(0.01	)(a)	(0.03)
Net Loss per share – diluted	(0.02)	(0.01	)(a)	(0.03)

Basic – weighted average shares outstanding	140,952,177	89,629,989	(a)	230,582,166
Diluted – weighted average shares outstanding	140,952,177	89,629,989	(a)	230,582,166

F-160

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

		LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
As Previously Reported
Balance as of January 1, 2021		279,900,00	-	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		-	-	652,217	-	-	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,00)	-	-	-	-	-
Reverse takeover (“RTO Financing”), net		-	10,100,000	95,420	-	-	95,420
Share-based compensation		-		61	-	-	61
Issuance of shares in conjunction with acquisitions		-	3,199,219	62,898	-	-	62,898
Warrants issued and exercised		-	-	75,100	-	-	75,100
Net Income (Loss)		-	-	-	(2,194)	1,266	(928)
Balance as of March 31, 2021			293,199,219	$1,023,609	$7,053	$7,503	$1,038,166
Adjustments
Balance at January 1, 2021		-	-	-	-	-	-
Share-based compensation	(a)	-	-	6,553	-	-	6,553
Distributions to minority holders	(c)	-	-	-	-	(100)	(100)
Net Loss	(a), (b)	-	-	-	(5,692)	-	(5,692)
Total Adjustments		-	-	6,553	(5,692)	(100)	761
As Restated
Balance as of January 1, 2021 – As Restated		279,900,00	-	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		-	-	652,217	-	-	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,00)	-
Reverse takeover (“RTO Financing”), net		-	10,100,000	95,420	-	-	95,420
Distributions to minority holders		-	-	-	-	(100)	(100)
Share-based compensation		-	-	6,614	-	-	6,614
Issuance of shares in conjunction with acquisitions		-	3,199,219	62,898	-	-	62,898
Warrants issued and exercised		-	-	75,100	-	-	75,100
Net Income (Loss)		-	-	-	(7,886)	1,266	(6,620)
Balance as of March 31, 2021 – As Restated			293,199,219	$1,030,163	$1,361	$7,403	$1,038,927

F-161

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2021
	As Reported	Adjustments		As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(2,194)	$(5,692	)(a), (b)	$(7,886)
Net income attributable to non-controlling interest	1,266	-		1,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,783	-		11,783
Non-cash interest expense	357	-		357
Non-cash interest income	(237)	-		(237)
Non-cash inventory step-up expense on acquisitions	17,844	-		17,844
Loss on disposal of property, plant and equipment	-	-		-
Gain on deconsolidation	-	-		-
Gain on Disposal of Investments in Associates	-	-		-
Bad debt expense	68	-		68
Amortization of debt issuance costs	136	-		136
Unrealized gain on marketable securities	-	-		-
Write-off of note receivable	-	-		-
Loss (Income) from underlying investees	(6,802)	100	(c)	(6,702)
Loss (Income) on share issuance	(125)	-		(125)
Decrease in fair value of contingent consideration	-	-		-
Stock based compensation	61	5,692	(a)	5,752
Changes in operating assets and liabilities:		-
Accounts receivable	(6,131)	-		(6,131)
Inventories	(19,239)	-		(19,239)
Prepaid expenses and other current assets	(5,522)	-		(5,522)
Deposits and other assets	1,071	-		1,071
Accounts payable	10,942	-		10,942
Accrued liabilities	1,827	-		1,827
Lease Liabilities	(1,217)	-		(1,217)
Income tax payable	21,940	240	(b)	22,180
Deferred taxes	-	(240	)(b)	(240)
Deferred revenue	(997)	-		(997)

NET CASH PROVIDED BY OPERATING ACTIVITIES	24,831	100	(a),(b),(c)	24,930

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(36,402)	-		(36,402)
Proceeds from disposal of assets	734	-		734
Advances to related parties	20	-		20
Distributions to minority holders	-	(100	)(c)	(100)
Purchases of intangible assets	(7,460)	-		(7,460)
Acquisition of business, net of cash acquired	(38,573)	-		(38,573)
Proceeds from sale deconsolidation and investment in Associates	-	-		-
Purchase of interest in investment in associates	(3,350)	-		(3,350)
Dividend received from investments in associates	10,275	-		10,275
Issuance of note receivable	(147)	-		(147)
Proceeds from note receivable	2,931	-		2,931
Interest received on note receivable	4	-		4

NET CASH USED IN INVESTING ACTIVITIES	(71,969)	(100	)(c)	(72,068)

F-162

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

3. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	March 31, 2021
	As Reported	Adjustments	As Restated
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	-	-	-
Principal repayments of notes payable	(7,516)	-	(7,516)
Debt issuance costs paid	-	-	-
Proceeds received from RTO financing	75,420	-	75,420
Cash received in warrant private placement	75,100	-	75,100

NET CASH PROVIDED BY FINANCING ACTIVITIES	143,004	-	143,004

NET INCREASE IN CASH	95,866	-	95,866

CASH, BEGINNING OF PERIOD	16,402	-	16,402

CASH, END OF PERIOD	$112,268	$-	$112,268

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$1,648	$-	$1,648

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$1,200	$-	$1,200

Consideration received in stock for the disposal of assets	$-	$-	$-

Issuance of shares under business combinations	$690,109	$-	$690,109

Acquisitions
Tangible and Intangible assets acquired, net of cash	$787,405	$-	$787,405
Liabilities assumed	(215,083)	-	(215,083)
Acquisition consideration payable	(731,059)	-	(731,059)
Goodwill	197,310	-	197,310
	$38,573	$-	$38,573

F-163

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

4. INVENTORIES

The Company’s inventories consist of the following at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(As Restated)	(As Restated)
Raw Materials	$8,187	$5,767
Work in Process	114,470	96,367
Finished Goods	41,124	38,569

Total Inventories	$163,781	$140,703

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation consists of the following as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021

Land	$28,413	$29,399
Buildings and Improvements	154,765	126,020
Furniture and Fixtures	13,886	13,259
Computer Equipment and Software	15,715	14,078
Leasehold Improvements	176,845	182,514
Tools and Equipment	71,189	65,774
Vehicles	4,091	3,229
Assets Under Construction (1)	70,231	64,107

Total Property, Plant and Equipment, Gross	535,135	498,380
Less: Accumulated Depreciation	(55,388)	(46,148)

Property, Plant and Equipment, Net	$479,747	$452,232

(1)Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

For the three months ended March 31, 2022 and March 31, 2021, depreciation expense included in costs of goods sold totaled $7,057 and $2,882, respectively.

F-164

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

6. INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

As of March 31, 2022, intangible assets consisted of the following:

	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2022	$1,386,131	$54,166	$11,603	$1,451,900
Purchases	-	-	-	-
Additions from business combination	13,281	-	-	13,281
Adjustments to purchase price allocation	-	-	-	-
Disposals	-	-	-	-
Balance as of March 31, 2022	$1,399,412	$54,166	$11,603	$1,465,181

Accumulated Amortization
Balance as of January 1, 2022	66,703	4,158	1,126	71,987
Amortization	23,173	1,355	308	24,836
Balance as of March 31, 2022	$89,876	$5,513	$1,434	$96,823

Net Book Value
Balance as of January 1, 2022	1,319,428	50,008	10,477	1,379,913
Balance as of March 31, 2022	$1,309,536	$48,653	$10,169	$1,368,358

Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

The following table outlines the estimated annual amortization expense related to intangible assets as of March 31, 2022:

Year Ending December 31:	Estimated Amortization
2022 (Remaining)	$74,961
2023	99,948
2024	99,948
2025	99,948
2026	99,221
Thereafter	894,332
$1,368,358

F-165

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

6. INTANGIBLE ASSETS AND GOODWILL (Continued)

The changes in the carrying amount of goodwill, by reportable segment, for the quarter ended March 31, 2022 were as follows:

	January 1, 2022	Impairment	Adjustments to purchase price allocation	Acquisitions	March 31, 2022
Cultivation	$91,116	$-	$1,050	$-	$92,166
Retail	277,014	-	-	6,545	283,559
Total	$368,130	$-	$1,050	$6,545	$375,725

During the quarter ended March 31, 2022, the Company recorded measurement period adjustments in connection to the December 2021 acquisition of Connecticut Pharmaceutical Solutions, Inc. The net impact led to an increase of $1,050 to goodwill. The Company obtained additional information about the facts and circumstances that existed at the time of the acquisition date that lead to changes in provisional amounts recognized in the initial opening financials for inventory, income taxes and accrued payables.

7. EARNINGS PER SHARE

The Company presents basic earnings per share. Basic earnings per share is calculated by dividing the loss attributable to shareholders by the weighted average number of shares (on an as converted to Subordinate Voting Shares basis) outstanding during the periods presented.

The computations of net loss per share on a basic basis, including reconciliations of the numerators and denominators, were as follows:

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Numerator	(As Restated)	(As Restated)
Net Loss attributable to Verano Holdings Corp.	$(214)	$(7,886)

Denominator
Basic
Pre-RTO weighted-average shares outstanding		158,203,932
Post-RTO weighted-average shares outstanding		291,143,545
Weighted-average shares outstanding – basic	326,285,814	230,582,166

Diluted
Pre-RTO weighted-average shares outstanding		158,203,932
Post-RTO weighted-average shares outstanding		291,143,545
Weighted-average shares outstanding – basic	326,285,814	230,582,166

Basic earnings per share	$(0.00)	$(0.03)
Diluted earnings per share	$(0.00)	$(0.03)

F-166

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

8. NOTES RECEIVABLE

As of December 31, 2021, notes receivable consisted of two secured promissory notes:

The first note is a secured promissory note dated August 13, 2020 with a third party for $180. The note bears interest of 8% per annum and was originally due and payable on or before the earlier of February 13, 2021 or such other date the principal amount becomes due and payable by acceleration after an event of default. The promissory note can be extended at the discretion of the Company. As of December 31, 2021, the Company has received principal payments of $56 and has outstanding principal of $124 plus accrued interest of $7. As of March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction. Refer to FN 8 – Transactions.

The second note is a secured promissory note, dated March 24, 2021, with a third party for $147. The note bears interest of 8% per annum and was originally due and payable on September 24, 2021. The maturity date of the secured promissory note was extended to March 24, 2022. As of March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction. Refer to FN 8 – Transactions.

As of March 31, 2022, the Company had no outstanding notes receivable.

F-167

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS

(a)	Merger Agreement

On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and closed contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.

The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Parties becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares issued were assigned a value of $10 per share with the Proportionate Voting Shares valued on an as converted to Subordinate Voting Share basis. The share price is equivalent to the arm’s-length RTO Financing transaction of the Subscription Receipts of $10 per share. The share considerations and cash consideration of $20,000 was paid at the closing of the AME Mergers, $10,000 of cash consideration was paid on August 11, 2021, and the remaining $5,000 balance was paid in February and March 2022. As of March 31, 2022, the total consideration had been paid in full.

The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:

	AltMed Florida	AltMed Arizona	Total

Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	-	9,651
Other assets	1,001	-	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	-	(9,651)

Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526

Net assets	$526,635	$159,951	$686,586

The Company identified intangible assets related to the cannabis license acquired, tradenames and intellectual property over the patented encapsulation formulation used in the MÜV™ branded transdermal patches, gels, tinctures and capsules. The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company determined the fair value of intangible assets as outlined below:

F-168

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(a)	Merger Agreement

	AltMed Florida	AltMed Arizona	Total

License	$319,928	$130,670	$450,598
Tradename	36,278	8,980	45,258
Technology	10,603	885	11,488

Total intangible assets	$366,809	$140,536	$507,344

Goodwill (residual purchase price)	$8,409	$6,763	$15,172
Goodwill (deferred taxes) (a)	123,720	37,290	161,010

Total goodwill	$132,129	$44,053	$176,182

(a) Goodwill recognized related to deferred taxes associated with assets acquired that have no tax basis.

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the three months ended March 31, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:

	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	120,895	22,402	143,297
Net income (loss)	(7,886)	10,933	3,047

(b)	Business Combinations

The Company has determined that the below acquisitions are business combinations under ASC 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these unaudited interim condensed consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units. Refer to the end of section (b) of this Note for the revenue and net income (loss) since the acquisition date included in the unaudited interim condensed consolidated statement of operations and pro forma revenue and earnings.

The purchase price allocation for the acquisitions reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period, which is the one year period subsequent to the acquisition date.

Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected.

2022 Business Combinations

420 Capital Management, LLC

On April 5, 2021, Verano entered into an agreement to purchase 100% of the equity interests of 420 Capital Management, LLC (“Greengate”). Greengate is the license holder and operator of the Lombard and Roger’s Park dispensaries located in Illinois. The transaction received state regulatory approval in February 2022 and

F-169

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

subsequently closed on March 11, 2022. Total consideration includes cash of $7,448, forgiveness of other receivables of $2,894, and stock consideration of 1,403,067 Subordinate Voting Shares valued at $13,221 based on the fair value of the securities as traded on the CSE on the date of the transaction, all of which was paid at close. As of March 31, 2022, total consideration had been paid in full.

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the three months ended March 31, 2022:

Greengate

Cash and cash equivalents	$2,315
Inventory	1,021
Prepaid & other current Assets	324
Deposits and Other non-current assets	45
Property, plant and equipment, net	1,673
Right-of-use asset, Net	1,836
Accounts payable and accrued liabilities	(1,569)
Other liabilities	(72)
Lease liabilities	(1,836)

Total identifiable net assets (liabilities)	3,737
Total Intangible assets	19,826

The consolidated statements of operations includes net revenue of $964 and net loss of $(119) related to the acquired operations of Greengate for the three months ended March 31, 2022.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $13,281. The residual purchase price of $6,545 was recognized as goodwill.

The unaudited pro forma information set forth below gives effect to the Greengate acquisition as if it had occurred on January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.

Pro forma net revenues for the three months ended March 31, 2022 and 2021 are $205,047 and $122,272, respectively. Pro forma net loss for the three months ended March 31, 2022 and 2021 are $273 and $(7,665).

2021 Business Combinations

Glass City Alternatives, LLC

On September 20, 2020, the Company entered into an agreement to acquire all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction closed on January 7, 2021. The total cash consideration was

F-170

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

$2,700 plus a post-closing $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares upon execution of the RTO. As of March 31, 2022, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $2,497. The residual purchase price of $224 was recognized as goodwill.

Perpetual Healthcare Inc.

On February 25, 2021, Verano entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is a non-profit entity that operates a marijuana dispensary in Arizona. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in accordance with ASC 810, Consolidations.

Total consideration included cash consideration of $11,250 plus a post-closing $326 purchase price adjustment and, 541,994 Subordinate Voting Shares valued at approximately $10,002 based on the fair value of the securities as traded on the CSE on the date of the transaction. The remaining obligation was settled in May 2021 through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 based on the fair value of the securities as traded on the CSE on the date of the share issuance. The share issuance resulted in an $817 loss included in the other income (loss) line of the unaudited interim condensed statement of operations. As of March 31, 2022, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $25,284. The residual purchase price of $1,555 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability associated with the cannabis license.

The Herbal Care Center Inc.

On February 24, 2021, Verano entered into an equity purchase agreement to acquire all equity interests in EINJO, L.P. and SPSLE, Corp. the owners of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through an MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering into the MSA.

The total consideration also included 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of March 31, 2022, the present value of unpaid deferred consideration of $10,852 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $39,062. The residual purchase price of $328 was recognized as goodwill. The Company also recognized $11,914 to goodwill related to the deferred tax liability associated with the cannabis license.

F-171

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

Patient Alternative Relief Center, Inc.

On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”). Local Joint is a non-profit entity that operates a retail dispensary in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031. As of March 31, 2022, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $15,819. The residual purchase price of $276 was recognized as goodwill.

BISHCO LLC

On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through MSAs. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement provided that executives of the Company were appointed as the sole members of the board of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSAs, as well as the Company’s appointment to the board of directors, the Company obtained control of the non-profit entities’ operations and their respective licenses.

The transaction became effective on April 8, 2021, and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. Total consideration included $18,699 of cash paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date on the transaction. An additional $12,750 was paid in cash in April 2022, and the remaining $12,750 is payable in shares or cash at the election of the recipient, due on March 31, 2023. As of March 31, 2022, the present value of unpaid deferred consideration of $23,129 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $87,963. The residual purchase price of $14,559 was recognized as goodwill. The Company also recognized $23,598 to goodwill related to the deferred tax liability

TerraVida Holistic Center, LLC

On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed on May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The transaction also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732. As of March 31, 2022, the total consideration had been paid in full.

F-172

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $112,418. The residual purchase price of $3,635 was recognized as goodwill.

The Healing Center, LLC

On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At the time the transaction closed, The Healing Center leased the real estate where the dispensaries are located from three separate real estate entities (collectively referred to as “THC Real Estate”).

On September 3, 2021, the Company acquired the equity interests of THC Real Estate in cash transactions. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations.

Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108, and $18,925 of contingent consideration that is to be settled through an even allocation of shares and cash. The Company recognized a $4,603 gain on the decrease in contingent consideration, which was included in the other income (loss) line of the consolidated operations for the period ended December 31, 2021. The Company paid $7,116 in the first quarter of 2022. The Company recognized a $1,061 gain on the decrease in contingent consideration in the first quarter of 2022, which is included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations for the period ended March 31, 2022. As of March 31, 2022, The Healing Center’s present value of unpaid deferred consideration of $6,145 payable in shares is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $108,850. The residual purchase price of $24,954 was recognized as goodwill.

The Company funded the acquisition of the THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the credit agreement.

Mad River Remedies, LLC

On April 1, 2021, the Company entered into an agreement to acquire the outstanding equity interests in Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of March 31, 2022, the total consideration had been paid in full.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,720. The residual purchase price of $498 was recognized as goodwill.

F-173

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

Agri-Kind, LLC & Agronomed Holdings Inc

On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid three months after closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994, and contingent consideration of $33,971. The Company paid $31,500 during the first quarter of 2022. The remaining contingent consideration is related to six and 12 month stock protection that was assigned an initial fair value of $2,483 using Monte Carlo simulation models. The fair value of which is remeasured on a quarterly basis with any changes in the fair value of contingent consideration being recognized in the other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 82,731 Subordinate Voting Shares valued at approximately $952 based on the fair value of the securities as traded on the CSE on the date of the transaction satisfy the six month contingency. The Company recognized a $1,324 loss for the changes in the fair value of contingent consideration for the three months ended March 31, 2022. As of March 31, 2022, the present value of unpaid deferred consideration of $2,323 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $134,563. The residual purchase price of $3,115 was recognized as goodwill.

Agronomed Biologics, LLC

On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 based upon the fair value of the securities as determined by the trading prices of the Subordinate Voting Share on the SE on the date of the transaction. During the first quarter of 2022, the Company paid $3,000 and issued 1,215,035 Subordinate Voting Shares valued at approximately $15,592 based upon the fair value of the securities as traded on the CSE on the date of the transaction. The share issuance resulted in a $3,592 loss recognized in other income (loss) line of the unaudited consolidated statement of operations.

As of March 31, 2022, the present value of unpaid deferred consideration of $27,346 is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The majority of the remaining consideration is related to earnouts. A portion of the remaining contingent consideration is related to six and 12 month stock protection that was assigned an initial fair value of $2,508 using Monte Carlo simulation models. The fair value of which is remeasured on a quarterly basis with any changes in the fair value of contingent consideration being recorded in other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 83,566 Subordinate Voting Shares valued at approximately $962 based on the fair value of the securities as traded on the CSE on the date of the transaction to satisfy the six month contingency. The Company recognized a $1,338 loss for the changes in the fair value of contingent consideration for the three months ended March 31, 2022.

F-174

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $96,684. The residual purchase price of $2,625 was recognized as goodwill. The Company also recognized $29,913 to goodwill related to the deferred tax liability.

Willow Brook Wellness, LLC

On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163. As of March 31, 2022, the present value of unpaid deferred consideration of $7,175 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due in October 2022.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,267. The residual purchase price of $438 was recognized as goodwill.

Caring Nature, LLC

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration included cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over twelve months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. As of March 31, 2022, the present value of unpaid deferred consideration of $13,976 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $24,994. The residual purchase price of $761 was recognized as goodwill. The Company also recognized $7,123 to goodwill related to the deferred tax liability

Connecticut Pharmaceutical Solutions, Inc.

On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 issued at closing.

Additionally, at close there were 73,130 deferred Subordinate Voting Shares held back, subject to purchase price adjustments and 1,128,441 deferred Subordinate Voting Shares held back that are to be issued in December 2022, collectively valued at approximately $14,483 based on the fair value of the securities as traded on the CSE on the date of the transaction. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments met equity classification at closing in accordance with ASC 815.

F-175

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(b)	Business Combinations (Continued)

The remaining consideration is related to contingent consideration of $21,007, which may fluctuate based on 2021 financial performance metrics. The contingent consideration will be paid in Subordinate Voting Shares and is expected to be settled in the second quarter of 2022. As of March 31, 2022, the present value of unpaid deferred consideration, in the form of contingent consideration, is $21,007 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license and trade name acquired at a fair value of $116,063 and $8,829, respectively. The residual purchase price of $3,510 was recognized to goodwill. The Company also recognized $40,062 as goodwill related to the deferred tax liability.

The following tables summarize the revenue and net income (loss) since the acquisition date included in the Consolidated Statement of Operations for the period ending March 31, 2021, for the AME Merger and the other acquisitions that closed during the first quarter of 2021:

	Verano Holdings	AME Merger	Other Acquisitions	Total

Revenues, net	$86,813	$32,123	$1,959	$120,895
Net income (loss)	(2,113)	(5,391)	(382)	(7,886)

The following table summarizes the unaudited pro forma information of the combined results of operations of the AME Merger and other acquisition transactions that closed during the first quarter of 2021 as if they occurred as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.

	Verano Holdings	AME Merger	Other Acquisitions	Total

Revenues, net	$86,813	$54,525	$11,611	$152,949
Net income (loss)	(2,113)	5,541	2,297	5,725

(c)	Asset Acquisitions

2022 Asset Acquisitions

Real Estate

During the three months ended March 31, 2022, Verano entered into a real estate acquisition in Pennsylvania. The purchase price was allocated to building and land in the amounts of $3,411 and $853, respectively. The acquisition was accounted for as an asset acquisition in accordance with ASC 805, Business Combinations. Total consideration was paid in full at closing.

2021 Asset Acquisitions

NSE Holdings, LLC

On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160 based upon the fair value of the securities, on an as converted basis, as traded on the CSE on the date of the transaction. Consideration also includes contingent consideration of $22,514, which fluctuates based upon financial performance metrics of NSE Holdings. The Company recognized a gain of $8,337 on the decrease in contingent consideration, which was included in other income (loss) of the consolidated operations for the period ended December 31, 2021.

The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of March 31, 2022, the present value of unpaid deferred consideration is $14,313 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.

Ohio Grown Therapies, LLC

On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of March 31, 2022, the total consideration had been paid in full.

F-176

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

9. TRANSACTIONS (Continued)

(c)	Asset Acquisitions (Continued)

Real Estate

During the fourth quarter of the year ended December 31, 2021, Verano entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and New Jersey for a total of $22,588. Verano funded two of the acquisitions through two promissory notes for $10,225 (refer to Note 10 for further details). The acquisitions were accounted for as asset acquisitions in accordance with ASC 805, Business Combinations. The consideration was paid in full at closing.

(d)	Dispositions

Canna Cuzzos, LLC

In 2015, the Company entered into an investment with multiple parties to purchase Canna Cuzzos, LLC (“Canna Cuzzos”). Canna Cuzzos owns a marijuana license and operates a retail dispensary located in Waldorf, Maryland. The Company, through an MSA, obtained control of Canna Cuzzos’s operations and marijuana license and consolidated the entity through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. On January 31, 2022, the Company sold its interest in Canna Cuzzos to Story of Maryland, LLC for approximately $2,101 cash consideration after certain adjustments. The sale resulted in a gain of $1,701 for the three months ended March 31, 2022 and is classified as a component of Other Income (Expense) in the Consolidated Statement of Operations.

ILDISP, LLC

On March 30, 2016, Verano entered into a joint venture agreement with GTI-Clinic Illinois Holdings, LLC (“GTI”) to acquire 50% of ILDISP, LLC (“ILDISP”). NH Medicinal Dispensaries, LLC, a wholly owned subsidiary of ILDISP, is the holder of two marijuana licenses which allows it to operate two retail dispensaries in Illinois: The Clinic Effingham dispensary (“TCE”) and the Charleston dispensary.

The Company had an agreement in place with its joint venture partner to allocate the operational management of the Charleston dispensary to Verano and the TCE dispensary to the joint venture partner. As such, the Company had a controlling interest in Charleston and consolidated the entity through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. TCE was treated as an equity method investment in accordance with ASC 323, Investments.

On March 1, 2022, the Company sold its 50% ownership interest in ILDISP to the joint venture partner for $22,393 subject to certain adjustments. The sale resulted in gains of $7,857 attributable to Charleston and $14,099 attributable to TCE for the three months ended March 31, 2022 which are classified as components of Other Income (Expense) in the Consolidated Statement of Operations.

F-177

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

10. DEBT

As of March 31, 2022, and December 31, 2021 notes payable consisted of the following:

	As of
	March 31, 2022	December 31, 2021

Credit Facility	$350,000	$250,000
Secured Promissory Notes	1,687	6,663
Mortgage Loans	39,084	38,856
Vehicle and Equipment Loans	2,489	1,951
Unamortized debt issuance costs	(9,016)	(7,545)

Total notes payable	$384,244	$289,925

Less: current portion of notes payable	10,386	13,771

Total long-term debt, net	$373,858	$276,154

Credit Facility

On March 1, 2022, the Company entered into a Fourth Amendment to the Amended and Restated Credit Agreement for a senior secured term loan with Chicago Atlantic Advisers, LLC (“Green Ivy”). The fourth amendment includes and amends the Company’s existing $250,000 credit facility with Green Ivy by providing an additional $100,000 of credit with a maturity date of August 28, 2023 and an annual interest rate of 8.50% to increase the Company’s credit with Green Ivy to $350,000 in the aggregate. As of March 31, 2022, the existing credit facilities with Chicago Atlantic contain financial covenants requiring the Company to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and a minimum fixed charge coverage ratio as defined as; (i) maintain a minimum average liquidity to average less than $20,000 during the quarter and at least $25,000 as of the last day of the quarter; (2) minimum consolidated EBITDA for any fiscal quarter of $20,000; and; (3) fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter. As of March 31, 2022, the Company is in compliance with such covenants.

Other

As of December 31, 2021 the Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes matured in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021. As of March 31, 2022, these promissory note were repaid in full.

F-178

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

11. SHARE CAPITAL

Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.

(a)	Issued and Outstanding

As of March 31, 2022, the Company had 305,034,095 Subordinate Voting Shares and 228,343 Proportionate Voting Shares for a total of 327,868,398 Subordinate Voting Shares on an as converted basis, issued and outstanding. The Company has the following classes of share capital, with each class having no par value:

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.

(ii)	Proportionate Voting Shares

Each Proportionate Voting Share is entitled to one hundred votes per share at shareholder meetings of the Company and is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.

During the three months ended March 31, 2022, the shareholders of the Company converted both Proportionate Voting Shares and Subordinate Voting Shares for a net impact of conversion of 82,692 Proportionate Voting Shares into 8,269,192 Subordinate Voting Shares.

(b)	Stock-Based Compensation

Verano Holdings Corp. operates an equity-settled stock-based remuneration plan for its eligible directors, officers, employees, consultants and advisors. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.

In February 2021, the Company established the Verano Holdings Corp. Stock and Incentive Plan (the “Plan”). The maximum number of RSUs and options that may be issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding shares on an as-converted to Subordinate Voting Shares basis.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.

Option and RSU grants generally vest over 6 months to three years, and options typically have a life of ten years.

F-179

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

11. SHARE CAPITAL (Continued)

Options

Stock option activity is summarized as follows:

	Number of Shares	Weighted Avg. Exercise Price C$	Weighted Average Remaining Contractual Life
Balance as of December 31, 2021	56,078	29.97	9.16
Vested	18,798	29.97
Exercisable at March 31, 2022	24,167	29.97	8.92

As of March 31, 2022 and December 31, 2021, there were no in-the-money options.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options granted. No options were granted, expired, or forfeited during the three months ended March 31, 2022.

Restricted Stock Units (“RSUs”)

The following table summarizes the number of unvested RSU awards as of March 31, 2022 and December 31, 2021 and the changes during the three months ended March 31, 2022:

	Number of Shares	Weighted Avg. Grant Date Fair Value C$
Unvested Shares at December 31, 2021	2,413,887	29.98
Granted	243,710	16.30
Forfeited	975	23.30
Vested	1,179,961	30.31
Unvested Shares at March 31, 2022	1,476,661	27.75

The following table summarizes the weighted average grant date fair value of RSUs granted and total fair value of RSUs vested for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021

Weighted average grant date fair value (per share) of RSUs granted (C$)	16.30	30.11
Intrinsic value of RSUs vested, using market price at vest date (C$) (in thousands)	15.41	-

The stock-based compensation expense for the three months ended March 31, 2022 and 2021 was as follows:

	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Stock Options Expense	$63	$53
Restricted Stock Units	10,850	5,699
Total Stock Based Compensation Expense	$10,913	$5,752

F-180

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

12. INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Income before Income Taxes	$25,592	$9,794
Income Tax Expense	(25,515)	(16,414)
Effective Tax Rate	86.8%	173.0%

The effective tax rates for the three months ended March 31, 2022 and 2021 were based on the Company’s forecasted annualized effective tax rates and were adjusted for discrete items that occurred within the periods presented.

Due to its cannabis operations, the Company is subject to the limitations of the U.S. Internal Revenue Code of 1986, as amended (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income and provides for effective tax rates that are well in excess of statutory tax rates.

No taxes were paid during the three months ended March 31, 2022 and 2021.

13. LEASES

The Company has operating leases for its retail dispensaries and processing and cultivation facilities located throughout the U.S, as well as for corporate office space located in Illinois. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, are considered non-lease components. The Company accounts for non-lease components separately.

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.

The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.

During the three months ended March 31, 2022 and 2021, the Company recorded approximately $3,314 and $1,029 in operating lease expense, of which $147 and $216 was included in cost of goods sold for the three months ended March 31, 2022 and 2021, respectively.

Other information related to operating leases as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021
Weighted average remaining lease term (years)	8.18	8.52
Weighted average discount rate	8.03%	8.11%

F-181

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

13. LEASES (Continued)

Maturities of lease liabilities for operating leases as of March 31, 2022 were as follows:

Year Ending December 31,
Remainder 2022	9,295
2023	11,873
2024	11,274
2025	10,318
2026	9,416
2027 and Thereafter	41,733
Total Lease Payments	93,909
Less: Interest	(25,024)
Present Value of Lease Liability	68,885

14. CONTINGENCIES

(a)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2022 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(b)	Illegality of Cannabis at the U.S. Federal Level

Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act. Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.

Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.

F-182

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

14. CONTINGENCIES (Continued)

There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.

15. SEGMENTS

The Company conducts and manages its business through two reportable segments, representing the major lines of its cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:

	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Revenue, net of discounts
Cultivation (Wholesale)	$53,008	$49,161
Retail	164,334	79,195
Intersegment Eliminations	(15,107)	(7,461)
Total Revenue, net of discounts	202,235	120,895

Depreciation and Amortization
Cultivation (Wholesale)	19,725	8,320
Retail	14,709	3,463
Total Depreciation and Amortization	34,434	11,783

Income taxes
Cultivation (Wholesale)	11,237	3,696
Retail	14,278	12,718
Total Income Taxes	25,515	16,414

Goodwill assigned to the Cultivation (Wholesale) segment as of March 31, 2022 and December 31, 2021 was $92,166 and $91,116, respectively. Goodwill assigned to the Retail segment as of March 31, 2022 and December 31, 2021 was $283,559 and $277,014, respectively.

The Company’s assets are aggregated into two reportable segments (Retail and Cultivation). For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

F-183

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

16. LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.

Upon redemption, the loyalty program obligation is relieved, and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.

As of December 31, 2021, there were 111,475,459(1) points outstanding, with an approximate value of $2,620 which is included in accrued liabilities. The Company restricted the loyal program in 2022. In states where the known points expired, the actual redemption value was applied.

As of March 31, 2022, there were 43,288,321(1) points outstanding with an approximate value of $2,110 which is included in accrued liabilities.

(1) Such amounts not in thousands.

17. CONSOLIDATION

In accordance with ASC 810, the Company consolidates through the variable interest model and the voting interest model. The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) and, voting interest entities (“VOEs”), which are included in the consolidated balance sheets as of Mach 31, 2022 and December 31, 2021.

	Consolidated VIE	Consolidated VOE	Consolidated VIE	Consolidated VOE
	March 31, 2022		December 31, 2021
	(As Restated)		(As Restated)
Current Assets	$47,572	$18,244	$43,045	$20,464
Due To/(From)	(33,082)	(6,084)	(25,723)	14,228
Non-Current Assets	205,503	245,293	207,908	226,108
Current Liabilities	34,576	12,358	32,934	22,659
Non-Current Liabilities	42,552	45,438	45,873	45,603
Non-controlling Interest	-	-	1,276	-
Equity attributable to Verano Holdings, Corp.	142,865	199,657	145,147	192,538

F-184

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

17. CONSOLIDATION (Continued)

Consolidated Variable Interest Entities

Consolidated VIEs occur when the Company closes an acquisition while the state is in-process of transferring the cannabis license.

Consolidation occurs on the effective date of the closing agreement and MSA. The closing agreement grants the Management Company, Verano, the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. The MSA also allows the Management Company to limit distributions of the entity at Verano’s discretion.

Certain VIE’s may require financing to build-out a dispensary. These financing requirements are typically met within three months of closing and were less than $3 million in all periods presented. Certain state may limit the distribution or transfer of cash until license transfer.

Verano applies ASC 810-10-15 to determine control of the legal entity. The closing agreement limits the sellers involvement in future operations, and their risks of loss. In addition, Verano enters into an MSA with the legal entity that grants the Company strategic decision-making ability of the business operations.

The Company is involved in all qualitative and quantitative aspects of the entity, such as but not limited to, software choices, procurement, staffing and payroll, advertising, and use of cash flow. The Company absorbs all risk of loss and receives expected future returns based on the closing agreement and MSA, resulting in Verano being the primary beneficiary.

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

Variable Interest Entries Consolidated under Voting Interest Entities Model

Consolidated Voting Interest Entities (“VOEs”) occur when the Company acquires a cannabis license held by a non-profit entity. Pursuant to the Arizona Medical Marijuana Act passed in 2012, cannabis companies in Arizona were initially required to operate under a non-profit structure. The Company’s VOEs are limited to the state of Arizona.

Upon closing, the Company establishes a MSA with the non-profit to grant Verano the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. In addition, the closing agreement grants the Company to appoint the officers of the non-profit board and Verano has appointed the Company’s named officers to the board of the non-profit.

In accordance with ASC 810-10-15, the Company determines consolidation is appropriate when Verano has majority of control of the legal entity and the ability to make business operating decisions. The Company does not have required financing associated with VOEs and abides by state regulations regarding cash restrictions.

F-185

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

18. FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, credit-risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs for the asset or liability that are not based on observable market data.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, acquisition consideration payable.

For the Company’s long-term notes payable (which consist of credit facility and mortgage loans), for which there were no quoted market prices of active trading markets, it was not practicable to estimate the fair value of these financial instruments. The carrying amount of notes payable at March 31, 2022 and December 31, 2021 was $384,244 and $289,925, which includes $10,386 and $13,771, respectively, of short-term debt due within one year.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The fair value of the Company’s financial instruments associated with each of the three levels of the hierarchy are:

	As of March 31, 2022
	Level 1	Level 2	Level 3	Total
(As Restated)
Cash and Cash Equivalents	$139,637	$-	$-	$139,637
Investments	3,842	-	-	3,842
Acquisition Consideration Payable	-	-	(137,783)	(137,783)
Total	$143,479	$-	$(137,783)	$5,696

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$99,118	$-	$-	$99,118
Acquisition Consideration Payable	-	-	(208,349)	(208,349)
Total	$99,118	$-	$(208,349)	$(109,231)

F-186

VERANO HOLDINGS CORP.

Unaudited Interim Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

($ in Thousands per share amounts)

18. FAIR VALUE MEASUREMENTS (Continued)

During the three months ended March 31, 2022, the Company remeasured its consideration arrangements associated with its 2021 acquisitions of Agri-Kind, LLC, and Agronomed Biologics, using Monte Carlo simulation models. The remeasurement resulted in a net loss of ($2,329) which was driven by a change in Management’s estimates and projections of the acquired entity’s ability to achieve the performance targets as agreed to in the 2021 acquisition agreements along with the change in fair value of the shares to be issued.

The amount was recorded, net, within other income/(expense) on the unaudited interim condensed consolidated statement of operations. Significant assumptions used in the Company’s March 31, 2022, remeasurement include the Company’s stock price as of March 31, 2022.

Additionally, during the three months ended March 31, 2022, the Company Verano sold its 50% ownership interest in ILDISP, LLC and as part of the disposition, the Company received shares of a publicly traded entity. As of March 31, 2022, the fair value of the investment was $3,842, which is included as a Level 1 financial instrument.

19. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this Quarterly Report and determined that there have been no events that have occurred that would require adjustments to our disclosures in the unaudited interim condensed consolidated financial statements.

F-187

VERANO HOLDINGS CORP.,

ALTERNATIVE MEDICAL ENTERPRISES, LLC

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements for each of the years ended December 31, 2021, are based on the Company’s and the AME Group’s historical consolidated and combined financial statements. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021, for Verano Holdings Corp. give effect to the acquisition as if it had occurred on January 1, 2021, instead of the actual date of February 11, 2021.

The pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on January 1, as applicable. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

VERANO HOLDINGS CORP.,

ALTERNATIVE MEDICAL ENTERPRISES, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

($ in Thousands)	For the Year Ended December 31, 2021
	Verano Holdings Corp.	AME Group Pre-Acquisition	Pro Forma Adjustments		Pro Forma Combined
Revenues, net of discounts	737,850	22,402			760,252
Cost of Goods Sold	406,831	8,087	(68,934)	a	345,984
Gross Profit	331,019	14,315	68,934		414,268
Total Operating Expenses	270,929	3,299	377	b	275,395
Other Income (Expense)	(117,597)	(83)			(117,680)
Net Income (Loss)	(57,507)	10,933	68,557	c	21,983
Net Income (Loss) per share – basic	(0.20)	-			0.06
Net Income (Loss) per share – diluted	(0.20)	-			0.06
Weighted average number of shares – basic	290,443,432	65,191,388			355,634,820
Weighted average number of shares – diluted	290,443,432	65,191,388			364,353,560

F-188

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on the Company’s and the AME Group’s historical consolidated and combined financial statements. The unaudited pro forma combined statements of operations for the year ended December 31, 2021, give effect to the acquisition as if it had occurred on January 1, 2021, instead of the actual date of February 11, 2021.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of the AME Group based on management’s best estimates of fair value.

Note 2 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed statements of operations

(a)	Reflects the estimated amortization expense included in COGS related to the acquired intangible assets of $2,604 and the removal of post combination inventory step up that was recognized as an increase to cost of goods sold within the Consolidated Statements of Operations of ($71,538).

(b)	Reflects the estimated amortization expense included in Operating Expenses related to the acquired intangible assets.

(c)	No pro forma adjustment for provision for income tax due to the December 31, 2021, provision for income taxes reflecting AME Group’s tax expense.

F-189